   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997.

                                                      REGISTRATION NO. 333-33377
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                          HEDSTROM HOLDINGS, INC.
                          (Exact Name of Registrant as Specified in its Charter)
                      DELAWARE                                             51-0329830
            (State or other jurisdiction                                (I.R.S. Employer
          of incorporation or organization)                            Identification No.)
                                                   3944
                                       (Primary Standard Industrial
                                        Classification Code Number)
                                                                        DAVID F. CROWLEY
                  585 SLAWIN COURT                                      585 SLAWIN COURT
           MOUNT PROSPECT, ILLINOIS 60056                        MOUNT PROSPECT, ILLINOIS 60056
                   (847) 803-9200                                        (847) 803-9200
 (Address, Including Zip Code, and Telephone Number,    (Name, Address, Including Zip Code, and Telephone
                                                                             Number,
         Including Area Code of Registrant's               Including Area Code, of Agent for Service)
            Principal Executive Offices)

                                   Copies to:

                                 GLENN D. WEST
                           WEIL, GOTSHAL & MANGES LLP
                               100 CRESCENT COURT
                                   SUITE 1300
                              DALLAS, TEXAS 75201
                                 (214) 746-7700

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE           AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED          PER SHARE(1)      OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.......   2,705,896 shares          $1.25              $3,382,370          $1,024.96
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                            HEDSTROM HOLDINGS, INC.

                             CROSS REFERENCE SHEET
       PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN
        THE PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-1

               FORM S-1 ITEM NUMBER AND HEADING                       LOCATION IN PROSPECTUS
               --------------------------------                       ----------------------
 1.  Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus.....................  Cover Page of Registration Statement;
                                                            Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus.........................................  Inside Front and Outside Back Cover Pages
                                                            of Prospectus
 3.  Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors;
                                                            Unaudited Pro Forma Consolidated Financial
                                                            Information; Selected Consolidated
                                                            Historical Financial Data of Holdings;
                                                            Selected Consolidated Historical Financial
                                                            Data of ERO; Business
 4.  Use of Proceeds......................................  Use of Proceeds
 5.  Determination of Offering Price......................  Not Applicable
 6.  Dilution.............................................  Not Applicable
 7.  Selling Security Holders.............................  Selling Securityholders and Plan of
                                                            Distribution
 8.  Plan of Distribution.................................  Front Cover Page of Prospectus; Selling
                                                            Securityholders and Plan of Distribution
 9.  Description of Securities to be Registered...........  Description of Capital Stock
10.  Interests of Named Experts and Counsel...............  Not Applicable
11.  Information with Respect to the Registrant...........  Cover Page of Registration Statement;
                                                            Prospectus Summary; Risk Factors; Dividend
                                                            Policy; Unaudited Pro Forma Consolidated
                                                            Financial Information; Selected
                                                            Consolidated Historical Financial Data of
                                                            Holdings; Management's Discussion and
                                                            Analysis of Financial Condition and
                                                            Results of Operations of Hedstrom and
                                                            Holdings; Selected Consolidated Financial
                                                            Data of ERO; Management's Discussion and
                                                            Analysis of Financial Condition and
                                                            Results of Operations of ERO; Business;
                                                            Management; Stock Ownership and Certain
                                                            Transactions; Description of the Senior
                                                            Credit Facilities; Description of the
                                                            Senior Subordinated Notes; Description of
                                                            the Discount Notes; Legal Matters
12.  Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities.....................  Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1997

                                   PROSPECTUS

                                2,705,896 SHARES

                                       OF

                                  COMMON STOCK

                                       OF

                            HEDSTROM HOLDINGS, INC.

     This Prospectus relates to 2,705,896 shares (the "Shares") of common stock, par value $.01 per share ("Holdings Common Stock") of Hedstrom Holdings, Inc., a Delaware corporation ("Holdings"), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the holders thereof (the "Selling Securityholders") in order to permit their public sale or other distribution. See "Selling Securityholders and Plan of Distribution."

     The Shares may be sold from time to time by the Selling Securityholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. Holdings will receive no portion of the proceeds of the sale of the Shares and, except as described herein, will bear all expenses incident to the registration of the Shares. The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the securities to which this Prospectus relates may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Selling Securityholders and Plan of Distribution" herein for indemnification arrangements between Holdings and the Selling Securityholders.

     Certain insiders, including Hicks, Muse, Tate & Furst Equity Fund III, L.P., the directors and management of Holdings, and their respective affiliates, will retain control of more than 90% of the Holdings Common Stock (on a fully diluted basis), and thereby will directly control the election of the Board of Directors and the outcome of all other matters requiring a vote and consequently, the direction of the affairs of Holdings.
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES.
                             ---------------------

     There currently is no public market for the Shares. Holdings presently has no intention of applying for listing of the Shares on any securities exchange or for inclusion of any of the Shares in any automated quotation system. No assurance can be given that an active market for the Shares will develop.

     Holdings has not taken any action to register or qualify the Shares for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to a Common Stock Registration Rights Agreement dated June 9, 1997 among Holdings and the initial purchasers of the Shares (the "Common Stock Registration Rights Agreement"), Holdings has agreed to register or qualify or cooperate with the Selling Securityholders and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Selling Securityholder reasonably requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale of the Shares in such jurisdictions; provided, however, that Holdings shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject. Unless and until such times as offers and sales of the Shares by Selling Securityholders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Securityholders will be materially restricted. Selling Securityholders are advised to consult with their respective legal counsel prior to offering or selling any of their Shares.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                                PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

             The date of this Prospectus is                , 1997.

                             AVAILABLE INFORMATION

     Holdings has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall encompass any amendments thereto) on Form S-1 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Although the Issuers believe that statements made in this Prospectus as to the contents of any contract, agreement, or other document describe all material elements of such documents, such statements are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon the effectiveness of its Registration Statement on Form S-1 (File No. 333-32385) relating to, among other things, an exchange offer for its 12% Senior Discount Notes due 2009, Holdings will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will be required to file reports and other information with the Commission. Such reports and other information can be inspected and copied at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

     Holdings will furnish holders of the securities offered hereby with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. The Issuers will also furnish such other reports as it may determine or as may be required by law.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included in this Prospectus, including, without limitation, such statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations Hedstrom and Holdings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO," and "Business" and located elsewhere herein are forward-looking statements. Although the Issuers believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and/or under "Risk Factors." All subsequent written or oral forward-looking statements attributable to an Issuer or persons acting on behalf of an Issuer are expressly qualified in their entirety by the Cautionary Statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus. As used in this Prospectus, unless otherwise indicated or unless the context otherwise requires, references herein to (i) the "Transactions" refer collectively to the Acquisition (as defined) and the Financings (as defined), (ii) "Holdings" refer to Hedstrom Holdings, Inc. and, where appropriate, its subsidiaries, (iii) "Hedstrom" refer to Hedstrom Corporation and, where appropriate, its subsidiaries, (iv) "ERO" refer to ERO, Inc. and, where appropriate, its subsidiaries, and (v) the "Operating Company" refer to Hedstrom and its subsidiaries and ERO and its subsidiaries on a combined basis after completion of the Transactions, including the businesses conducted by Hedstrom and ERO prior to the Transactions. Unless otherwise specified, all financial, statistical and other data regarding the Operating Company contained herein is presented on a pro forma basis after giving effect to the Transactions. Market and market share data used throughout this Prospectus are estimates provided by the management of the Operating Company. Such estimates are based on management's internal research and experience in the Operating Company's markets. Such estimates, while believed by management to be accurate, have not been verified by any independent source.

                           HOLDING COMPANY STRUCTURE

     Holdings is a holding company whose only material asset is the stock of Hedstrom. Except for the performance of its obligations with respect to the Discount Notes (as defined), the Senior Credit Facilities (as defined) and the Holdings Guaranty (as defined), Holdings currently conducts all of its business through the Operating Company.

                             THE OPERATING COMPANY

     The Operating Company (consisting of the businesses of Hedstrom and ERO) is a leading North American manufacturer and marketer of well-established children's leisure and activity products. The Operating Company's diversified product lines are in such "evergreen" product categories as outdoor gym sets, wood gym kits and slides, spring horses, playballs, arts and crafts kits, game tables, and licensed indoor sleeping bags, play tents and wall decorations. The Operating Company considers such product categories to be "evergreen" in nature because each is characterized by proven longevity, demonstrated market demand and consistent sales over time. For example, the Operating Company believes products such as outdoor gym sets and playballs have been marketed and sold in the United States for over 30 years.

     The Operating Company believes that in the U.S. markets for nine of its ten principal product categories, it enjoys the competitive advantage of being the market share leader, the low-cost producer or both. For the twelve-month period ended December 31, 1996, approximately half of the Operating Company's pro forma net sales were derived from product categories for which the Operating Company believes it has a market share of approximately 75% or greater. As a result of the Operating Company's leading market shares, the Operating Company enjoys favorable relationships with its customers and suppliers and with licensors of popular characters that decorate certain of the Operating Company's products. The Operating Company believes its focus on evergreen product categories in which it has competitive advantages provides consistent sales and cash flows. The Operating Company's products are sold primarily through national retailers, mass merchants, home improvement centers, sporting goods stores, drug store chains and supermarkets.

                             COMPETITIVE STRENGTHS

     The Operating Company believes that the following characteristics contribute to the Operating Company's position as a leading manufacturer and marketer of children's leisure and activity products:

     - Leading Share in Selected Niche Markets. The Operating Company believes its outdoor gym sets, spring horses, playballs, ball pits and licensed sleeping bags and play tents each command market shares of approximately 75% or greater. Sales from these product categories accounted for approximately half of the Operating Company's pro forma net sales for the twelve-month period ended December 31, 1996. In addition, the Operating Company believes it is one of the leading suppliers in the U.S. markets for wood gym kits and slides, children's arts and crafts kits, game tables and wall decorations. The Operating Company believes its position as a market share leader in selected niche markets (i) provides the Operating Company with certain advantages over existing competitors and prospective entrants in such markets, (ii) creates the strong relationships with retailers that are critical to securing and maintaining valuable retail shelf space for existing and new products and (iii) provides a platform for introducing new products.

     - Stable and Established Product Categories. Substantially all of the Operating Company's products are in evergreen categories within the children's leisure and activity products industry. For example, the Operating Company believes products such as outdoor gym sets and playballs have been marketed and sold in the United States for over 30 years. The Operating Company believes its diverse portfolio of evergreen products will contribute to stable revenues and cash flows, providing resources for the Operating Company to implement its business strategies. See "-- Business Strategy."

     - Low-Cost Manufacturing Capabilities. The Operating Company believes that it is the low-cost manufacturer in the markets for each major product category which the Operating Company manufactures internally. The Operating Company believes its leading market share in such niche markets as outdoor gym sets, spring horses, playballs and ball pits provides it with a significant cost advantage relative to smaller competitors in such markets due to the Operating Company's greater sales volume and resultant operating leverage and efficiencies. With respect to the Operating Company's children's arts and crafts kits and game tables, the Operating Company is able to realize cost advantages from the low labor rates, low overhead and extensive vertical integration of its Canadian manufacturing facility. The Operating Company believes its position as a low-cost manufacturer will enable it to (i) maintain operating profit margins,
       (ii) respond to competitive pressures through flexibility in pricing strategies, (iii) realize sales growth by offering superior quality products at competitive prices and (iv) expand its existing product lines and enter new product categories.

                                  BUSINESS STRATEGY

     The Operating Company's strategy is to enhance its operating margins and strengthen its position as a leading manufacturer and marketer of children's leisure and activity products. The Operating Company plans to improve its profitability by rationalizing its cost structure and utilizing the Operating Company's excess capacity at certain of its facilities through, among other things, pursuing counter-seasonal sales opportunities. Furthermore, the Operating Company has identified several opportunities for revenue growth, including enhancing existing products, introducing complementary products, focusing its licensed products on traditional characters and pursuing international sales opportunities.

     - Achieve Cost Savings. Management believes it will realize annual cost savings in excess of $6 million as a result of cost saving initiatives implemented or being implemented as a result of the Acquisition, such as rationalizing sales, marketing and general administrative functions, consolidating purchases of raw materials and eliminating less profitable product lines. Independent of the Acquisition, the Operating Company expects to realize in excess of $9 million of permanent cost savings in 1997 and thereafter as a result of cost reduction programs implemented at Hedstrom in the second half of 1996. See "-- Hedstrom 1996 Cost Reduction Plan," "Unaudited Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings."

     - Utilize Excess Capacity. The Operating Company produces its outdoor gym sets, wood gym kits and slides at its facility in Bedford, Pennsylvania, primarily in the period from December through April. During the balance of the year, the Bedford facility remains relatively inactive. The Operating Company believes it can enhance sales and profitability by identifying products that it can manufacture during the May through November period, either for itself or for original equipment manufacturers ("OEMs"). The Operating Company has already identified several products that it will begin producing in the second half of 1997. In addition, management is pursuing opportunities to increase the utilization of its low-cost plastic molding operations at its Ashland, Ohio facility, which already supplies a variety of components to OEMs of industrial and consumer products.

     - Enhance Existing Products and Develop Complementary Products. The Operating Company has maintained sales growth and its leading market shares by continuously enhancing its principal products and designing and developing complementary products and accessories. Management believes that by pursuing this strategy it can continue growth within its core product lines with minimal economic risk. In addition, the Operating Company will evaluate opportunities to expand its product lines, increase its market shares and acquire complementary products through strategic acquisitions.

     - Focus Licensed Products on Traditional Characters. The Operating Company believes that it can differentiate certain of its products and stimulate sales more effectively and inexpensively through the licensing of recognized traditional characters rather than the development and promotion of its own brand names. For the Operating Company's products lines that feature licensed characters, such as sleeping bags, play tents and wall decorations, the Operating Company intends to emphasize traditionally popular characters such as the classic Disney and Looney Tunes(TM) characters, although the Operating Company will also complement such characters by obtaining licenses for event-driven characters. The Operating Company estimates that products featuring licensed traditional characters (including products featuring the 101 Dalmatians characters, which experienced increased sales in 1996 as a result of the release of a new version of the 101 Dalmatians movie) accounted for approximately 14% of the Operating Company's pro forma net sales for the twelve-month period ended December 31, 1996, while products based on licensed event-driven characters also accounted for approximately 14% of the Operating Company's pro forma net sales for such period.

     - Pursue International Sales Opportunities. To date, the Operating Company has not focused a significant amount of resources toward the development of an international customer base. For the twelve-month period ended December 31, 1996, the Operating Company's pro forma net sales outside the United States and Canada totaled less than 4% of the Operating Company's total pro forma net sales. The Operating Company believes there are significant sales opportunities for the Operating Company's products in Europe and Latin America, particularly its children's arts and crafts kits, outdoor gym sets, playballs and ball pits.

                             ACQUISITION RATIONALE

     Hedstrom and ERO are leading manufacturers and marketers of children's leisure and activity products. Hedstrom's principal products include outdoor gym sets, wood gym kits and slides, spring horses, playballs and ball pits. ERO's principal products include children's arts and crafts kits, game tables and licensed indoor sleeping bags, play tents and wall decorations. The acquisition of ERO by Hedstrom created one of the largest North American manufacturers and marketers of children's evergreen leisure and activity products and provides Hedstrom with (i) a more diverse portfolio of products, (ii) significant growth potential through ERO's Amav division ("Amav"), (iii) decreased seasonality as a result of more balanced sales throughout the year, (iv) significant cost savings and operating efficiencies and (v) additional advantages resulting from increased scale.

     - Product Diversity in Well-Established Markets. The combination of Hedstrom and ERO significantly reduces the Operating Company's dependence on any particular product line while expanding the Operating Company's overall presence in children's evergreen leisure and activity product categories. With the combination of Hedstrom and ERO, the Operating Company has ten principal product categories, with its largest product line (outdoor gym sets) accounting for approximately 20% of the Operating Company's pro forma net sales for the twelve-month period ending December 31, 1996.

     - Growth Potential at Amav. In October 1995, ERO established its Amav division through the acquisition of Amav Industries, Ltd., a Canadian-based manufacturer of children's arts and crafts kits and game tables. Amav has grown rapidly over the four-year period ended December 31, 1996, with sales increasing at a compound annual rate in excess of 40% over such period. Management attributes Amav's success to its strategy of targeting large, established product lines in which it can apply its design, engineering and manufacturing expertise to produce a high-quality product at a lower cost than its competitors. Management believes Amav's low-cost manufacturing, design and engineering capabilities will enable the Operating Company to continue to increase sales of its existing products lines as well as to add complementary product lines.

     - Reduced Seasonality. The combination of Hedstrom and ERO significantly reduces the effect of seasonality on the Operating Company's business. The peak selling season for Hedstrom's products is the first half of the calendar year whereas the peak selling season for ERO's products is the second half of the calendar year. As a result of the Acquisition, the Operating Company's sales throughout the year will be relatively balanced. Pro forma net sales for the Operating Company for each calendar quarter during the twelve months ended December 31, 1996 were 24.6%, 26.5%, 22.8% and 26.1%, respectively, of total pro forma net sales for such twelve-month period. Balanced sales throughout the year will reduce seasonal fluctuations in working capital and will enable the Operating Company to generate more consistent cash flow.

     - Cost Savings. As discussed under "-- Business Strategy," management believes that the cost saving initiatives which have been or which are being implemented as a result of the combination of Hedstrom and ERO will allow the Operating Company to realize cost savings in excess of $6 million per year.

     - Additional Advantages Resulting from Increased Scale. With over $280 million in pro forma net sales for the twelve-month period ending December 31, 1996, management believes the Operating Company will have significantly more clout with retailers, suppliers and licensors than either Hedstrom or ERO individually. In addition, management anticipates that the Operating Company's size also will enable it to pursue international sales opportunities more effectively.

                       HEDSTROM 1996 COST REDUCTION PLAN

     From fiscal 1992 through fiscal 1995, Hedstrom's operating income increased at a compound annual rate of approximately 33.5%. In fiscal 1996, Hedstrom's operating income declined 52% relative to fiscal 1995. In addition, from fiscal 1992 through fiscal 1995, Hedstrom's EBITDA increased at a compound annual rate of approximately 25%. In fiscal 1996, Hedstrom's EBITDA declined modestly. In order to improve Hedstrom's profitability in 1997 and thereafter, management implemented a plan in the second half of 1996 (the "1996 Cost Reduction Plan") to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. Important elements of the plan include:

     - Implementing Just-in-Time Manufacturing. In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. Through the first six months of 1997, Hedstrom has successfully manufactured outdoor gym sets on a just-in-time basis, resulting in significantly lower warehouse and material handling expense as compared to the same period in 1996. The implementation of just-in-time manufacturing of outdoor gym sets has enabled Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, to eliminate the need for utilizing third party warehouses for outdoor gym sets. Management believes the Operating Company will save approximately $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     - Improved Manufacturing Procedures. In an effort to streamline outdoor gym set production and improve manufacturing efficiencies, in 1996 Hedstrom
       (i) reduced its number of outdoor gym set product offerings, (ii) redesigned certain outdoor gym set components to reduce the cost of such components and (iii) further standardized many of the components among its various outdoor gym set product offerings. Management believes these actions will improve profitability by approximately $2.0 million in 1997 and thereafter over fiscal 1996 levels.

     - In-sourcing Certain Plastic Components. Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management estimates that producing these slides internally is currently providing annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

     - Discontinuation of Trial Advertising Campaign. Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997 and thereafter.

     - Restructure Promotional Programs. Consistent with industry practice, Hedstrom provides retailers with certain promotional allowances, a portion of which typically is fixed in nature and a portion of which is based on the volume of customer purchases of Hedstrom products. In late 1996, Hedstrom reduced the fixed component of certain of its promotional allowances and restructured its promotional programs with several customers by raising the required volumes necessary to achieve certain promotional discounts. Management believes these initiatives will improve profitability in 1997 and thereafter by approximately $1.4 million over fiscal 1996 levels.

     - Personnel Reductions. Hedstrom reduced its number of full-time employees by approximately 30 people in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter over fiscal 1996 levels.

     The implementation of the 1996 Cost Reduction Plan has resulted in marked improvement in Hedstrom's profitability in 1997 and management expects that such initiatives will continue to contribute to enhanced profitability during the remainder of 1997. For the six months ended June 30, 1997, which includes the results of ERO for the month of June 1997, Hedstrom recorded net sales and operating income of $104.1 million and $14.2 million, respectively, as compared with net sales and operating income for the comparable period in 1996 of $96.1 million and $8.1 million, respectively. Operating income as a percentage of net sales increased to 14% for the six-month period ended June 30, 1997 from 8% for the comparable period in 1996. The enhanced profitability of Hedstrom has resulted in EBITDA of $17.0 million for the six-months ended June 30, 1997, as compared with EBITDA for the comparable period in 1996 of $10.4 million. EBITDA as a percentage of net sales increased to 16% for the six-months ended June 30, 1997 from 11% for the comparable period in 1996. Management believes the results of operations of ERO for the period from June 1, 1997 through June 11, 1997, prior to the tender, are not significant to Holdings results of operations for the six-months ended June 30, 1997.

     After giving pro forma effect to the Transactions, the Operating Company's pro forma net sales and operating income for the twelve-month period ended December 31, 1996 would have been $283.3 million and $24.2 million, respectively. Also, after giving pro forma effect to the Transactions, pro forma EBITDA for the twelve-month period ended December 31, 1996 would have been $38.7 million. Also, assuming the Transactions occurred and assuming implementation of the 1996 Cost Reduction Plan at the beginning of the twelve-month period ended December 31, 1996, pro forma net sales and operating income would have been $283.3 million and $30.0 million, respectively. Also, assuming the Transactions occurred and the 1996 Cost Reduction Plan was implemented at the beginning of the twelve-month period ended December 31, 1996, pro forma EBITDA would have been $44.5 million.

                                THE TRANSACTIONS

     On April 10, 1997, Hedstrom and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom ("Acquisition Co."), entered into an Agreement and Plan of Merger with ERO (the "Merger Agreement") to acquire ERO for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, Acquisition Co. commenced a tender offer for all of the outstanding shares of the common stock of ERO at a purchase price of $11.25 per share (the "Tender Offer"). The Tender Offer was consummated on June 12, 1997. On that date, subsequent to the consummation of the Tender Offer, (i) Acquisition Co. was merged with and into ERO (the "Merger") with ERO surviving the Merger as a wholly owned subsidiary of Hedstrom, (ii) certain of ERO's outstanding indebtedness was refinanced by Hedstrom (the "ERO Refinancing") and (iii) Hedstrom refinanced (the "Hedstrom Refinancing") its then existing revolving credit facility (the "Old Revolving Credit Facility") and term loan facility (the "Old Term Loan Facility"). The Tender Offer, the Merger, the ERO Refinancing and the Hedstrom Refinancing are collectively referred to herein as the "Acquisition".

     Holdings and Hedstrom required approximately $301.1 million in cash to consummate the Acquisition, including approximately (i) $122.6 million paid in connection with the Tender Offer and the Merger, (ii) $82.6 million paid in connection with the ERO Refinancing, (iii) $74.9 million paid in connection with the Hedstrom Refinancing and (iv) $21.0 million incurred in respect of fees and expenses. The funds required to consummate the Acquisition were provided by (i) $75.0 million of term loans (the "Tranche A Term Loans") under a new six-year senior secured term loan facility (the "Tranche A Term Loan Facility"), (ii) $35.0 million of term loans (the "Tranche B Term Loans" and, together with the Tranche A Term Loans, the "Term Loans") under a new eight-year senior secured term loan facility (the "Tranche B Term Loan Facility" and, together with the Tranche A Term Loan Facility, the "Term Loan Facilities"), (iii) $16.1 million of borrowings under a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Senior Credit Facilities"), (iv) $110.0 million of gross proceeds from the offering (the "Original Senior Subordinated Notes Offering") by Hedstrom of its 10% Senior Subordinated Notes (the "Old Senior Subordinated Notes"), (v) $25.0 million of gross proceeds from the offering (the "Units Offering" and, together with the Original Senior Subordinated Notes Offering, the "Original Offerings") by Holdings of 44,612 units (the "Units") consisting of its 12% Senior Discount Notes (the "Old Discount Notes") and 2,705,896 shares (the "Shares") of Common Stock, $.01 par value per share, of Holdings ("Holdings Common Stock") and (vi) $40.0 million of gross proceeds from the private placement (the "Equity Private Placement" and, together with the Original Offerings and the borrowings under the Senior Credit Facilities, the "Financings") of 31,520,000 shares of Non-Voting Common Stock, $.01 par value per share, of Holdings ("Holdings Non-Voting Common Stock") and 480,000 shares of Holdings Common Stock.

     The following table sets forth the sources and uses of funds in connection with the Transactions.

        SOURCES OF FUNDS               AMOUNT                     USES OF FUNDS               AMOUNT
        ----------------               ------                     -------------               ------
                                    (IN MILLIONS)                                          (IN MILLIONS)
Revolving Credit Facility........      $ 16.1           Tender Offer/Merger..............     $122.6
Tranche A Term Loans.............        75.0           ERO Refinancing(a)...............       82.6
Tranche B Term Loans.............        35.0           Hedstrom Refinancing(a)..........       74.9
Original Senior Subordinated
  Notes                                                 Fees and expenses(b).............       21.0
                                                                                              ------
  Offering.......................       110.0
Units Offering...................        25.0
Equity Private Placement.........        40.0
                                       ------
     Total Sources...............      $301.1           Total Uses.......................     $301.1
                                       ======                                                 ======

---------------

(a) Includes accrued interest expense.

(b) Fees and expenses include Initial Purchasers' discount, bank fees, financial advisory fees, legal and accounting fees, printing costs and other expenses related to the Transactions.

                              ORGANIZATIONAL CHART

     The following chart depicts (i) the summary organizational structure of Holdings and the Operating Company and its material subsidiaries after consummation of the Transactions and (ii) the sources of financing for the Transactions.

                                  [Flow-Chart]

                      DESCRIPTION OF ORGANIZATIONAL CHART
                           (FOR EDGAR PURPOSES ONLY)

The chart provided in the prospectus is a vertical flow-chart. The first (i.e., the top box of the flow chart) represents Holdings. It indicates that Holdings received $25 million pursuant to the Units Offering and $40 million pursuant to the Equity Private Placement. The second box in the flow chart represents Hedstrom, and shows that Hedstrom is a direct, wholly owned subsidiary of Holdings. It also indicates that Hedstrom received (i) $16.1 million pursuant to borrowings under the Revolving Credit Facility(1), (ii) $75.0 million pursuant to the Tranche A Term Loans, (iii) $35.0 million pursuant to the Tranche B Term Loans and (iv) $110.0 million pursuant to the Original Senior Subordinated Notes Offering. The third box of the flow chart represents ERO and shows that ERO is a direct, wholly owned subsidiary of Hedstrom. The fourth and final box of the flow chart represents all of the operating subsidiaries of ERO and shows that such operating subsidiaries are direct or indirect wholly owned subsidiaries of ERO.

---------------

(1) The Revolving Credit Facility provides for borrowings of up to $70 million (subject to certain borrowing base requirements). See "Description of the Senior Credit Facilities."

                            MANAGEMENT AND OWNERSHIP

     The principal shareholders of Holdings are Hicks, Muse, Tate & Furst Equity Fund II, L.P. ("HM Fund II"), an affiliate of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), and certain members of Hedstrom's senior management. Hicks Muse is a private investment firm based in Dallas, New York, St. Louis and Mexico City that specializes in acquisitions, recapitalizations and other principal investing activities. Since Hicks Muse's inception in 1989, the firm has completed or has pending over 70 transactions having a combined transaction value of approximately $19 billion. Hedstrom's senior management team, led by Arnold E. Ditri, its President and Chief Executive Officer, has extensive and diverse experience in managing consumer and industrial products companies, especially within the confines of a leveraged capital structure.

     In October 1995, HM Fund II, together with certain other investors (the "HM Group"), acquired an 82% common equity interest in Holdings in a transaction that was accounted for as a recapitalization (the "1995 Recapitalization"). The total enterprise value of Hedstrom at the time of the 1995 Recapitalization, including the assumption and refinancing of certain indebtedness, was approximately $75 million. The HM Group paid approximately $27 million for its common equity interest, which, together with Hedstrom senior management's 18% retained common equity ownership, implied a total equity value of Holdings at that time of approximately $33 million. Pursuant to the Equity Private Placement, HM Fund II and certain affiliates thereof purchased an additional $40 million of Holdings' common equity.

                              PLAN OF DISTRIBUTION

     As of June 30, 1997, there were 36,127,395 shares of Holdings Common Stock and 31,520,000 shares of Holdings Non-Voting Common Stock (which may be converted into shares of Holdings Common Stock at any time on a one-for-one basis) outstanding. This Prospectus relates to 2,705,896 shares of Holdings Common Stock, which are being registered under the Securities Act on behalf of the Selling Securityholders in order to permit their public sale or other distribution. See "Selling Securityholders and Plan of Distribution."

     The Shares may be sold from time to time by Selling Securityholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the securities to which this Prospectus relates may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     There is currently no established public market for the Shares. Holdings presently has no intention of applying for listing of the Shares on any securities exchange or for inclusion of any of the Shares in any automated quotation system. No assurance can be given that an active market for the Shares will develop.

     Holdings has not taken any action to register or qualify the Shares for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Common Stock Registration Rights Agreement, Holdings has agreed to register or qualify or cooperate with the Selling Securityholders and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Selling Securityholder reasonably requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale of the Shares in such jurisdictions; provided, however, that Holdings shall not be required to
(i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject. Unless and until such times as offers and sales of the Shares by Selling Securityholders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Securityholders will be materially restricted. Selling Securityholders are advised to consult with their respective legal counsel prior to offering or selling any of their Shares.

                                USE OF PROCEEDS


     The Selling Securityholders will receive all proceeds from the sale of the Shares. The Operating Company has agreed to pay all expenses related to the registration of the Shares, except as described herein. Such expenses are estimated at $216,024.96.


                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific risk factors set forth under "Risk Factors" for risks involved with an investment in the New Notes.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary unaudited pro forma consolidated financial data for Holdings and the Operating Company. The pro forma information is derived from the "Unaudited Pro Forma Consolidated Financial Information" contained elsewhere herein that gives pro forma effect to the Transactions. The pro forma income statement and other financial data give effect to the Transactions as if they were consummated on January 1, 1996. The pro forma financial data do not purport to represent what the results of operations of the Operating Company and Holdings and its subsidiaries would actually have been had the Transactions in fact been consummated on the assumed date or to project the results of operations of Holdings and its subsidiaries for any future period. The pro forma information presented below is based on assumptions which management believes are reasonable and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO" and the consolidated financial statements and the notes thereto for each of Holdings and ERO included elsewhere herein.


                                              OPERATING COMPANY                     HOLDINGS
                                       -------------------------------   -------------------------------
                                       SIX MONTHS ENDED    YEAR ENDED    SIX MONTHS ENDED    YEAR ENDED
                                           JUNE 30,       DECEMBER 31,       JUNE 30,       DECEMBER 31,
                                             1997             1996             1997             1996
                                       ----------------   ------------   ----------------   ------------
                                                            (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.........................       $142,355         $283,307         $142,355         $283,307
  Cost of sales.....................        102,315          198,846          102,315          198,846
                                           --------         --------         --------         --------
  Gross profit......................         40,040           84,461           40,040           84,461
  Selling, general and
     administrative expenses........         25,233           60,284           25,233           60,284
                                           --------         --------         --------         --------
  Operating income..................         14,807           24,177           14,807           24,177
                                           ========         ========         ========         ========
  Net income (loss).................       $  1,102         $ (1,298)        $    (26)        $ (3,552)
                                           ========         ========         ========         ========
  Net income (loss) per share(a)....                                         $    .00         $   (.05)
                                                                             ========         ========
OTHER FINANCIAL DATA:
  EBITDA(b).........................       $ 20,721         $ 38,694         $ 20,721         $ 38,694
  EBITDA, as adjusted(c)............
  Depreciation and
     amortization(d)................          5,914           11,967            5,914           11,967
  Capital expenditures..............          5,258           10,397            5,258           10,397
  Cash interest expense(e)..........         11,498           22,969           11,623           23,219
  Ratio (deficiency) of earnings to
     fixed charges(f)...............            1.2x            (680)             1.0x          (4,316)
  Ratio of EBITDA to cash interest
     expense(g).....................             --              1.7x              --              1.7x
  Ratio of EBITDA to interest
     expense(g).....................             --              1.6x              --              1.4x
  Ratio of debt to EBITDA(g)(h).....             --              6.0x              --              6.6x


                                                     footnotes on following page

---------------


(a) Net income (loss) per share is based on the number of common shares outstanding immediately after the Transactions, including the common shares associated with the Units Offering and the Equity Private Placement. Average common equivalent shares (stock options) have not been included in the calculation of weighted average shares outstanding since their inclusion would not be significant during these periods.



(b) EBITDA represents operating income plus depreciation, amortization, and, for the twelve months ended December 31, 1996, certain other one-time charges aggregating approximately $2.55 million, as follows: (i) $0.8 million related to a one-time design adjustment to one of Hedstrom's outdoor gym set accessories to address certain alleged defects, (ii) a non-cash inventory write-down of $0.75 million related to the mix shift in Hedstrom's outdoor gym set product line, and (iii) a $1.0 million non-cash write-off of advertising barter credits by Hedstrom in connection with its decision to discontinue its trial advertising campaign. Management believes EBITDA for the twelve months ended December 31, 1996, as adjusted for these one-time charges, provides a more meaningful comparison of historical results. EBITDA as determined by Holdings may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of Holdings to meet its future debt service, capital expenditures and working capital requirements. Cash flows provided by operating activities, as measured by GAAP, plus interest expense, does not materially differ from EBITDA as reported.



(c) EBITDA, as adjusted represents the following for the year ended December 31, 1996 (dollars in thousands):



                                                           OPERATING
                                                            COMPANY     HOLDINGS
                                                           ---------    --------
EBITDA as defined in (b) above...........................    $38,694    $38,694
1996 Cost Reduction Plan.................................     5,800       5,800
                                                             -------    -------
EBITDA, as adjusted......................................    $44,494    $44,494
                                                             =======    =======


     Management of Hedstrom implemented the 1996 Cost Reduction Plan in the fall of 1996 to reduce costs of Hedstrom in 1997 and thereafter as compared with 1996 levels. Important elements of the plan include reductions in manufacturing costs, elimination of certain full-time employees, the discontinuation of certain advertising programs and the reduction of warehouse and shipping costs. Refer to Note (i) of the "Unaudited Pro Forma Consolidated Financial Information" contained elsewhere herein for a detailed description of the 1996 Cost Reduction Plan.


(d) Depreciation and amortization expense included herein excludes the amortization of deferred debt financing costs which is included in interest expense.



(e) Excludes non-cash interest expense on the Discount Notes and non-cash amortization of debt issuance costs.



(f) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized;
     (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Hedstrom's business, the ratio of earnings to fixed charges for the six months ended June 30, 1996 and June 30, 1997 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.



(g) A significant portion of the Operating Company's EBITDA is generated by its Amav division in the second half of the Operating Company's fiscal year. As a result, the ratios of EBITDA to cash interest expense, EBITDA to interest expense, and total debt to EBITDA for the six months ended June 30, 1997 are not accurate representations of full-year results.



(h) Calculated using pro forma debt as of December 31, 1996 and pro forma EBITDA for the year ended December 31, 1996 for Hedstrom and Holdings.

           SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF HOLDINGS

     The summary information below represents financial information of Holdings and its subsidiaries for each of the fiscal years indicated in the three-year period ended July 31, 1996, for the five-month periods ended December 31, 1995 and December 31, 1996, and for the six-month periods ended June 30, 1996 and June 30, 1997, which information was derived from the audited consolidated financial statements of Holdings for each of the fiscal years in the three-year period ended July 31, 1996, from the audited consolidated financial statements of Holdings for the five-month period ended December 31, 1996, and from the unaudited consolidated financial statements of Holdings for the five-month period ended December 31, 1995 and the six-month periods ended June 30, 1996 and June 30, 1997. Income statement and other financial data for the six months ended June 30, 1997 reflects the operations of ERO for the month of June 1997 and the balance sheet data as of June 30, 1997 includes the Transactions. Holdings historically had a fiscal year ending July 31 but switched its fiscal year to December 31, effective in 1997.

                                                                     FIVE MONTHS
                                            SIX MONTHS ENDED            ENDED
                                                JUNE 30,            DECEMBER 31,         FISCAL YEAR ENDED JULY 31,
                                          --------------------   -------------------   ------------------------------
                                            1997        1996       1996       1995       1996       1995       1994
                                          ---------   --------   --------   --------   --------   --------   --------
                                                                    (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.............................  $ 104,051   $ 96,059   $ 23,994   $ 31,792   $133,194   $133,862   $108,655
  Cost of sales.........................     73,579     72,897     21,973     26,000    105,068    107,312     87,170
                                          ---------   --------   --------   --------   --------   --------   --------
  Gross profit..........................     30,472     23,162      2,021      5,792     28,126     26,550     21,485
  Selling, general and administrative
    expenses............................     16,242     15,107      7,546      7,067     24,603     19,207     18,181
                                          ---------   --------   --------   --------   --------   --------   --------
  Operating income (loss)...............     14,230      8,055     (5,525)    (1,275)     3,523      7,343      3,304
OTHER FINANCIAL DATA:
  Net cash provided by (used for):
    Operating activities................  $  (6,968)  $(12,725)  $  2,978   $(19,209)  $(17,744)  $    396   $  1,344
    Investing activities................   (126,046)    (4,792)    (1,309)    (1,342)    (6,490)    (2,574)    (2,988)
    Financing activities................    135,646     17,706     (9,134)    19,842     31,135      2,899      1,060
  EBITDA(a).............................     16,997     10,377     (3,549)      (393)     9,420     10,088      5,529
  Depreciation and amortization(b)......      2,767      2,322      1,976        882      3,347      2,745      2,225
  Capital expenditures..................      3,446      4,792      1,376      1,342      6,738      2,574      2,988
  Ratio (deficiency) of earnings to
    fixed charges(c)....................        3.0x       2.2x    (7,640)   (12,648)   (11,973)       1.6x       1.1x
BALANCE SHEET DATA (END OF PERIOD):
  Total assets..........................  $ 349,962   $100,206   $ 72,075   $ 70,459   $ 85,024   $ 69,809   $ 60,005
  Total debt (including current
    maturities).........................    255,389     77,956     60,171     57,750     69,306     32,710     29,811
  Stockholders' equity (deficit)........     44,332      4,556     (3,097)     2,055      1,674     15,392     14,647

---------------

(a) EBITDA represents operating income plus depreciation and amortization and, for the twelve months ended July 31, 1996, certain other one-time charges aggregating $2.55 million (see "Unaudited Pro Forma Consolidated Financial Information"). Management believes EBITDA for the twelve months ended December 31, 1996, as adjusted for these one-time charges, provides a more meaningful comparison of historical results. EBITDA as determined by Holdings may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of Holdings to meet its future debt service, capital expenditures and working capital requirements.

(b) Depreciation and amortization expense included herein excludes the amortization of deferred financing costs that is included in interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized;
     (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Hedstrom's business, the ratio of earnings to fixed charges for the six months ended June 30, 1996 and June 30, 1997 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ERO

     The summary information below represents financial information of ERO and its subsidiaries for each of the fiscal years indicated in the three-year period ended December 31, 1996, and for the three-month periods ended March 31, 1996 and March 31, 1997, which information was derived from the audited consolidated financial statements of ERO for each of the fiscal years in the three-year period ended December 31, 1996, and from the unaudited consolidated financial statements of ERO for the three-month periods ended March 31, 1996 and March 31, 1997.

                                          THREE MONTHS ENDED
                                               MARCH 31,           YEAR ENDED DECEMBER 31,
                                          -------------------   ------------------------------
                                            1997       1996       1996       1995       1994
                                          --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.............................  $ 19,939   $ 18,883   $157,913   $128,722   $126,734
  Cost of sales.........................    13,814     13,264     97,802     80,693     79,776
                                          --------   --------   --------   --------   --------
  Gross profit..........................     6,125      5,619     60,111     48,029     46,958
  Selling, general and administrative
     expenses...........................     7,763      7,553     38,896     33,183     34,078
                                          --------   --------   --------   --------   --------
  Operating income (loss)...............    (1,638)    (1,934)    21,215     14,846     12,880
OTHER FINANCIAL DATA:
  Net cash provided by (used for):
     Operating activities...............  $ 12,708   $  4,793   $ (1,277)  $  5,582   $  8,832
     Investing activities...............      (289)      (448)    (3,619)   (56,867)    (6,442)
     Financing activities...............   (16,149)    (3,628)     9,836     51,239     (2,515)
  EBITDA(a).............................      (315)      (590)    26,504     18,411     15,949
  Depreciation and amortization(b)......     1,323      1,344      5,289      3,565      3,069
  Capital expenditures..................       289        448      3,625      1,772      1,287
  Ratio (deficiency) of earnings to
     fixed charges(c)...................    (3,648)    (3,780)       2.2x       5.9x       5.5x
BALANCE SHEET DATA (END OF PERIOD):
  Total assets..........................  $136,381   $131,353   $159,994   $144,138   $ 56,792
  Total debt (including current
     maturities)........................    79,431     82,041     95,640     84,998     11,875
  Stockholders' equity..................    40,649     32,789     43,014     36,064     27,997

---------------

(a) EBITDA represents operating income plus depreciation, and amortization. EBITDA as determined by ERO may not be comparable to the EBITDA measure as reported by other companies. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of ERO to meet its future debt service, capital expenditures and working capital requirements.

(b) Depreciation and amortization expense included herein excludes the amortization of deferred financing costs that is included in interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of ERO's business, the ratio of earnings to fixed charges for the three months ended March 31, 1996 and March 31, 1997 are not accurate representations of full year results. If the ratio is less than 1.0x, the deficiency is shown.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Operating Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors set forth below.

RECENT NET LOSSES

     For the fiscal years ended July 31, 1994 and July 31, 1996, and for the five-month period ended December 31, 1996, Holdings had net losses of approximately $3.0 million, $8.1 million and $4.8 million, respectively. For the fiscal year ended July 31, 1995, Holdings had net income of $745,000. After giving pro forma effect to the Transactions, Holdings would have had a net loss of approximately $3.6 million, or less than $0.05 per share, for the twelve months ended December 31, 1996 and a net loss of $26,000 for the six months ended June 30, 1997.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

     Holdings and Hedstrom incurred a substantial amount of indebtedness in connection with the Transactions. As of June 30, 1997, Holdings had $255.4 million of consolidated indebtedness and $44.3 million of consolidated shareholders' equity, and Hedstrom had $231.3 million of consolidated indebtedness and $67.5 million of consolidated shareholder's equity. For the twelve months ended December 31, 1996, Holdings and Hedstrom had deficiencies of earnings to fixed charges of $7.0 million and $6.7 million, respectively. After giving pro forma effect to the Transactions, Holdings' deficiency of earnings to fixed charges would have been $4.3 million for the twelve months ended December 31, 1996, and Hedstrom's deficiency of earnings to fixed charges would have been $0.7 million for the twelve months ended December 31, 1996. See "Capitalization", "Summary Historical Consolidated Financial Data of Holdings" and "Unaudited Pro Forma Consolidated Financial Information." Holdings and Hedstrom may incur additional indebtedness in the future, subject to certain limitations contained in the instruments and documents governing their respective indebtedness. See "Description of Senior Credit Facilities," "Description of the Senior Subordinated Notes" and "Description of the Discount Notes." Accordingly, Holdings and Hedstrom will have significant debt service obligations.

     Holdings' and Hedstrom's high degree of leverage could have important consequences to holders of the Shares, including the following: (i) a substantial portion of Hedstrom's cash flow from operations will be dedicated to the payment of principal of, premium (if any) and interest on its indebtedness, thereby reducing the funds available for operations, distributions to Holdings for payments with respect to the Discount Notes, future business opportunities and other purposes and increasing the vulnerability of Hedstrom to adverse general economic and industry conditions; (ii) the ability of Holdings and Hedstrom to obtain additional financing in the future may be limited; and (iii) certain of Hedstrom's borrowings (including, without limitation, amounts borrowed under the Senior Credit Facilities) will be at variable rates of interest, which will expose Hedstrom to increases in interest rates.

     Holdings' and Hedstrom's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance their respective indebtedness will depend on Hedstrom's future performance, which to a certain extent will be subject to economic, financial, competitive and other factors beyond its control. Notwithstanding Holdings' and Hedstrom's deficiencies of earnings to fixed charges for the twelve months ended December 31, 1996, management believes that based upon Hedstrom's current operations and anticipated growth, future cash flow from operations, together with Hedstrom's available borrowings under the Revolving Credit Facility, will be adequate to meet Holdings' and Hedstrom's respective anticipated requirements for capital expenditures, interest payments and scheduled principal payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings -- Results of Operations" and "-- Liquidity and Capital Resources." There can be no assurance, however, that Hedstrom's business will continue to generate sufficient cash flow from operations in the future to service its and Holdings' respective indebtedness and make necessary capital expenditures. If unable to do so, Holdings and Hedstrom may be required to refinance all or a portion of their respective indebtedness, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing would be possible, that any assets could be sold (or, if sold, of the timing of such sales and the amount of proceeds realized therefrom) or that additional financing could be obtained.

ABSENCE OF PUBLIC TRADING MARKET

     There is currently no established public market for the Shares. Holdings presently has no intention of applying for listing of the Shares on any securities exchange or for inclusion of any of the Shares in any automated quotation system. No assurance can be given that an active market for the Shares will develop.

ABSENCE OF REGISTRATION OR QUALIFICATION UNDER STATE SECURITIES OR BLUE SKY LAWS

     Holdings has not taken any action to register or qualify the Shares for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to a Common Stock Registration Rights Agreement dated June 9, 1997 among Holdings and the initial purchasers of the Shares, Holdings has agreed to register or qualify or cooperate with the Selling Securityholders and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Selling Securityholder reasonably requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale of the Shares in such jurisdictions; provided, however, that Holdings shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject. Unless and until such times as offers and sales of the Shares by Selling Securityholders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Securityholders will be materially restricted. Selling Securityholders are advised to consult with their respective legal counsel prior to offering or selling any of their Shares.

HOLDING COMPANY STRUCTURE

     Holdings is a holding company whose only material asset is the stock of Hedstrom. Except for the performance of its obligations with respect to Discount Notes, the Senior Credit Facilities and the Holdings Guaranty, Holdings currently conducts all of its business through the Operating Company. Holdings will depend on distributions from Hedstrom to meet its debt service obligations and to make any distributions to its stockholders. Because of the substantial leverage of both Hedstrom and Holdings and the dependence of Holdings upon the operating performance of the Operating Company to generate cash for distribution to Holdings, there can be no assurance that any such distributions will be adequate to fund all of Holdings' debt service obligations or to permit it to make any distributions to its stockholders. In addition, the Credit Agreement (as defined), the Senior Subordinated Notes Indenture (as defined) and applicable federal and state law will impose restrictions on the payment of dividends and the making of loans by Hedstrom to Holdings.

SUBSTANTIAL RESTRICTIONS AND COVENANTS

     The Credit Agreement (as defined), the Senior Subordinated Notes Indenture (as defined) and the Discount Notes Indenture (as defined) contain numerous restrictive covenants, including, but not limited to, covenants that restrict Holdings' and Hedstrom's ability to incur indebtedness, pay dividends, create liens, sell assets, engage in certain mergers and acquisitions and refinance indebtedness. In addition, the Credit Agreement will also require Hedstrom to maintain certain financial ratios. The ability of Holdings and Hedstrom to comply with the covenants and other terms of the Credit Agreement, the Senior Subordinated Notes Indenture and the Discount Notes Indenture, and to satisfy their other respective debt obligations (including, without limitation, borrowings and other obligations under the Credit Agreement) will depend on the future operating performance of Hedstrom. In the event Holdings or Hedstrom fails to comply with the various covenants contained in the Credit Agreement, the Senior Subordinated Notes Indenture or the Discount Notes Indenture, as applicable, it would be in default thereunder, and in any such case, the maturity of substantially all of its long-term indebtedness could be accelerated. See "Description of the Senior Credit Facilities," "Description of the Senior Subordinated Notes" and "Description of the Discount Notes." Holdings and Hedstrom currently are in compliance with all covenants contained in the Credit Agreement, the Senior Subordinated Notes Indenture and the Discount Notes Indenture.

RELIANCE ON KEY CUSTOMERS

     After giving pro forma effect to the Transactions, the Operating Company's pro forma net sales to Toys "R" Us, Wal-Mart, Kmart and Target (its four largest customers) during the twelve-month period ended December 31, 1996 would have accounted for 16%, 17%, 10% and 7%, respectively, of the Operating Company's pro forma net sales during such period. Although the Operating Company has well-established relationships with its key customers, the Operating Company does not have long-term contracts with any of them. A decrease in business from any of its key customers could have a material adverse effect on the Operating Company's results of operations and financial condition. See
"Business -- Customers."

DEPENDENCE ON KEY LICENSES AND ON OBTAINING NEW LICENSES

     After giving pro forma effect to the Transactions, approximately 28% of the Operating Company's pro forma net sales for the twelve months ended December 31, 1996 would have been derived from sales of licensed products. Approximately 67% of such net sales would have been attributable to licenses covering ten licensed characters and approximately 44% of such net sales would have been derived from licenses with Disney Enterprises, Inc. and its affiliates. Although the Operating Company intends to renew key existing licenses and to obtain new licenses, there can be no assurance that the Operating Company will be able to do so. The failure to renew key existing licenses or obtain new licenses could inhibit the Operating Company's ability to effectively compete in the licensed product market, which could in turn have a material adverse effect on the Operating Company. A significant segment of the Operating Company's business is dependent on obtaining new licenses for its products. The Operating Company believes that the introduction of products with new licenses and the introduction of new licenses for existing products are material to its continued growth and profitability. In addition, the success of the Operating Company's products bearing a particular licensed character is based on the popularity of the character, the level of which changes from year to year. Consequently, the success of the Operating Company's licensed products business is dependent upon obtaining new licenses for popular characters. No assurance can be given that the Operating Company will be able to acquire new licenses for popular characters. See "Business -- Technology and Licensing."

RAW MATERIALS PRICES

     The principal raw materials in most of the Operating Company's products are plastic resins, plastic components, steel and corrugated cardboard. The prices for such raw materials are influenced by numerous factors beyond the control of the Operating Company, including general economic conditions, competition, labor costs, import duties and other trade restrictions and currency exchange rates. Changing prices for such raw materials may cause the Operating Company's results of operations to fluctuate significantly. Although the Operating Company has not experienced material adverse effects from price changes in the past, a large, rapid increase in the price of raw materials could have a material adverse effect on the Operating Company's operating margins unless and until the increased cost can be passed along to customers.

INTEGRATION OF ERO AND IMPLEMENTATION OF BUSINESS STRATEGY

     Hedstrom has no previous experience acquiring and integrating a business as large as ERO. Successful integration of ERO's operations will depend primarily on Hedstrom's ability to manage ERO's manufacturing facilities and to eliminate redundancies and excess costs. There can be no assurance that Hedstrom can successfully integrate ERO's operations and any failure or inability to do so may have a material adverse effect on the Operating Company's results of operations.

     In addition, the Operating Company intends to continue the implementation of its business strategy, an element of which is to achieve significant annual cost savings. The Operating Company's ability to successfully implement its business strategy, and to achieve the estimated cost savings, is subject to a number of factors, many of which are beyond the control of the Operating Company. There can be no assurance that the Operating

Company will be able to continue to successfully implement its business strategy or that the Operating Company will be able to achieve the estimated cost savings. A failure to successfully implement its business strategy or to achieve the estimated cost savings may have a material adverse effect on the Operating Company's results of operations. See "Prospectus Summary -- Business Strategy."

COMPETITION AND IMPORTANCE OF NEW PRODUCT INTRODUCTIONS AND ENHANCEMENTS

     The children's leisure and activity product market is highly competitive. Notwithstanding the competitive nature of the market, the Operating Company has been able to establish itself as the market share leader in certain niche markets within the overall children's leisure and activity product market by introducing innovative new products and regularly enhancing existing products. The Operating Company believes that new product introductions and enhancements of existing products are material to its continued growth and profitability. No assurance can be given that the Operating Company will continue to be successful in introducing new products or further enhancing existing products. See "Business -- Competition."

INVENTORY MANAGEMENT; DISTRIBUTION

     The Operating Company's key customers use inventory management systems to track sales of particular products and rely on reorders being rapidly filled by suppliers, rather than maintaining large on-hand inventories to meet consumer demand. While these systems reduce a retailer's investment in inventory, they increase pressure on suppliers like the Operating Company to fill orders promptly and shift a portion of the retailer's inventory risk onto the supplier. Production of excess products by the Operating Company to meet anticipated demand could result in increased inventory carrying costs for the Operating Company. In addition, if the Operating Company fails to anticipate the demand for its products, it may be unable to provide adequate supplies of popular products to retailers in a timely fashion and may consequently lose potential sales. Moreover, disruptions in shipments from the Operating Company's vendors or from the Operating Company's warehouse facilities could have a material adverse effect on the business, financial condition and results of operations of the Operating Company.

GOVERNMENT REGULATIONS

     The Operating Company is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Product Safety Act. Those laws empower the Consumer Product Safety Commission (the "CPSC") to protect consumers from hazardous products and other articles. The CPSC has the authority to exclude from the market products which are found to be unsafe or hazardous and can require a manufacturer to recall such products under certain circumstances. Similar laws exist in some states and cities in the United States and in Canada and Europe. While the Operating Company believes that it is, and will continue to be, in compliance in all material respects with applicable laws, rules and regulations, there can be no assurance that the Operating Company's products will not be found to violate such laws, rules and regulations, or that more restrictive laws, rules or regulations will not be adopted in the future which could make compliance more difficult or expensive or otherwise have a material adverse effect on the Operating Company's business, financial condition and results of operations.

PRODUCT LIABILITY RISKS

     The Operating Company's products are used for and by small children. The Operating Company carries product liability insurance in amounts which management deems adequate to cover risks associated with such use; however, there can be no assurance that existing or future insurance coverage will be sufficient to cover all product liability risks. See "Business -- Legal Proceedings."

DEPENDENCE ON KEY PERSONNEL

     The Operating Company's success will depend largely on the efforts and abilities of, among others, Arnold E. Ditri, David F. Crowley, Alastair McKelvie, John Dellos and Alfred C. Carosi, its executive officers. There can be no assurance that the Operating Company will be able to retain all of such executive officers. The failure of such executive officers to remain active in the Operating Company's management could have a material adverse effect on the Operating Company's operations. See "Management."

SEASONALITY

     Historically, Hedstrom and ERO each experienced a significant seasonal pattern in sales and cash flow. During each of the twelve-month periods ended July 31, 1994, July 31, 1995 and July 31, 1996, approximately 67%, 74% and 76%, respectively, of Hedstrom's net sales were realized during the first and second calendar fiscal quarters. During each of the twelve month periods ended December 31, 1994, December 31, 1995, and December 31, 1996, approximately 59%, 59% and 69%, respectively, of ERO's net sales were realized during the third and fourth calendar quarters. Although one of the Operating Company's business strategies is to pursue opportunities for counter-seasonal sales (including new product and OEM sales) and the Operating Company expects decreased exposure to seasonality as a result of the Acquisition, the Operating Company expects that its business will continue to experience a seasonal pattern for the foreseeable future. Because of such seasonality, the sales of a substantial portion of each of the Operating Company's product categories are concentrated in relatively short periods of time during the year. As a result, a failure by the Operating Company to ship any such product to the marketplace within the limited selling period would have a material adverse effect on sales of such product and could in turn have a material adverse effect on the Operating Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings -- Seasonality" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO -- Seasonality."

FOREIGN OPERATIONS, COUNTRY RISKS AND EXCHANGE RATE FLUCTUATIONS

     As part of the Operating Company's business strategy, it is seeking to expand its international sales base. International operations and exports to foreign markets are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies. In addition, earnings of foreign subsidiaries and intercompany payments are subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of the Operating Company.

     In 1996, ERO's sales to customers outside the United States were approximately $21.3 million, or approximately 13% of ERO's total sales. However, $25.8 million, or 26.5% of ERO's cost of sales were denominated in Canadian dollars. Foreign denominated selling, general and administrative expenses and interest expense were $5.8 million and $0.5 million, respectively. Accordingly, the Operating Company's revenues, cash flows and earnings may be affected by fluctuations in certain foreign exchange rates, principally between the United States dollar and the Canadian dollar, which may also have adverse tax effects. In addition, because a portion of the Operating Company's sales, costs of goods sold and other expenses are denominated in Canadian dollars, the Operating Company has a translation exposure to fluctuations in the Canadian dollar against the U.S. dollar. Although the Operating Company has not experienced material adverse consequences from currency fluctuations in the past, there can be no assurance that currency fluctuations would not have a material impact on the Operating Company in the future as increases in the value of the Canadian dollar have the effect of increasing the U.S. dollar equivalent of cost of goods sold and other expenses with respect to the Operating Company's Canadian production facilities. The Operating Company does not have any hedging programs in place that would reduce its exposure to currency fluctuations.

CONTROL BY EXISTING STOCKHOLDERS

     Hicks Muse and certain of its affiliates control approximately 68% of the outstanding shares of Holdings Common Stock (approximately 80% on a fully-diluted basis) and thereby directly control the election of the Board of Directors and the outcome all other matters requiring a vote and consequently, the direction of the affairs of Holdings. Pursuant to the Stockholder's Agreement (as defined), Hicks Muse and its affiliates have preemptive rights with respect to certain offerings by Holdings of Holdings Common Stock (or equivalents thereof), as well as tag-along and drag-along rights with respect to sales of Holdings Common Stock by the other parties to the Stockholders Agreement. As a result, Hicks Muse and its affiliates will be entitled to maintain, and possibly increase, their ownership percentage of Holdings Common Stock. See "Stock Ownership and Certain Transactions."

                                USE OF PROCEEDS


     This Prospectus has been prepared for use by Selling Securityholders in sales of Shares. Holdings will receive no proceeds from the sales of Shares by Selling Securityholders, but will bear all expenses related to the registration of the Shares, except as described herein. Such expenses are estimated at $216,024.96.


                                DIVIDEND POLICY

     Holdings has not paid any dividends on the Holdings Common Stock and does not anticipate paying dividends in the foreseeable future. The payment of any future dividends will be at the discretion of Holdings' Board of Directors and will depend upon, among other things, future earnings, capital requirements, general business conditions and legal restrictions on the payment of dividends. In addition, the Credit Agreement, the Senior Subordinated Notes Indenture and the Discount Notes Indenture restrict Holdings' ability to pay cash dividends to its stockholders. See "Description of the Senior Credit Facilities," "Description of the Senior Subordinated Notes" and "Description of the Discount Notes."

                                 CAPITALIZATION

     The following table sets forth, as of June 30, 1997, (i) the capitalization of Hedstrom and (ii) the capitalization of Holdings. The information set forth below should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information" and the consolidated financial statements and the notes thereto of each of Holdings and ERO included elsewhere in this Prospectus.

                                                              AS OF JUNE 30, 1997
                                                              --------------------
                                                              HEDSTROM    HOLDINGS
                                                              --------    --------
                                                                 (IN THOUSANDS)
Total debt:
  Revolving Credit Facility.................................  $  2,700    $  2,700
  Tranche A Term Loans......................................    75,000      75,000
  Tranche B Term Loans......................................    35,000      35,000
  Senior Subordinated Notes.................................   110,000     110,000
  Senior Discount Notes.....................................        --      21,618
  Other debt(a).............................................     8,571      11,071
                                                              --------    --------
          Total debt........................................   231,271     255,389
                                                              --------    --------
Stockholders' equity(b).....................................    67,471      44,332
                                                              --------    --------
               Total capitalization.........................  $298,742    $299,721
                                                              ========    ========

---------------

(a) Other debt of Holdings consists of a $3.5 million Industrial Revenue Bond, $2.5 million of notes issued in connection with the 1995 Recapitalization (the "1995 Recapitalization Notes"), a $1.6 million mortgage loan on an ERO facility, $3.5 million of ERO equipment loans and capital leases and miscellaneous other debt. Other debt of Hedstrom consists of the other debt of Holdings other than the 1995 Recapitalization Notes.

(b) Holdings stockholders' equity includes the $27 million investment by the HM Group as part of the 1995 Recapitalization less certain accounting adjustments related to the 1995 Recapitalization (see "Prospectus
     Summary -- Management and Ownership"), plus $40 million from the Equity Private Placement, less certain transaction expenses. Holdings stockholders' equity also reflects the $3.4 million ascribed to the Shares issued in connection with the Units Offering (although no assurance can be given that the value allocated to the Shares is indicative of the price at which the Shares may actually trade). Hedstrom stockholders' equity includes Holdings stockholders' equity plus $21.6 million in proceeds from the Units Offering ascribed to the Old Discount Notes, as adjusted to account for certain transaction expenses, and $2.5 million related to a note payable issued by Holdings related to the 1995 Recapitalization.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") include the unaudited pro forma consolidated income statements for the six months ended June 30, 1997 and for the year ended December 31, 1996 (the "Pro Forma Consolidated Income Statements").

     The Pro Forma Consolidated Income Statements give effect to the Transactions and the cost reduction items described in the following paragraph as if they occurred on January 1, 1996.

     Management is implementing a plan that is expected to result in annual cost savings of approximately $6 million as a result of the Acquisition, which plan includes rationalizing sales, marketing and general administrative functions, closing of duplicate facilities and reductions in external administrative expenditures as a result of operating as a consolidated group (i.e., legal, insurance, tax, audit and public relations expenditures). The Pro Forma Consolidated Income Statements include the cost savings Hedstrom expects to realize as a result of personnel terminations that have occurred or that have been formally communicated to the employees, closings of duplicative facilities that have occurred and reductions in external administrative expenses that have been negotiated.

     The Acquisition was accounted for using the purchase method of accounting. The aggregate purchase price for the Acquisition was allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values.

     The Pro Forma Financial Statements are based on the historical financial statements of Holdings, Hedstrom and ERO and the assumptions and adjustments described in the accompanying notes. The Pro Forma Financial Statements do not purport to represent what the Operating Company's results of operations actually would have been had the Transactions and the cost reduction items described herein in fact occurred on the dates indicated or to project the results of operations for any future period or date. The Pro Forma Financial Statements are based upon assumptions that management believes are reasonable and should be read in conjunction with the consolidated financial statements and the notes thereto of each of Holdings and ERO included elsewhere herein.

     Management implemented the 1996 Cost Reduction Plan in the second half of 1996 to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. See "Prospectus Summary -- Hedstrom 1996 Cost Reduction Plan." EBITDA, as adjusted for the year ended December 31, 1996 includes a portion of the cost savings Hedstrom expects to realize from the 1996 Cost Reduction Plan in 1997 and thereafter. EBITDA, as adjusted does not reflect certain other cost savings and operating efficiencies or the cost of achieving such other cost savings and operating efficiencies that management also expects to achieve in 1997 and thereafter. See "Prospectus Summary -- Hedstrom 1996 Cost Reduction Plan."

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            PRO FORMA/
                                    HEDSTROM         ERO        PRO FORMA      HEDSTROM    CONSOLIDATION    HOLDINGS
                                  HISTORICAL(A)   HISTORICAL   ADJUSTMENTS    PRO FORMA     ADJUSTMENTS    PRO FORMA
                                  -------------   ----------   -----------    ----------   -------------   ----------
Net sales.......................    $125,394       $157,913      $    --       $283,307       $    --       $283,307
Cost of sales...................     101,044         97,802           --        198,846            --        198,846
                                    --------       --------      -------       --------       -------       --------
Gross profit....................      24,350         60,111           --         84,461            --         84,461
Selling, general and
  administrative expenses.......      25,083         38,896        2,305(b)      60,284            --         60,284
                                                                  (6,000)(c)
                                    --------       --------      -------       --------       -------       --------
Operating income (loss).........        (733)        21,215        3,695         24,177            --         24,177
Interest expense................       5,986          9,062        9,809(d)      24,857         3,386(d)      28,493
                                                                                                  250(e)
                                    --------       --------      -------       --------       -------       --------
Income (loss) before income
  taxes.........................      (6,719)        12,153       (6,114)          (680)       (3,636)        (4,316)
Income tax benefit (expense)....       2,158         (4,395)       1,619(f)        (618)        1,382(f)         764
                                    --------       --------      -------       --------       -------       --------
Net income (loss)...............    $ (4,561)      $  7,758      $(4,495)      $ (1,298)      $(2,254)      $ (3,552)
Net income (loss) per
  share(g)......................                                                                            $   (.05)
Weighted average shares
  outstanding(g)................          --             --           --             --            --         67,647
                                    ========       ========      =======       ========       =======       ========
OTHER FINANCIAL DATA:
EBITDA:
    Operating income (loss).....    $   (733)      $ 21,215      $ 3,695       $ 24,177       $    --       $ 24,177
    Depreciation and
      amortization..............       4,373          5,289        2,305         11,967            --         11,967
    Product and inventory
      charge....................       1,550             --           --          1,550            --          1,550
    Barter credit writedown.....       1,000             --           --          1,000            --          1,000
                                    --------       --------      -------       --------       -------       --------
    EBITDA(h)...................    $  6,190       $ 26,504      $ 6,000       $ 38,694       $    --       $ 38,694
                                    ========       ========      =======       ========       =======       ========
EBITDA, as adjusted(i)..........
Pro forma deficiency of earnings
  to fixed charges(j)...........          --             --           --       $   (680)           --       $ (4,316)
                                    ========       ========      =======       ========       =======       ========

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                             PRO FORMA/
                                  HEDSTROM           ERO         PRO FORMA      HEDSTROM    CONSOLIDATION    HOLDINGS
                                HISTORICAL(K)   HISTORICAL(K)   ADJUSTMENTS    PRO FORMA     ADJUSTMENTS    PRO FORMA
                                -------------   -------------   -----------    ----------   -------------   ----------
Net sales.....................    $104,051        $ 38,304        $    --       $142,355       $    --       $142,355
Cost of sales.................      73,579          28,736             --        102,315            --        102,315
                                  --------        --------        -------       --------       -------       --------
Gross profit..................      30,472           9,568             --         40,040            --         40,040
Selling, general and
  administrative expenses.....      16,242          11,031            960(b)      25,233            --         25,233
                                                                   (3,000)(c)
                                  --------        --------        -------       --------       -------       --------
Operating income (loss).......      14,230          (1,463)         2,040         14,807            --         14,807
Interest expense..............       4,584           3,267          4,591(d)      12,442         1,693(d)      14,260
                                                                                                   125(e)
                                  --------        --------        -------       --------       -------       --------
Income (loss) before income
  taxes.......................       9,646          (4,730)        (2,551)         2,365        (1,818)           547
Income tax benefit
  (expense)...................      (3,584)          1,940            381(f)      (1,263)          690(f)        (573)
                                  --------        --------        -------       --------       -------       --------
Net income (loss).............    $  6,062        $ (2,790)       $(2,170)      $  1,102       $(1,128)      $    (26)
Net income (loss) per
  share(g)....................                                                                               $    .00
Weighted average shares
  outstanding(g)..............          --              --             --             --            --         67,647
                                  ========        ========        =======       ========       =======       ========
OTHER FINANCIAL DATA:
EBITDA:
    Operating income (loss)...    $ 14,230        $ (1,463)       $ 2,040       $ 14,807       $    --       $ 14,807
    Depreciation and
      amortization............       2,767           2,187            960          5,914            --          5,914
                                  --------        --------        -------       --------       -------       --------
    EBITDA(h).................    $ 16,997        $    724        $ 3,000       $ 20,721       $    --       $ 20,721
Pro forma ratio of earnings to
  fixed charges(j)............          --              --             --           1.2x            --           1.0x
                                  ========        ========        =======       ========       =======       ========

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)

(a) The historical balances for Hedstrom are derived from the unaudited accounting records of Hedstrom for the twelve-month period ended December 31, 1996. Hedstrom historically had a fiscal year ending July 31 but switched its fiscal year end to December 31, effective in 1997. Accordingly, Hedstrom's last complete fiscal year was the twelve months ended July 31, 1996, and Hedstrom's next complete fiscal year will be the twelve months ended December 31, 1997.

(b) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the Acquisition consistent with the amortization policies utilized by the Operating Company.

(c) Reflects estimated cost savings as a result of the Acquisition from the elimination of overlapping and duplicative selling, general and administrative functions, the closing of certain duplicate facilities and reductions in external administrative expenses such as insurance, legal, tax, audit and public relations expenses. The estimated cost savings below reflect personnel terminations that have occurred or that have been formally communicated to the employees, closings of duplicate facilities that have occurred and reductions in external administrative expenses that have been negotiated.

                                                                     SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,       JUNE 30,
                                                       1996             1997
                                                   ------------    --------------
                                                           (IN THOUSANDS)
Selling, general and administrative expense
  adjustment:
  Acquisition related:
     Salaries and benefits from personnel
       terminations..............................     $3,700           $1,850
     Duplicative facilities that have been
       closed....................................        900              450
     External administrative expenses that have
       been reduced..............................      1,400              700
                                                      ------           ------
                                                      $6,000           $3,000
                                                      ======           ======

(d) Reflects interest expense (at assumed rates as indicated below) associated with the borrowings under the Senior Credit Facilities, the Senior Subordinated Notes and the Discount Notes, the amortization of deferred financing costs and the elimination of historical interest expense relating to debt of Hedstrom and ERO refinanced in connection with the Acquisition:

                                                                     SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,       JUNE 30,
                                                       1996             1997
                                                   ------------    --------------
                                                           (IN THOUSANDS)
HEDSTROM:
Revolving Credit Facility at 8.5%................    $  1,369         $   684
Tranche A Term Loans at 8.5%.....................       6,375           3,188
Tranche B Term Loans at 9.0%.....................       3,150           1,575
Senior Subordinated Notes at 10.0%...............      11,000           5,500
Amortization of deferred financing costs.........       1,888             944
Other fees.......................................         396             197
Elimination of historical interest expense for
  related debt...................................     (14,369)         (7,497)
                                                     --------         -------
          Total Hedstrom.........................    $  9,809         $ 4,591
                                                     ========         =======
HOLDINGS:
Discount Notes at 12.0%..........................    $  3,000         $ 1,500
Amortization of deferred financing costs and debt
  discount.......................................         386             193
                                                     --------         -------
          Total Holdings.........................    $  3,386         $ 1,693
                                                     ========         =======

        A 0.125% change in the interest rate payable on the outstanding balance would change annual interest expense as follows:

                                                                     SIX MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,       JUNE 30,
                                                       1996             1997
                                                   ------------    --------------
                                                           (IN THOUSANDS)
Revolving Credit Facility........................      $ 20             $10
Tranche A Term Loans.............................        94              47
Tranche B Term Loans.............................        44              22
                                                       ----             ---
          Total..................................      $158             $79
                                                       ====             ===

(e) Represents a consolidation adjustment to reflect interest expense on a $2.5 million note payable at Holdings.

(f) Reflects the adjustment to federal and state income taxes resulting from the pro forma adjustments, and to recognize federal and state income taxes at an assumed effective tax rate of approximately 38%, plus the impact of amortizing the goodwill for book purposes but not tax purposes.

(g) Net income (loss) per share is based on the number of common shares outstanding immediately after the Transactions, including the common shares associated with the Units Offering and the Equity Private Placement. Average common equivalent shares (stock options) have not been included in the calculation of weighted average shares outstanding since their inclusion would not be significant during these periods.

(h) EBITDA represents operating income plus depreciation, amortization, and, for the twelve months ended December 31, 1996, certain other one-time charges aggregating approximately $2.55 million, as follows: (i) $0.8 million related to a design adjustment to one of Hedstrom's outdoor gym set accessories to address certain alleged defects, (ii) a non-cash inventory write-down of $0.75 million related to the mix shift in Hedstrom's outdoor gym set product line, and (iii) a $1.0 million non-cash write-off of advertising barter credits by Hedstrom in connection with its decision to discontinue its trial advertising campaign. EBITDA as determined by the Operating Company may not be comparable to the EBITDA measure as reported by other companies. While EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow (as measured by GAAP) as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use, it is included herein to provide additional information with respect to the ability of the Operating Company to meet its future debt service, capital expenditures and working capital requirements.

(i) EBITDA, as adjusted represents the following for the year ended December 31, 1996:

                                                         HEDSTROM     HOLDINGS
                                                         PRO FORMA    PRO FORMA
                                                         ---------    ---------
EBITDA as defined in (h) above.........................   $38,694      $38,694
1996 Cost Reduction Plan...............................     5,800        5,800
                                                          -------      -------
EBITDA, as adjusted....................................   $44,494      $44,494
                                                          =======      =======

     EBITDA, as adjusted reflects a portion of the cost savings from the 1996 Cost Reduction Plan implemented by Hedstrom in the second half of 1996 relating to reductions in manufacturing costs, elimination of certain full-time employees, the discontinuation of certain advertising programs and the reduction of warehouse and shipping costs, as more fully described below.

     Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management believes that producing these slides internally is currently providing annual cost savings of approximately $1.5 million.

     Hedstrom reduced its number of full-time employees by approximately 30 persons in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter.

     In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third-party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. The implementation of just-in-time manufacturing of outdoor gym sets has enabled Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, eliminate the need for third-party warehouses for outdoor gym sets. Management believes it will save over $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media sponsored by its customers such as newspaper circulars and free-standing inserts. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such cost will not be incurred in 1997 and thereafter.

(j) For purposes of calculating the ratio of earnings to fixed charges, earnings represent pro forma income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and
     (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Hedstrom's business, the ratio of earnings to fixed charges for the six months ended June 30, 1997 is not an accurate representation of full year results. If the ratio is less than 1.0x, the deficiency is shown.

(k) Hedstrom's historical results of operations for the six months ended June 30, 1997 include ERO's results of operations for the month of June 1997. ERO's historical results of operations for the six months ended June 30, 1997 include the period from January 1, 1997 through May 31, 1997.

          SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HOLDINGS

    The selected consolidated historical financial data presented below (i) as of and for the years in the three-year period ended July 31, 1996 and the five-month period ended December 31, 1996, were derived from the consolidated financial statements of Holdings, which have been audited by Arthur Andersen LLP, independent auditors, and (ii) as of and for the two years ended July 31, 1993, were derived from audited financial statements of Hedstrom. The selected historical consolidated financial data presented below as of and for the five-month period ended December 31, 1995 and the six-month periods ended June 30, 1996 and 1997 have not been audited, but, in the opinion of management, include all the adjustments (consisting only of normal, recurring adjustments) necessary to present fairly, in all material respects, such information in accordance with GAAP applied on a consistent basis. Income Statement and other financial data for the six months ended June 30, 1997 reflects the operations of ERO for the month of June 1997 and the balance sheet data as of June 30, 1997 includes the Transactions. Interim results are not necessarily indicative of Holdings' results for the full fiscal year, principally because of the seasonal nature of Hedstrom's business. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Hedstrom and Holdings" and the consolidated financial statements of Holdings and the notes thereto contained elsewhere herein. Holdings historically had a fiscal year ending July 31 but switched its fiscal year to December 31, effective in 1997.

                                        SIX MONTHS           FIVE MONTHS
                                          ENDED                 ENDED
                                         JUNE 30,            DECEMBER 31,                  FISCAL YEAR ENDED JULY 31,
                                   --------------------   ------------------   --------------------------------------------------
                                     1997        1996      1996       1995       1996       1995       1994      1993      1992
                                   ---------   --------   -------   --------   --------   --------   --------   -------   -------
                                                                       (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
 Net sales.......................  $ 104,051   $ 96,059   $23,994   $ 31,792   $133,194   $133,862   $108,655   $93,891   $87,529
 Cost of sales...................     73,579     72,897    21,973     26,000    105,068    107,312     87,170    75,592    68,632
                                   ---------   --------   -------   --------   --------   --------   --------   -------   -------
 Gross profit....................     30,472     23,162     2,021      5,792     28,126     26,550     21,485    18,299    18,897
 Selling, general and
   administrative
   expenses......................     16,242     15,107     7,546      7,067     24,603     19,207     18,181    16,890    15,816
                                   ---------   --------   -------   --------   --------   --------   --------   -------   -------
 Operating income (loss).........     14,230      8,055    (5,525)    (1,275)     3,523      7,343      3,304     1,409     3,081
 Recapitalization expenses(a)....         --         --        --      9,600      9,600         --         --        --        --
 Restructuring expense(b)........         --         --        --         --         --         --         --     1,476        --
 Interest expense................      4,709      3,545     2,115      1,773      5,896      4,573      2,982     2,512     2,728
                                   ---------   --------   -------   --------   --------   --------   --------   -------   -------
 Income (loss) before income
   taxes.........................      9,521      4,510    (7,640)   (12,648)   (11,973)     2,770        322    (2,579)      353
 Income tax benefit (expense)....     (3,536)    (1,812)    2,869      4,074      3,857     (1,440)      (103)      663      (257)
                                   ---------   --------   -------   --------   --------   --------   --------   -------   -------
 Income (loss) from continuing
   operations....................      5,985      2,698    (4,771)    (8,574)    (8,116)     1,330        219    (1,916)       96
 Loss from discontinued
   operations(c).................         --         --        --         --         --       (585)    (3,180)       --        --
                                   ---------   --------   -------   --------   --------   --------   --------   -------   -------
 Net income (loss)...............  $   5,985   $  2,698   $(4,771)  $ (8,574)  $ (8,116)  $    745   $ (2,961)  $(1,916)  $    96
                                   =========   ========   =======   ========   ========   ========   ========   =======   =======
OTHER FINANCIAL DATA:
 Net cash provided by (used in):
   Operating activities..........  $  (6,968)  $(12,725)  $ 2,978   $(19,209)  $(17,744)  $    396   $  1,344   $(3,540)  $ 2,481
   Investing activities..........   (126,046)    (4,792)   (1,309)    (1,342)    (6,490)    (2,574)    (2,988)   (4,594)   (3,358)
   Financing activities..........    135,646     17,706    (9,134)    19,842     31,135      2,899      1,060     8,539       740
 EBITDA(d).......................     16,997     10,377    (3,549)      (393)     9,420     10,088      5,529     3,651     5,111
 Depreciation and
   amortization(e)...............      2,767      2,322     1,976        882      3,347      2,745      2,225     2,242     2,030
 Capital expenditures............      3,446      4,792     1,376      1,342      6,738      2,574      2,988     3,010     1,858
 Ratio (deficiency) of earnings
   to fixed charges(f)...........        3.0x       2.2x   (7,640)   (12,648)   (11,973)       1.6x       1.1x   (2,579)      1.1x
BALANCE SHEET DATA (END OF PERIOD):
 Total assets....................  $ 349,962   $100,206   $72,075   $ 70,459   $ 85,024   $ 69,809   $ 60,005   $55,607   $48,116
 Total debt (including current
   maturities)...................    255,389     77,956    60,171     57,750     69,306     32,710     29,811    28,351    19,812
 Stockholders' equity
   (deficit).....................     44,332      4,556    (3,097)     2,055      1,674     15,392     14,647    15,228    17,144

---------------------

(a) In connection with the 1995 Recapitalization, Holdings incurred approximately $9.6 million in costs, all of which were expensed.

(b) During fiscal 1993, Holdings restructured its manufacturing processes at its Bedford division, incurring costs associated with consultants, equipment reorganization, training and temporarily idle facilities.

(c) During fiscal 1995, Holdings discontinued the operations of its Hedstrom Holdings II subsidiary. Hedstrom Holdings II was involved in the manufacturing of traffic control devices. The sole customer of Hedstrom Holdings II was a related party with which Holdings no longer has an ongoing relationship.

(d) EBITDA represents operating income plus depreciation, and amortization and, for the twelve months ended July 31, 1996, certain other one-time charges aggregating $2.55 million (see "Unaudited Pro Forma Consolidated Financial Information"). EBITDA as determined by Holdings may not be comparable to the EBITDA measure as reported by other companies. While EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of Holdings to meet its future debt service, capital expenditures and working capital requirements.

(e) Depreciation and amortization included herein excludes the amortization of deferred financing costs that is included in interest expense.

(f) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of Holdings' business, the ratio of earnings to fixed charges for the six months ended June 30, 1996 and 1997 and for the five months ended December 31, 1996 and 1995 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                 RESULTS OF OPERATIONS OF HEDSTROM AND HOLDINGS

     The following discussion generally relates to the historical consolidated results of operations and financial condition of Holdings and Hedstrom and, accordingly, does not reflect the significant impact of the Transactions. The following discussion and analysis should be read in conjunction with the consolidated financial statements of Holdings, and the notes thereto, included elsewhere herein. For purposes of this discussion, references to "Hedstrom", where appropriate, include Holdings and Hedstrom and its subsidiaries (including, with respect to periods after the consummation of the Acquisition, ERO and its subsidiaries).

     For information regarding the pro forma results of operations of the Operating Company, see the "Unaudited Pro Forma Consolidated Financial Information".

GENERAL

     Hedstrom is a leading United States manufacturer and marketer of children's leisure and activity products. Hedstrom has two principal divisions -- the Bedford Division in Bedford, Pennsylvania (the "Bedford Division"), which principally manufacturers and markets in the United States painted metal and composite metal and plastic outdoor gym sets, wood gym kits and slides, spring horses and gym accessories, and the Ashland Division in Ashland, Ohio (the "Ashland Division"), which manufactures and markets in the United States a wide variety of children's playballs and ball pit products. Through its International Division, Hedstrom sells products manufactured by both the Bedford Division and the Ashland Division outside of the United States.

FISCAL YEAR CHANGE

     Hedstrom historically had a fiscal year ending July 31 but switched its fiscal year-end to December 31, effective in 1997. Accordingly, Hedstrom's last historical fiscal year was the twelve months ending July 31, 1996, and Hedstrom's next complete fiscal year will be the twelve months ending December 31, 1997. Management implemented this change primarily to improve the accuracy of Hedstrom's annual budgeting process. Hedstrom's retail customers generally do not determine outdoor gym set product placements for the upcoming peak Spring selling season until the preceding Fall. In the past, Hedstrom prepared its budgets without the benefit of knowing what its outdoor gym set placements would be for the upcoming fiscal year. Management believes that the adoption of a December 31 fiscal year will improve the accuracy of its budgeting process.

     As a result of the change in Hedstrom's fiscal year, Hedstrom has presented financial statements for the five-month period ended December 31, 1996 and for the comparable period in 1995. Management does not believe that the year over year comparison for such period is meaningful because, given the concentration of Hedstrom's net sales in the first and second calendar quarters, overall changes in production levels in the comparably less active period from August to December can have a significant impact on stated profitability for such period due to the absorption of fixed manufacturing costs. This is especially true when comparing the above-mentioned five-month period in 1996 versus the same five-month period in 1995. In the last few months of calendar 1995, due to capacity constraints, Hedstrom manufactured a significant number of outdoor gym sets in anticipation of the Spring 1996 selling season. This production activity resulted in absorption of overhead expenses of approximately $1.4 million (these costs were capitalized into inventory) that otherwise would have been expensed during the period had there been no production of gym sets. In late 1996, management took several steps to increase the daily production capacity of outdoor gym sets in an effort to increase its capacity during peak production periods, thereby reducing inventory levels and related material and warehouse expense. As a result of these efforts, Hedstrom is now able to manufacture gym sets on a just-in-time basis in response to specific customer orders. The move to just-in-time manufacturing in late calendar 1996 precluded the need to begin manufacturing gym sets in 1996 for sale in 1997 and thus, unlike in late 1995, Hedstrom expensed the fixed overhead incurred at its idle outdoor gym set operations. As a result of the switch to just-in-time manufacturing, Hedstrom's operating results were significantly better in the second calendar quarter of 1997 versus the second calendar quarter of 1996 because, among other things, it produced outdoor gym sets in the second calendar quarter of 1997, whereas in the same period of 1996, Hedstrom met consumer demand for outdoor gym sets out of inventory. Hedstrom's discontinuation in 1996 of sales of certain low-margin juvenile products (such as tricycles) that had been sold in 1995 also makes the year over year comparison less meaningful.

NET SALES

     Hedstrom computes net sales by deducting sales allowances, including allowances for returns, volume discounts and co-operative advertising ("promotions"), from its gross sales. Where information concerning net sales by product line is provided in this Prospectus, Hedstrom has estimated net sales by attributing sales allowances to each product line in proportion to the individual product line's percentage of gross sales.

     In 1996, Hedstrom revised certain of its promotional policies, effectively increasing the sales thresholds at which Hedstrom's customers earn certain promotional discounts, which management believes will contribute to increasing Hedstrom's profitability in 1997.

RESULTS OF OPERATIONS

     The following table sets forth net sales and gross profit for each of Hedstrom's three operating divisions and Hedstrom's total selling, general and administrative expenses and total operating income (loss) for the periods indicated:

                                                                 FIVE MONTHS
                                                SIX MONTHS          ENDED
                                              ENDED JUNE 30,    DECEMBER 31,      YEAR ENDED JULY 31,
                                              ---------------   -------------   ------------------------
                                               1997     1996    1996    1995     1996     1995     1994
                                              ------   ------   -----   -----   ------   ------   ------
                                                                    (IN MILLIONS)
Net sales:
  Bedford Division..........................   $58.7    $63.0   $12.0   $13.5   $ 79.3   $ 80.9   $ 71.4
  Ashland Division..........................    24.8     27.2    10.4    16.7     46.0     44.8     30.4
  International Division....................     6.6      5.9     1.6     1.6      7.9      8.2      6.9
  ERO.......................................    14.0       --      --      --       --       --       --
                                               -----    -----   -----   -----   ------   ------   ------
          Total net sales...................   104.1     96.1    24.0    31.8    133.2    133.9    108.7
                                               -----    -----   -----   -----   ------   ------   ------
Gross profit:
  Bedford Division..........................    16.1     14.3     (.2)    0.8     13.7     11.7     12.2
  Ashland Division..........................     7.7      8.0     1.9     4.6     13.1     13.4      8.3
  International Division....................     1.6       .9      .3      .4      1.3      1.5      1.0
  ERO.......................................     5.1       --      --      --       --       --       --
                                               -----    -----   -----   -----   ------   ------   ------
          Total gross profit................    30.5     23.2     2.0     5.8     28.1     26.6     21.5
                                               -----    -----   -----   -----   ------   ------   ------
Total selling, general and administrative
  expenses..................................    16.3     15.1     7.5     7.1     24.6     19.3     18.2
                                               -----    -----   -----   -----   ------   ------   ------
Total operating income (loss)...............   $14.2    $ 8.1   $(5.5)  $(1.3)  $  3.5   $  7.3   $  3.3
                                               =====    =====   =====   =====   ======   ======   ======

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     A comparison of Hedstrom's results of operations for the six months ended June 30, 1997 with the same period in 1996 is necessarily affected by the impact of the consummation of the Transactions on June 12, 1997. Due to the inclusion of 30 days of combined operations of Hedstrom and ERO in the six months ended June 30, 1997, management does not believe the comparison of total net sales and total gross profit with the same period in 1996 is meaningful.

     Net Sales. Hedstrom's total net sales increased to $104.1 million in the first six months of 1997 from $96.1 million in the first six months of 1996, an increase of $8.0 million, or 8.3%. Such increase was attributable to the inclusion of ERO, certain selling price increases and the restructuring of several promotional allowances, offset by a decline in sales at the Bedford and Ashland Divisions. June net sales of ERO, included in the first six months of Hedstrom's results, were $14.0 million. Net sales of the Bedford Division decreased by $4.3 million, or 6.8%, in the first six months of 1997 from the first six months in 1996, primarily as a result of (i) a shift in product mix to lower-priced outdoor gym sets and (ii) a decline in sales of Hedstrom's wood kits to home centers which accounted for decreases of $5.7 million and $1.8 million, respectively. This decline in sales was partially offset by a $1.9 million increase attributable to selling price increases and $1.1 million attributable to the restructuring of certain promotional allowances. Selling prices of products sold by the Bedford Division increased approximately 3.2% in the first six months of 1997 over the first six months in 1996. Net sales of the Ashland Division decreased by $2.4 million, or 8.8%, in the first six months of 1997 from the first six months of 1996, primarily as a result of a $3.8 million decrease in sales of certain undecorated playballs and a $0.2 million decrease in sales of O.E.M. products. These decreases were partially offset by the successful introduction of "goofballs" and the increase in market share of ball pits which accounted for $0.9 million and $0.2 million of sales, respectively. Selling prices of the Ashland Division increased approximately $0.6 million, or 2.5%, in the first six months of 1997 over the first six months in 1996. Net sales of the International Division increased by $.7 million, or 11.9%, in the first six months of 1997 over the first six months of 1996, due primarily to an increase in playball sales in Canada.

     Gross Profit. As a result of the increase in Hedstrom's total net sales, total gross profit increased to $30.5 million in the first six months of 1997 from $23.2 million in the first six months of 1996. As a percentage of net sales, gross profit increased to 29.3% in the first six months of 1997 from 24.1% in the first six months of 1996 due primarily to (i) the inclusion of the June 1997 results of ERO, which had a higher gross profit margin than the other divisions of Hedstrom, (ii) the implementation of the 1996 Cost Reduction Plan and (iii) a shift in mix to higher-margin playballs, the effects of which were partially offset by a reduction in production volume resulting from the implementation of just-in-time manufacturing and reduced sales. ERO's June 1997 gross profit was $5.0 million, or 35.7% of ERO's net sales, and is included in the first six months of Hedstrom's results. The Bedford Division's gross profit margin in the first six months of 1997 increased to 27.4% from 22.7% in the first six months of 1996, primarily as a result of the benefits of the 1996 Cost Reduction Plan, selling price increases and improvements in promotional programs, which accounted for increases of 3.0%, 3.2% and 1.8%, respectively, which benefits were partially offset by a 3.1% decrease in net sales attributable to sales of lower-priced and lower-margin outdoor gym sets. Gross profit margin in the Ashland Division increased to 31.0% in the first six months of 1997 from 29.4% in the first six months of 1996 primarily as a result of (i) an increase in selling prices, and (ii) the favorable effects of the 1996 Cost Reduction Plan, which accounted for increases of 2.5% and 2.5%, respectively. These increases were partially offset by (i) a reduction in production volume and (ii) a change in product mix, which accounted for decreases of 2.0% and 1.4%, respectively. Gross profit margin in the International Division increased to 24.2% in the first six months of 1997 from 15.3% in the first six months of 1996 primarily as a result of sales price increases and a shift to higher-margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $16.3 million in the first six months of 1997 from $15.1 million in the first six months of 1996, an increase of 7.9%. As a percentage of net sales, selling, general and administrative expenses decreased to 15.6% in the first six months of 1997 from 15.7% in the first six months of 1996, due principally to a reduction in warehouse and shipping costs resulting from Hedstrom's implementation of just-in-time manufacturing of outdoor gym sets and the discontinuation of certain print advertising programs, which reduced expenses by 1.4% as a percentage of sales. This reduction was partially offset by the inclusion of ERO's relatively high selling, general and administrative expenses in June 1997, which increased expenses by 1.3% as a percentage of net sales.

     Interest Expense. Interest expense increased by 32.8% as a result of the incurrence of Acquisition-related indebtedness and higher interest rates.

     Income Tax Expense. Holdings' effective income tax rate for the six months ended June 30, 1997 was 37.1% as compared with an effective income tax rate of 40.1% in the first six months of 1996. The decrease was attributable to the inclusion of ERO's operations, a large portion of which is derived from Amav Canada and has a lower combined effective federal and provincial tax rate than Holdings.

FIVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

     Net Sales. Hedstrom's total net sales decreased to $24.0 million in the five months ended December 31, 1996 from $31.8 million in the comparable period in 1995, a decrease of 24.5%. Net sales of the Bedford Division decreased by $1.5 million, or 11.1%, in the 1996 period from the 1995 period, primarily as a result of eliminating sales of low-margin juvenile products such as tricycles and ride-on products. Net sales of the Ashland Division decreased by $6.3 million, or 37.7%, in the 1996 period from the 1995 period. In the 1995 period, the Ashland Division introduced its new ball pit line of products and obtained the benefit of the initial "sell-in" of that product during the 1995 Christmas season. In the 1996 period, ball pit products lacked the benefit of the initial "sell-in" and were more vulnerable to competitive pressures that management believes have since dissipated, resulting in a decline in sales of $5.0 million in the 1996 period from the 1995 period. The decline in the Ashland Division's sales is also attributable to a decline in OEM sales. Net sales in the International Division for the 1996 period approximated net sales for the 1995 period.

     Gross Profit. Hedstrom's total gross profit decreased to $2.0 million in the five months ended December 1996 from $5.8 million in the same period of 1995. As a percentage of net sales, gross profit decreased to 8.3% in the 1996 period from 18.2% in the 1995 period. Due to the lower production volume of outdoor gym sets resulting from the implementation of just-in-time manufacturing for the 1997 selling season, an additional $1.4 million of fixed manufacturing costs were unabsorbed in the 1996 period as compared to the 1995 period. In addition, in December 1996, Hedstrom changed the method of allocating depreciation for interim reporting periods, resulting in a one-time adjustment to depreciation of $0.6 million in the 1996 period.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $7.5 million in the five months ended December 31, 1996 from $7.1 million in the same period in 1995. Expressed as a percentage of net sales, selling, general and administrative expenses increased to 31.4% in the last five months of 1996 from 22.2% in the same period of 1995, due principally to the decrease in sales and the inability to reduce such expenses (which are largely fixed) proportionately. Selling, general and administrative expenses in the 1996 period included a $0.2 million lawsuit settlement.


     Recapitalization Expense. In October of 1995 Holdings effected a Recapitalization in which Holdings was purchased by an investment group, the majority of the preferred stock and common stock of Holdings was redeemed, new shares were issued to the purchaser, new debt facilities were obtained and existing debt facilities were repaid. In addition, Holdings effected a common stock split of 39,095 shares for one and increased the authorized shares from 1,000 to 50,000,000. After the Recapitalization, the majority of the common stock was held by Hicks, Muse, Tate, and First Equity Fund II, L.P. However, two of the existing shareholders retained a minority investment in Holdings. Holdings expensed all of its costs associated with the Recapitalization. These expenses include the following (in millions of dollars):



                        DESCRIPTION                           AMOUNT
                        -----------                           ------
Commitment fees for the new revolver and term loan
  facilities................................................   $2.9
Buyer's financing and transaction fees......................    2.0
Seller's transaction fees...................................    1.7
Equity appreciation payments to employees...................    2.2
Other.......................................................     .8
                                                               ----
          Total Recapitalization Expense....................   $9.6
                                                               ====


     Interest Expense. Interest expense increased by 19.3%, due primarily to increased borrowings associated with capital additions and higher working capital requirements.

     Income Tax Expense. Holdings' effective income tax rate for the five months ended December 31, 1996 was 37.6% as compared with an effective income tax rate of 35.5% in the same period of 1995. The increase was attributable to a decrease in foreign losses, which provide no U.S. tax benefit, in 1996 relative to 1995. In addition, the 1995 tax benefit was reduced by non-deductible transaction costs incurred in fiscal 1995 in connection with the 1995 Recapitalization and alternative minimum tax incurred by Holdings.

FISCAL 1996 COMPARED TO FISCAL 1995

     Net Sales. Hedstrom's total net sales decreased to $133.2 million in fiscal 1996 from $133.9 million in fiscal 1995, a decrease of 0.5%. Net sales in the Bedford Division decreased by $1.6 million, or 2.0%, in fiscal 1996 as compared to fiscal 1995. Despite unit volume increases in outdoor gym sets, net sales declined in fiscal 1996 from fiscal 1995 principally as a result of an unfavorable product mix shift to lower-priced, lower-margin outdoor gym sets due, in part, to pricing and promotional policies implemented by certain of Hedstrom's retail customers. Net sales of the Ashland Division increased $1.2 million, or 2.7%, in fiscal 1996 as compared to fiscal 1995. This increase reflected the initial Christmas season "sell-in" effect on ball pit sales.

     Gross Profit. Total gross profit increased to $28.1 million in fiscal 1996 from $26.6 million in fiscal 1995, an increase of 5.6%. As a percentage of net sales, gross profit increased to 21.1% in fiscal 1996 from 19.9% in fiscal 1995. In the Bedford Division, gross profit margin increased to 17.3% in fiscal 1996 from 14.5% in fiscal 1995 primarily as a result of (i) a reduction in raw materials prices and (ii) higher unit volume, which increased gross profits by $3.0 million and $2.4 million, respectively, which effects were partially offset by a shift in product mix to lower priced outdoor gym sets, which shift reduced gross profits by $3.6 million. The gross profit margin of the Ashland Division decreased to 28.5% in fiscal 1996 from 29.9% in fiscal 1995. The decrease was attributable to increased promotional activity, an unfavorable shift in the mix of playballs and a reduction in sales prices, which reduced gross profits by $1.0 million, $0.9 million, and $1.8 million, respectively, but were partially offset by a $2.7 million increase attributable to reductions in material prices. The gross profit margin of the International Division decreased to 16.5% in fiscal 1996 from 18.3% in fiscal 1995, principally as a result of an unfavorable shift in product mix.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $24.6 million in fiscal 1996 from $19.3 million in fiscal 1995 (or stated as a percentage of net sales, to 18.5% in fiscal 1996 from 14.3% in fiscal 1995). This increase was due primarily to (i) an increase in material handling and warehousing costs of $2.0 million, (ii) an increase in advertising expenses of $2.0 million and (iii) a non-cash charge of $1.0 million related to the write-off of certain advertising barter credits. The increase in material handling and warehousing costs was due primarily to higher levels of outdoor gym set inventories arising from the unexpected shift in product mix and the resultant expense of outside warehouse space and related material handling. The increased advertising expenditures related primarily to an unsuccessful trial advertising campaign that has since been discontinued. As a result of Hedstrom's decision to reduce its advertising expenditures during fiscal 1997, management determined that $1.0 million of barter credits available to pay for a portion of future advertising programs could not be utilized before their expiration and, accordingly, were written off.


     Recapitalization Expense. In October of 1995 Holdings effected a Recapitalization in which Holdings was purchased by an investment group, the majority of the preferred stock and common stock of Holdings was redeemed, new shares were issued to the purchaser, new debt facilities were obtained and existing debt facilities were repaid. In addition, Holdings effected a common stock split of 39,095 shares for one and increased the authorized shares from 1,000 to 50,000,000. After the Recapitalization, the majority of the common stock was held by Hicks, Muse, Tate, and First Equity Fund II, L.P. However, two of the existing shareholders retained a minority investment in Holdings. Holdings expensed all of its costs associated with the Recapitalization. These expenses include the following (in millions of dollars):



                        DESCRIPTION                           AMOUNT
                        -----------                           ------
Commitment fees for the new revolver and term loan
  facilities................................................   $2.9
Buyer's financing and transaction fees......................    2.0
Seller's transaction fees...................................    1.7
Equity appreciation payments to employees...................    2.2
Other.......................................................     .8
                                                               ----
          Total Recapitalization Expense....................   $9.6
                                                               ====


     Interest Expense. Interest expense increased by 28.9%, due primarily to higher working capital requirements and increased borrowings associated with acquisitions of equipment.

     Income Tax Expense. Holdings' effective income tax rate for fiscal 1996 was 32.2% as compared with an effective income tax rate of 52.0% in fiscal 1995. The decrease was attributable to non-deductible transaction costs incurred in connection with the 1995 Recapitalization. In addition, Holdings incurred alternative minimum tax in 1995 that was not incurred in 1996.

FISCAL 1995 COMPARED TO FISCAL 1994

     Net Sales. Hedstrom's total net sales were $133.9 million in fiscal 1995, as compared to $108.7 million in fiscal 1994, an increase of 23.2%. This increase was attributable primarily to increases in volume and selling prices at both the Bedford Division and the Ashland Division. The Bedford Division's net sales increased $9.5 million, or 13.3%, in fiscal 1995 over fiscal 1994, primarily as a result of market share gains across the outdoor gym set and wood gym kit product lines. The Ashland Division's net sales increased $14.4 million, or 47.4% in fiscal 1995 over fiscal 1994, primarily as a result of (i) the introduction of ball pit products, (ii) increases in the sales volume of premium licensed playballs, (iii) a product mix shift toward higher-priced undecorated playballs and (iv) increased sales of other products, which accounted for increases of $7.2 million, $1.2 million, $4.0 million and $2.0 million, respectively.

     Gross Profit. Hedstrom's total gross profit was $26.6 million in fiscal 1995, as compared to $21.5 million in fiscal 1994, an increase of 23.7%. Hedstrom's fiscal 1995 gross profit margin approximated fiscal 1994's gross profit margin of 19.8%. The Bedford Division's gross profit margin decreased to 14.5% in fiscal 1995 from 17.1% in fiscal 1994 due to higher costs of raw materials, particularly plastic resins. The Ashland Division's gross profit margin increased to 29.9% in fiscal 1995 from 27.3% in fiscal 1994 primarily as a result of (i) increases in selling prices and (ii) a product mix shift toward higher-margin playballs, which increased gross profits by $0.9 million and $1.3 million, respectively, but the effects of which were partially offset by a $1.0 million increase in materials costs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $19.3 million in fiscal 1995, as compared to $18.2 million in fiscal 1994, an increase of 6.0%. Expressed as a percentage of sales, selling, general and administrative expenses decreased to 14.4% in fiscal 1995 from 16.7% in fiscal 1994 primarily as a result of higher sales volume.

     Interest Expense. Interest expense increased by 53.3%, due primarily to higher working capital requirements and higher interest rates.

     Income Tax Expense. Holdings' effective income tax rate for fiscal 1995 was 52.0% as compared with an effective income tax rate of 32.0% in fiscal 1994. The increase was attributable to larger losses from foreign operations, which provide no U.S. tax benefit, in 1995 compared to 1994. In addition, Holdings incurred alternative minimum tax in 1995 that was not incurred in 1994.

LIQUIDITY AND CAPITAL RESOURCES OF THE OPERATING COMPANY

  Working Capital and Cash Flows.

     Net cash used for operating activities was $7.0 million for the six months ended June 30, 1997 (net of a $13.9 million increase in accrued expenses primarily related to the Transactions), as compared to $12.7 million for the six month period ended June 30, 1996. The net use of cash in both periods reflects the seasonal nature of Hedstrom's business. Hedstrom accumulates accounts receivable during the first half of the year and subsequently liquidates them in the second half of the year.

     Net cash used for investing activities was $126.0 million for the first six months of 1997, including the $122.6 million used for the acquisition of ERO, Inc. and $3.4 million used for other capital expenditures. Net cash used for investing activities was $4.8 million for the first six months of 1996, which amount was used for capital expenditures.

     Net cash provided by financing activities was $135.6 million for the six months ended June 30, 1997, including (i) $110.0 million of proceeds from the issuance of the Senior Subordinated Notes, (ii) $110.0 million of proceeds from the Term Loans, (iii) $21.6 million from the issuance of the Discount Notes,
(iv) $2.7 million of net borrowings under the Revolving Credit Facility, (v) the repayment of old term loans in the aggregate amount of $91.4 million, (vi) the repayment of old revolving loans in the aggregate amount of $38.9 million, (vii) debt financing costs of $17.8 million, (viii) $4.0 million of proceeds from the issuance of Holdings Common Stock and (ix) $37.5 million of proceeds from the issuance of Holdings Non-Voting Common Stock. The net cash provided by financing activities was used primarily to consummate the acquisition of ERO, Inc. and to fund operating cash requirements.

     For the five months ended December 31, 1996, Hedstrom's operations provided net cash of $3.0 million, largely the result of a $9.7 million decrease in accounts receivable attributable to the seasonality of Hedstrom's business. During this period, Hedstrom spent $1.3 million on capital expenditures and made net payments of $9.1 million under its revolving credit facility.

     For the fiscal year ended July 31, 1996, Hedstrom used $17.7 million of cash in its operating activities. This net use of cash was attributable primarily to (i) Hedstrom's $8.1 million net loss (which included $9.6 million in costs that were expensed in connection with the 1995 Recapitalization) and
(ii) a $7.9 million reduction in accounts payable due to an acceleration of certain obligations that previously had been extended. During fiscal 1996, Hedstrom spent $6.7 million on equipment, including $3.3 million related to the vertical integration of the Bedford Divisions plastics operations. Holdings and Hedstrom's financing activities during this period generated $31.1 million in cash. The 1995 Recapitalization involved, among other things, (i) the redemption of $29.8 million of common stock and $3.1 million of preferred stock, (ii) the issuance of notes to related parties in the amount of $2.5 million, (iii) proceeds of $27.2 million from the sale of common stock and (iv) term loan borrowings of $35.0 million.

     For the fiscal year ended July 31, 1995, Hedstrom's operations provided cash of $0.4 million. Net income of $0.8 million included (i) non-cash charges of $1.2 million related to the discontinuation of its traffic controls business and (ii) non-cash credits of $2.0 million related to certain barter sales. In connection with higher sales activity, Hedstrom increased its accounts receivable by $2.1 million, spent $6.9 million to build up its inventories and had an increase in of $2.4 million in prepaid expenses related to certain barter credits. The effects of these actions were partially offset by the extension of credit terms with certain vendors, which generated $5.8 million of cash. During fiscal 1995, Hedstrom spent $2.6 million on capital expenditures and incurred net borrowings of $2.9 million under its revolving credit facility.

     For the fiscal year ended July 1994, Hedstrom's operations generated $1.3 million of cash. A net loss of $3.0 million included non-cash charges of $4.7 million related to the discontinuation of its traffic controls business. In connection with higher sales activity, Hedstrom increased its accounts receivable by $4.0 million and spent $1.7 million to build up its inventories. The effects of these actions were partially offset by the extension of credit terms with certain vendors, which generated $5.0 million of cash. During fiscal 1994, Hedstrom spent $3.0 million on capital expenditures and generated $1.1 million of cash in its financing activities.

  Liquidity.

     Interest payments on the Senior Subordinated Notes and interest and principal payments under the Senior Credit Facilities represent significant cash requirements for the Operating Company. The Senior Subordinated Notes require semiannual interest payments of $5.5 million commencing in December 1997. Borrowings under the Senior Credit Facilities will bear interest at floating rates and will require interest payments on varying dates depending on the interest rate option selected by the Operating Company. Borrowings under the Senior Credit Facilities will consist of $110 million under the Term Loan Facilities, comprised of a $75 million Tranche A Term Loan maturing in 2003 and a $35 million Tranche B Term Loan maturing in 2005. In addition, the Senior Credit Facilities include a $70 million Revolving Credit Facility.

     The Term Loan Facilities will require principal repayments according to the following schedule:

                      DATE                        TRANCHE A TERM LOAN   TRANCHE B TERM LOAN
                      ----                        -------------------   -------------------
December 31, 1997...............................      $1,000,000            $  125,000
March 31, 1998..................................       3,000,000               125,000
June 30, 1998...................................         750,000               125,000
September 30, 1998..............................       3,000,000               125,000
December 31, 1998...............................         750,000               125,000
March 31, 1999..................................       4,000,000               125,000
June 30, 1999...................................       1,000,000               125,000
September 30, 1999..............................       4,000,000               125,000
December 31, 1999...............................       1,000,000               125,000
March 31, 2000..................................       5,000,000               125,000
June 30, 2000...................................       1,250,000               125,000
September 30, 2000..............................       5,000,000               125,000
December 31, 2000...............................       1,250,000               125,000
March 31, 2001..................................       6,000,000               125,000
June 30, 2001...................................       1,500,000               125,000
September 30, 2001..............................       6,000,000               125,000
December 31, 2001...............................       1,500,000               125,000
March 31, 2002..................................       8,000,000               125,000
June 30, 2002...................................       2,000,000               125,000
September 30, 2002..............................       8,000,000               125,000
December 31, 2002...............................       2,000,000               125,000
March 31, 2003..................................       7,200,000             5,000,000
June 30, 2003...................................       1,800,000             1,250,000
September 30, 2003..............................                             5,000,000
December 31, 2003...............................                             1,250,000
March 31, 2004..................................                             5,400,000
June 30, 2004...................................                             1,350,000
September 30, 2004..............................                             5,400,000
December 31, 2004...............................                             1,350,000
March 31, 2005..................................                             5,100,000
June 30, 2005...................................                             1,275,000

     The Revolving Credit Facility terminates and all amounts outstanding thereunder mature on the maturity date of the Tranche A Term Loan Facility. See "Description of Senior Credit Facilities."

     At present, the Discount Notes do not require cash interest payments. Rather, principal will accrete to an aggregate principal amount of $44,612,000 on June 1, 2002. Commencing on such date, Holdings will be required to make semiannual interest payments of $2,676,720. See "Description of the New Discount Notes."

     The Operating Company's remaining liquidity demands will be for capital expenditures and for working capital needs. In each of 1997 and 1998 the Operating Company is expected to make capital expenditures of approximately $9 million. For the foreseeable future, the Operating Company expects that its capital expenditures will be limited primarily to maintaining existing facilities and equipment and completing its insourcing of manufacturing certain components. The Credit Agreement imposes an annual limit of $10,000,000 on the Operating Company's capital expenditures and investments (subject in any given year to a roll-over of up to $4,000,000 of unused capital expenditure capacity from the previous year). In addition, to achieve the estimated net cost savings of over $9.0 million described herein (see "Prospectus Summary -- Business Strategy -- Achieve Cost Savings" and "Unaudited Pro Forma Consolidated Financial Information"), the Operating Company may incur expenditures related to the restructuring of its operations.

     The Operating Company's primary sources of liquidity are cash flows from operations and borrowings under the Revolving Credit Facility. As of June 30, 1997, approximately $67.3 million was available to the Operating

Company (subject to borrowing base limitations) for borrowings under the Revolving Credit Facility. See "Description of Senior Credit Facilities." Management believes that cash generated from operations, together with borrowings under the Revolving Credit Facility, will be sufficient to meet the Operating Company's working capital and capital expenditures needs for the foreseeable future.

     The Operating Company's remaining liquidity demands will be for capital expenditures and for working capital needs. In each of 1997 and 1998 the Operating Company is expected to make capital expenditures of approximately $9 million. For the foreseeable future, the Operating Company expects that its capital expenditures will be limited primarily to maintaining existing facilities and equipment and completing its insourcing of manufacturing certain components. The Senior Credit Facilities impose annual limits on the Operating Company's capital expenditures and investments. In addition, to achieve the estimated net cost savings of over $9.0 million described herein (see "Prospectus Summary -- Business Strategy -- Achieve Cost Savings" and "Unaudited Pro Forma Consolidated Financial Information"), the Operating Company may incur expenditures related to the restructuring of its operations.

     The Operating Company's primary sources of liquidity are cash flows from operations and borrowings under the Revolving Credit Facility. As of June 30, 1997, approximately $67.3 million was available to the Operating Company (subject to borrowing base limitations) for borrowings under the Revolving Credit Facility. See "Description of Senior Credit Facilities." Management believes that cash generated from operations, together with borrowings under the Revolving Credit Facility, will be sufficient to meet the Operating Company's working capital and capital expenditures needs for the foreseeable future.


     The Operating Company believes it is more likely than not to realize the net deferred tax asset and accordingly no valuation allowance has been provided. This conclusion is based on, (i) changes in operations that have recently occurred, including the 1996 Cost Reduction Plan and the acquisition of ERO, Inc., which has a lengthy and consistent history of profitable operations, (ii) projections (which include ERO, Inc.) of sufficient taxable U.S. income to fully realize the net deferred tax asset by the end of calendar year 1999, (iii) the tax loss carryforwards included in the net deferred tax asset were generated in very recent periods and do not begin to expire until the years 2008-2011, and
(iv) the significant excess of book basis over tax basis relative to the net assets of ERO, Inc. Management continually evaluates the realizability of the net deferred tax assets and the need for a valuation allowance on such assets.


SEASONALITY OF THE OPERATING COMPANY

     Hedstrom's peak selling season is the first half of the calendar year whereas ERO's peak selling season is the second half of the calendar year. Management believes that the Acquisition will smooth the historical seasonality of Hedstrom's and ERO's businesses, thereby balancing working capital requirements and enabling the Operating Company to generate more consistent cash flows throughout the year. Pro forma net sales for the Operating Company for each calendar quarter during the twelve months ended December 31, 1996 were 24.6%, 26.5%, 22.8% and 26.1%, respectively, of total pro forma net sales for such twelve-month period.

ADOPTION OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     Holdings will adopt SFAS No. 128, "Earnings Per Share", effective December 15, 1997. SFAS No. 128 requires the calculation of basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the net income by the weighted average number of shares of common stock and common stock equivalents. As required, Holdings will restate the reported earnings per share upon adoption of SFAS No. 128. Assuming adoption of SFAS No. 128, basic and diluted earnings per share for the six months ended June 30, 1997 and 1996, respectively would have been the same as reported earnings per share.

     Holdings will adopt SFAS No. 129, "Disclosure of Information about Capital Structure", effective December 15, 1997. SFAS No. 129 requires companies to disclose the pertinent rights and privileges of all securities other than ordinary common stock. Those disclosures include such things as dividend and liquidation preferences, participation rights, call prices and dates, conversion prices, unusual voting rights and others. As required, Holdings will make such disclosures, if applicable, upon adoption. Management does not believe that SFAS No. 129 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 130, "Reporting Comprehensive Income", effective January 1, 1998. This pronouncement is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. Management does not believe that SFAS No. 130 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 131, "Disclosure about Segments of An Enterprise and Related Information", effective January 1, 1998. This pronouncement changes the requirements under which public businesses must report segment information. The objective of the pronouncement is to provide information about a company's different types of business activities and different economic environments. SFAS No. 131 will require companies to select segments based on their internal reporting system. Restatement of prior year segment disclosure will be required upon adoption of SFAS No. 131. Adoption of this pronouncement will have no significant impact on Holdings results of operations or financial position. Management is evaluating what impact, if any, adoption will have on Holdings' financial statement disclosures.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ERO

     The selected consolidated historical financial data presented below as of and for the years in the five-year period ended December 31, 1996 were derived from the consolidated financial statements of ERO, which have been audited by Price Waterhouse LLP. The selected consolidated financial data presented below as of and for the three-month periods ended March 31, 1996 and 1997 have not been audited, but, in the opinion of management, include all the adjustments (consisting only of normal, recurring adjustments) necessary to present fairly, in all material respects, such information in accordance with GAAP applied on a consistent basis. Interim results are not necessarily indicative of ERO's results for the full year, principally because of the seasonal nature of ERO's business. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of ERO" and the consolidated financial statements of ERO and the notes thereto.

                                                       THREE MONTHS
                                                           ENDED
                                                         MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                    -------------------   ---------------------------------------------------
                                                      1997       1996       1996       1995       1994      1993       1992
                                                    --------   --------   --------   --------   --------   -------   --------
                                                                             (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales.......................................  $ 19,939   $ 18,883   $157,913   $128,722   $126,734   $95,459   $101,777
  Cost of sales...................................    13,814     13,264     97,802     80,693     79,776    63,028     64,984
                                                    --------   --------   --------   --------   --------   -------   --------
  Gross profit....................................     6,125      5,619     60,111     48,029     46,958    32,431     36,793
  Selling, general and administrative expenses....     7,763      7,553     38,896     33,183     34,078    26,245     26,919
  Restructuring charge............................        --         --         --         --         --     1,700         --
                                                    --------   --------   --------   --------   --------   -------   --------
  Operating income (loss).........................    (1,638)    (1,934)    21,215     14,846     12,880     4,486      9,874
  Interest expense................................     2,010      1,846      9,062      1,997      1,939     1,261      2,292
                                                    --------   --------   --------   --------   --------   -------   --------
  Income before income taxes......................    (3,648)    (3,780)    12,153     12,849     10,941     3,225      7,582
  Income tax benefit (expense)....................     1,495      1,552     (4,395)    (5,167)    (4,482)   (1,040)    (2,630)
                                                    --------   --------   --------   --------   --------   -------   --------
  Income from continuing operations...............    (2,153)    (2,228)     7,758      7,682      6,459     2,185      4,952
  Extraordinary expense -- early extinguishment of
    debt, net of applicable income taxes..........        --         --         --         --         --        --     (1,558)
                                                    --------   --------   --------   --------   --------   -------   --------
  Income before cumulative effect of the change in
    accounting for income taxes...................    (2,153)    (2,228)     7,758      7,682      6,459     2,185      3,394
                                                    --------   --------   --------   --------   --------   -------   --------
  Cumulative effect of the change in accounting
    for income taxes..............................        --         --         --         --         --        --     (1,911)
                                                    --------   --------   --------   --------   --------   -------   --------
  Net income......................................  $ (2,153)  $ (2,228)  $  7,758   $  7,682   $  6,459   $ 2,185   $  1,483
                                                    ========   ========   ========   ========   ========   =======   ========
OTHER FINANCIAL DATA:

  Net Cash provided by (used in):
    Operating activities..........................  $ 12,708   $  4,793   $ (1,277)  $  5,582   $  8,832   $ 9,468   $  9,369
    Investing activities..........................      (289)      (448)    (3,619)   (56,867)    (6,442)   (6,289)   (13,443)
    Financing activities..........................   (16,149)    (3,628)     9,836     51,239     (2,515)   (3,118)      (920)
  EBITDA(a).......................................      (315)      (590)    26,504     18,411     15,949     7,320     12,994
  Depreciation and amortization(b)................     1,323      1,344      5,289      3,565      3,069     2,834      3,120
  Capital expenditures............................       289        448      3,625      1,772      1,287       989      1,881
  Ratio (deficiency) of earnings to fixed
    charges(c)....................................    (3,648)    (3,780)       2.2x       5.9x       5.5x      2.9x       3.8x
BALANCE SHEET DATA (END OF PERIOD):
  Total assets....................................  $136,381   $131,353   $159,994   $144,138   $ 56,792   $48,935   $ 51,112
  Total debt (including current maturities).......    79,431     82,041     95,640     84,998     11,875    14,650     17,800
  Stockholders' equity............................    40,649     32,789     43,014     36,064     27,997    21,177     18,781

---------------

(a) EBITDA represents operating income plus depreciation, and amortization. EBITDA as determined by ERO may not be comparable to the EBITDA measure as reported by other companies. While EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity. In addition, this measure does not represent funds available for discretionary use. It is included herein to provide additional information with respect to the ability of ERO to meet its future debt service, capital expenditures and working capital requirements.

(b) Depreciation and amortization included herein excludes the amortization of deferred financing costs that is included in interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized; (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (iii) that portion of rental expense considered to represent interest cost (assumed to be one-third). Due to the seasonal nature of ERO's business, the ratio of earnings to fixed charges for the three months ended March 31, 1996 and March 31, 1997 are not accurate representations of full-year results. If the ratio is less than 1.0x, the deficiency is shown.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ERO

GENERAL

     ERO is a leading designer, manufacturer, importer and marketer of licensed and branded children's leisure products through four principal business units:

     - Amav, which ERO acquired in October 1995, is a fully integrated manufacturer of children's products, including arts and crafts kits, game tables such as table tennis, table-top hockey and soccer, pool and shuffleboard, and certain other children's bulk play products such as play kitchens and battery-operated ride-on vehicles.

     - ERO Industries produces the Slumber Shoppe line of products, which includes slumber products such as indoor sleeping bags and play tents featuring popular licensed characters such as Mickey's Stuff for Kids, Barbie(TM), Pooh, and Batman and Robin(TM), and a water sports line of products including flotation jackets, masks, fins, goggles and snorkels directed at the children's market through ERO's license portfolio and at the children's and adults' markets under the Coral brand name.

     - Priss Prints produces licensed room decorations for young children, consisting principally of stick-on and peel-off wall decorations.

     - Impact sells a broad line of school supplies featuring popular licensed characters, including back packs, book bags, lunch kits and stationery products such as portfolios, binders, study kits, pencils and theme books.

RESULTS OF OPERATIONS

     The following discussion generally relates to the historical consolidated results of operations and financial condition of ERO and should be read in conjunction with the Consolidated Financial Statements of ERO included elsewhere herein.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

                   SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
                             (DOLLARS IN MILLIONS)

                                           THREE MONTHS ENDED MARCH 31,
                                          ------------------------------
                                                              INCREASE
                                           1997      1996    (DECREASE)
                                          ------    ------   -----------
Net sales...............................   $19.9     $18.9        5.3%
Gross profit margin.....................    30.7%     29.8%       0.9%
Selling, general and administrative
  expense (as a percentage
  of sales).............................    38.9%     40.0%     (1.1)%
Interest expense........................   $ 2.0     $ 1.8       11.1%

     ERO's first quarter results reflect the seasonal nature of its business. The majority of the ERO's sales occur in the third and fourth quarters, while a substantial portion of its expenses remain relatively consistent throughout the year.

     Net sales for the first quarter of 1997 increased 5.3% to $19.9 million as compared to the first quarter of last year. The first quarter sales growth can be attributed to ERO's Slumber Shoppe and Priss Prints businesses whose emphasis on classic licenses resulted in gaining year-round placement at certain retailers.

     The gross profit margin for the quarter ended March 31, 1997 increased 0.9% compared to the prior year due to improved pricing on its licensed products when compared to a relatively weak performance in licensed products in the first quarter of 1996.

     Selling, general and administrative expense as a percentage of sales decreased by 1.1% as ERO was able to control fixed cost spending in a period of increased revenues.

     Interest expense increased by 11.1% compared to the same period in the prior year due to higher interest rates and an increase in working capital requirements.

1996 COMPARED TO 1995

     Sales increased to $157.9 million, or 22.7%, in 1996 due primarily to Amav's first full year of operations. Amav, which was acquired October 1, 1995, contributed $66.1 million in 1996 compared to $24.6 million in 1995, a $41.5 million increase. Partially offsetting Amav's contribution, sales in ERO's Impact business fell far short of 1995 levels due to the timing of 1996's major licensing events. The success of Impact's back-to-school products relies heavily on major summer licensing events. In 1996, the major licensing events occurred in the fourth quarter, which is after the back-to-school selling season.

     Amav's sales of $66.1 million represent a $16.1 million, or 32.2%, increase over 1995 full year sales of $50.0 million. Amav's sales growth is attributable to several factors including increased production capacity, working capital availability, growth of the arts and crafts market, the introduction of new products and increased account penetration.

     Gross profit margins for 1996 increased by 0.8% compared to 1995 due primarily to a shift in the sales mix to ERO's businesses with higher margins, Amav and Priss Prints.

     Selling, general and administrative expenses as a percentage of sales decreased by 1.2% primarily due to a decrease in royalty expense as a percentage of sales resulting from a shift in the sales mix to non-licensed products. This decrease was partially offset by the increase in amortization expense resulting from the Amav acquisition.

     Interest expense increased significantly from the prior year due to the acquisition debt and higher working capital requirements.

     ERO's income before taxes in 1996 was generated primarily from its foreign operations on account of the success of Amav, which has its operations based in Canada. Because Amav manufactures its products in Canada, approximately 27% of ERO's cost of sales in 1996 were denominated in Canadian dollars. However, approximately 80% of Amav's sales were made to its U.S.-based corporate parent for resale in the United States. These sales were denominated in U.S. dollars. As a result, only 13% of ERO's 1996 sales were made to foreign customers.

     ERO's effective tax rate for 1996 was 36% compared to 40% in 1995 due to an increase in the percentage of income derived from ERO's foreign subsidiaries, which carry lower statutory tax rates than its U.S. subsidiaries.

1995 COMPARED TO 1994

     Sales increased to $128.7 million, or 1.6%, in 1995 due primarily to the acquisition of Amav. Amav, which was acquired October 1, 1995, contributed $24.6 million to sales in 1995. Offsetting Amav's positive impact on sales, ERO's sales of licensed products were significantly below the record levels achieved during 1994 due to the lack of a strong license. During 1994, ERO's strongest license, Mighty Morphin Power Rangers(TM), generated approximately 29% of total sales. There was no such license in 1995.

     Amav's full year sales in 1995 were $50.0 million as compared to $24.8 million in 1994, a 102% increase. Amav's sales improvement from the prior year resulted from a number of factors including increased capacity due to its new facility in Montreal, Quebec, increased account penetration and the introduction of several new products.

     During 1995, ERO discontinued the majority of products within the sports bags and coolers product group. The products within this group, which did not carry an exclusive license, offered ERO no competitive advantages and did not fit into ERO's strategy of providing children's leisure products.

     Gross profit margins were relatively consistent with the prior year. The shift in sales mix to ERO's businesses with higher margins, Amav and Priss Prints, was slightly offset by the discontinuation of products in the sports bags and coolers product group, as discussed above, and the liquidation of certain slow-moving inventory.

     Selling, general and administrative expenses as a percentage of sales decreased by 1.1% primarily due to a decrease in royalty expense as a percentage of sales resulting from a shift in the sales mix to Amav's non-licensed products. This decrease was partially offset by the effect on ERO's fixed cost structures of the decrease in licensed product sales.

     Interest expense was relatively consistent with the prior year as ERO's new $110.0 million credit facility, used to finance the Amav acquisition, was not in effect until December 1995.

     A majority of ERO's income before taxes in 1995 was generated by Amav's Canadian operations. As mentioned above, approximately 27% of Amav's cost of sales are denominated in Canadian dollars, whereas approximately 80% of its sales are made to its U.S.-based corporate parent for resale in the United States. Such resales are denominated in U.S. dollars. As a result, only 9% of ERO's 1995 sales were made to foreign customers.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash generated from operating activities during the three months ended March 31, 1997 totaled approximately $12.7 million. These cash flows, together with cash on hand, were used principally to repay $16.2 million under ERO's then existing loan facilities and fund capital expenditures of $0.3 million.

     ERO's liquidity and capital resources are derived primarily through its operations. Management anticipates that cash generated by operating activities will be sufficient to conduct its operations as planned. Any additional capital resources, if needed, will be available through capital contributions and loans by Hedstrom (subject to restrictions imposed by certain of Hedstrom's debt covenants).

     As mentioned above, a significant portion of ERO's cost of sales is denominated in Canadian dollars. Consequently, ERO's cash flows and earnings (and to a lesser extent, its revenues) are affected by fluctuation in foreign currency exchange rates, primarily, the Canadian dollar-U.S. dollar exchange rate. ERO does not have any hedging program in place to mitigate the risks of exchange rate fluctuation. Although ERO has not experienced material adverse consequences from exchange rate fluctuations in the past, there can be no assurance that future exchange rate fluctuations would not have material adverse effects on its liquidity or capital resources.

                                    BUSINESS

GENERAL

     Holdings is a holding company whose only material asset is the stock of Hedstrom. Except for the performance of its obligations with respect to the Discount Notes, the Senior Credit Facilities and the Holdings Guaranty, Holdings currently conducts all of its business through the Operating Company.

     The Operating Company (consisting of the combined businesses of Hedstrom and ERO) is a leading North American manufacturer and marketer of well-established children's leisure and activity products. The Operating Company's diversified product lines are in such "evergreen" product categories as outdoor gym sets, wood gym kits and slides, spring horses, playballs, arts and crafts kits, game tables, and licensed indoor sleeping bags, play tents and wall decorations. The Operating Company considers such product categories to be "evergreen" in nature because each is characterized by proven longevity, demonstrated market demand and consistent sales over time. For example, the Operating Company believes products such as outdoor gym sets and playballs have been marketed and sold in the United States for over 30 years.

     The Operating Company believes that in the U.S. markets for nine of its ten principal product categories, it enjoys the competitive advantage of being the market share leader, the low-cost producer or both. For the twelve-month period ended December 31, 1996, approximately half of the Operating Company's pro forma net sales were derived from product categories for which the Operating Company believes it has a market share of approximately 75% or greater. The Operating Company's products are sold primarily through national retailers, mass merchants, home improvement centers, sporting goods stores, drug store chains and supermarkets. The Operating Company's outdoor gym set product line accounted for approximately 20% of the Operating Company's pro forma net sales for the twelve-month period ended December 31, 1996. No other product line accounted for more than 10% of the Operating Company's pro forma net sales for the twelve-month period ended December 31, 1996.

     Hedstrom's operations historically have been conducted through two principal divisions. The Bedford Division principally manufactures and markets in the United States outdoor gym sets, wood gym kits and slides, spring horses and gym accessories. The Ashland Division principally manufactures and markets in the United States a wide variety of children's playballs and ball pit products. In addition, Hedstrom sells products manufactured by both the Bedford Division and the Ashland Division outside of the United States through its International Division. Hedstrom utilizes excess capacity at both the Bedford Division and the Ashland Division to supply components to a variety of OEMs of industrial and consumer products.

     ERO's operations historically have been conducted through four principal business units:

     - Amav, which ERO acquired in October 1995, is a fully integrated manufacturer of children's products, including arts and crafts kits, game tables such as table tennis, table-top hockey and soccer, pool and shuffleboard, and certain other children's bulk play products such as play kitchens and battery-operated ride-on vehicles.

     - ERO Industries produces the Slumber Shoppe line of products, which includes slumber products such as indoor sleeping bags and play tents featuring popular licensed characters such as Mickey's Stuff for Kids, Barbie(TM), Pooh, and Batman and Robin(TM), and a water sports line of products including flotation jackets, masks, fins, goggles and snorkels directed at the children's market through ERO's license portfolio and at the children's and adults' markets under the Coral brand name.

     - Priss Prints produces licensed room decorations for young children, consisting principally of stick-on and peel-off wall decorations.

     - Impact sells a broad line of school supplies featuring popular licensed characters, including back packs, book bags, lunch kits and stationery products such as portfolios, binders, study kits, pencils and theme books.

PRODUCTS

  BEDFORD DIVISION

     Outdoor Gym Sets. The Bedford Division produces a broad selection of painted metal gym sets and composite metal and plastic gym sets. Each of the Operating Company's outdoor gym sets consists of a heavy-duty metal frame which supports several hanging, swinging rides such as contoured swing seats, glide rides and trapezes. In addition, the Operating Company's outdoor gym sets often incorporate a plastic slide and climbing tower. The Operating Company sells its outdoor gym sets as complete, ready-to-assemble kits. The Operating Company's outdoor gym set line consists of 19 styles available in a variety of colors that sell at retail prices between $80 and $600. The Operating Company estimates that its share of the total U.S. market for painted metal gym set units and composite metal and plastic gym set units is approximately 75%.

     Wood Gym Kits and Slides. The Bedford Division produces wood gym kits sold through home improvement centers and building supply stores. Wood gym kits consist of certain components necessary to construct a wood gym set, such as nuts, bolts and framing brackets, and are typically sold together with accessory products including swings, climbing towers and plastic slides. The Operating Company does not sell the lumber, nails or the tools required to construct the wood gym kits. The retailers that carry the Operating Company's wood gym kits, primarily home improvement centers, benefit from the sale of such items, particularly the lumber. The Operating Company currently offers wood gym kits with differing designs and layouts, ranging from simple swing set designs to more elaborate designs in the shape of pirate ships and trains. The Operating Company's wood gym kits generally sell for retail prices between $69.99 and $339.99, and the Operating Company's slides generally sell for retail prices between $79.99 and $269.99. The Operating Company estimates that its share of the total U.S. market for wood gym kits is approximately 25%, second only to Swing-N-Slide Corporation.

     Spring Horses. The Bedford Division designs and manufactures 11 different styles of spring horses for use by children ages two to six. The Operating Company manufactures the body of the horse, paints it to a specific style and packages it with a metal frame manufactured by the Operating Company. The Bedford Division has manufactured spring horses for over ten years, and management estimates that the Operating Company has approximately a 75% share of the U.S. market for this product category.

     Gym Accessories, OEM and Other. The Bedford Division designs, manufactures, sources and sells a broad line of accessories that complement its outdoor gym sets and wood gym kits. Accessories include swing seats, climbing ropes, ladders and nets. Many of the Operating Company's outdoor gym sets offer the customer the ability to customize the gym set with various accessories sold both in connection with the initial purchase of an outdoor gym set and as upgrades or replacement parts for the Operating Company's large base of installed units. The Operating Company currently offers over 65 individual accessory items. In addition, the Operating Company has undertaken efforts to identify new products that the Bedford Division can manufacture during the May through November period when its manufacturing capacity historically has been underutilized. One such product is "Turbo Hoops," a home version of the popular basketball game found in taverns and other commercial establishments. The Operating Company intends to begin producing Turbo Hoops during the second half of 1997. In addition, the Operating Company is seeking opportunities to utilize seasonal excess capacity at the Bedford Division to manufacture products for OEMs. The Operating Company's sales to OEM customers will better enable it to cost-effectively maintain a core of full-time, highly skilled workers and a high level of plant utilization year-round, resulting in a consistent source of revenue and profitability for the Bedford Division.

  ASHLAND DIVISION

     The Ashland Division produces a wide variety of children's playballs ranging in size from 4" to 36" in diameter, including both premium playballs and non-premium playballs. Management estimates the Operating Company's share of the total U.S. playball market is approximately 85%.

     Premium Playballs. The Operating Company's premium playballs generally include stylized printing on 360 degrees or 180 degrees of the ball or contain fun novelty items inside the ball. The premium playballs that are decorated with stylized printing feature either popular characters from the Operating Company's extensive license portfolio or the Operating Company's proprietary playball patterns. The Operating Company's proprietary playball patterns include holograms, sparkles and other geometric patterns. In addition to playballs with stylized printing, the Operating Company recently introduced a line of "goofballs" that contain items inside the ball such as plastic spiders, worms and beads. The Operating Company's premium playballs generally sell at retail prices between $1.99 and $8.99.

     Non-Premium Playballs. The Operating Company's non-premium playballs include (i) decorated playballs with stripes or other simple patterns, (ii) undecorated playballs and (iii) athletic-style playballs such as footballs, basketballs, baseballs, volleyballs and soccer balls. Non-premium playballs are available in a wide range of colors and sizes. This product line experienced significant growth over the last two years from the introduction of an 18" diameter playball, a new size in the playball category. The Operating Company's non-premium playballs generally sell at retail prices between $1.99 and $24.99.

     Ball Pits. In fiscal 1995, the Operating Company developed and introduced home and backyard versions of the popular ball pits used by children in commercial locations such as McDonald's. The Operating Company sells its ball pit product as a complete, ready-to-assemble set including an inflatable tent-like enclosure and 250 to 400 ball pit balls. Management estimates that the Operating Company's share of the U.S. ball pit market exceeds 75%. The Operating Company sources the enclosures from several overseas manufacturers and packages the enclosures with ball pit balls manufactured at the Ashland Division. Management believes that one of the Operating Company's competitive advantages in this product category is its ability to manufacture high-quality ball pit balls using a patented process for which the Operating Company has an exclusive licensing agreement. Hedstrom currently offers four ball pit models.

     OEM and Other. The Ashland Division complements its core playball and ball pit businesses and smooths seasonal production requirements by manufacturing a variety of custom-fabricated plastic products for toy, sporting goods, hospital supply, decorating and lighting companies. Sales to OEM customers enable the Ashland Division to cost-effectively maintain a core of full-time, highly skilled workers and result in a high level of plant utilization year-round while providing a consistent source of revenue and profitability.

  AMAV

     Amav manufactures and markets children's leisure and activity products including arts and crafts kits, game tables, and certain other children's bulk play products. Amav's entire product line consists of approximately 400 items, approximately 70% of which are in the arts and crafts kits category.

     Arts and crafts products include a broad variety of children's activity kits, chests and boxes that include stickers, doll outfits, mazes, paints, balloons, stamps, stationery, sun catchers, woodworking kits, magic sets, puzzles, sand art, egg art and art materials. These products generally are targeted at children between three and eight years of age.

     Game tables include a wide variety of popular table games such as table tennis, table-top hockey and soccer, pool and shuffleboard that are often integrated into a single game table. For example, Amav's 3-in-1 game table includes table tennis, hockey and pool whereas Amav's 6-in-1 game table includes those games plus foosball and both arcade and floor basketball. The largest game table Amav manufactures is an 18-in-1 game table. In addition, Amav also manufactures certain other children's bulk play products such as play kitchens and battery-operated ride-on vehicles, which Amav recently introduced.

  ERO INDUSTRIES

     ERO Industries' product offerings consist of its Slumber Shoppe line of products and its water sports line of products.

     The Slumber Shoppe line of products includes indoor sleeping bags, carrying cases, play tents and selected children's furniture, all of which feature popular licensed characters and are targeted at children between the ages of two and ten. The core product within this line is the slumber bag, a lightweight indoor sleeping bag used for slumber parties, sleepovers and children's nap times. Carrying cases (called slumber mates) are large enough to fit a slumber bag and pajamas, toothbrushes and other items a child may need to spend the night at a friend's house. Play tents (called slumber tents) are designed to be used indoors, and give children a private area that can be used as a clubhouse, fort or special play area. ERO Industries also sells foam and bean bag chairs featuring licensed characters.

     The water sports line of products includes a full range of personal flotation devices (such as flotation vests) and swim and pool products (including masks, fins, snorkels and goggles). These products are directed at the children's market using the Operating Company's license portfolio, and at the children's and adults' markets under the Coral brand name.

  PRISS PRINTS

     Through the 1993 acquisition of Priss Prints, ERO entered the children's room decor industry with its licensed character wall decorations. Priss Prints sells self-adhesive wall decorations for children's rooms that can be removed without any damage to the wall or paint. Such wall decorations consist of licensed characters and other decorations. For 1997, the Operating Company's room decoration licenses include Batman and Robin(TM), Looney Tunes(TM), and 101 Dalmatians, Pooh and other of Disney's classic characters. Potential new product offerings include licensed character borders, introduced by Priss Prints for 1997, door decorations, night-lights and switchplates.

  IMPACT

     ERO established its Back-to-School product line in 1994 through the combination of ERO's then-existing Back-to-School product line and the acquired product lines of Impact International, Inc. and Impact Designs, Ltd. (collectively, "Impact"). Impact now offers a broad line of licensed school supplies, including carry bags (such as backpacks, school bags, lunch kits, luggage, fanny packs and locker bags) and stationery products (such as theme books, portfolios, binders, pencils and study kits). This product line capitalizes on the Operating Company's licensing and graphics strengths and offers opportunities for innovative products featuring unique designs and other special effects.

CUSTOMERS

     The Operating Company maintains an extensive customer base that includes the nation's leading mass merchants, toy retailers, home improvement centers, department stores, catalog showrooms, sporting goods stores and warehouse clubs. The Operating Company's products are sold in every state in the United States as well as Canada, the United Kingdom and several other foreign countries.

     The Operating Company's pro forma net sales to Toys "R" Us, Wal-Mart, Kmart and Target (its four largest customers) during the twelve-month period ended December 31, 1996 would have accounted for 16%, 17%, 10% and 7%, respectively, of the Operating Company's pro forma net sales during such period. Although the Operating Company has well-established relationships with its key customers, the Operating Company does not have long-term contracts with any of them.

SALES AND MARKETING

  HEDSTROM

     Hedstrom's sales force is comprised of one Sales Manager of Major Accounts who deals directly with its top four customers -- Toys "R" Us, Wal-Mart, Kmart and Service Merchandise -- and two National Sales Managers who work with outside vendor representatives to cover Hedstrom's other customers. These outside vendor representatives include approximately 22 manufacturers representative organizations with over 100 sales representatives to service Hedstrom's mass merchant and home center customers.

     Hedstrom's marketing activities include customer service, product development and advertising and promotions. Hedstrom has six customer service representatives in the Bedford Division and four in the Ashland Division who serve retail customers by tracking and confirming orders and answering general inquiries. Hedstrom's consumer relations department is staffed with trained professionals who, through an "800" number, assist end-users in assembling products and purchasing spare parts. Hedstrom's product development staff consists of twenty engineering and design professionals. The product development process involves extensive product engineering, model making and sample testing.

     Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997.

     ERO

     ERO's sales and marketing organization includes a small group of direct salespeople and independent sales representatives. ERO markets its products primarily through numerous trade shows and limited co-operative advertising. ERO does not currently conduct direct advertising.

     ERO has in-house creative services providing marketing support for each of its business units. While ERO uses several outside, free-lance creative resources, its in-house facilities have display design and packaging capabilities. The creative services departments work closely with the marketing groups of the licensors as well as retailers to enhance consumer appeal through the display and packaging of products.

COMPETITION

     The Operating Company generally operates in a highly-competitive environment. Competition in the markets for the Operating Company's products is based primarily on cost, characters licensed (for licensed character products), product design and quality, reputation, customer service, new product innovation and creative marketing and distribution approaches. Competitive factors in the market for character licenses include royalty levels, breadth of product lines, timely royalty reporting and payment, artistic applications and compliance with licensors' guidelines.

     Bedford Division. The Operating Company believes that its sales of outdoor gym sets for the twelve months ended July 31, 1996, represented approximately 75% of the total U.S. market for outdoor painted metal gym sets and composite metal and plastic gym sets. The Operating Company's principal competitor in this product line is RDM, Inc., formerly known as Roadmaster Corporation (which recently filed for bankruptcy protection). Certain custom gym set manufacturers also compete in this market. The Operating Company believes that it holds the second largest share of the total U.S. wood gym kit market behind Swing-N-Slide Corporation.

     Ashland Division. Based on the Operating Company's sales of playballs for the twelve months ended July 31, 1996, management estimates that the Operating Company accounts for approximately 85% of sales in the total U.S. market for children's playballs. The Operating Company's largest competitor in this product line is National Latex Corporation.

     Amav. In the arts and activities product market, the Operating Company competes with Hallmark Corporation's Binney & Smith unit (under the Crayola(TM) brand name), and a number of smaller arts and crafts suppliers such as Rose Art, Craft House, Ohio Art and Quincrafts Corporation. In the game table and children's bulk activity products market, the Operating Company competes with Fisher Price (a subsidiary of Mattel), Little Tikes (a subsidiary of Rubbermaid), Monneret and Step 2. In this category, start-up costs are a barrier to entry with substantial tooling costs and equipment requirements. The Operating Company believes that it is a market leader in Amav's lines of business.

     ERO Industries. The Operating Company's main competitors with respect to its Slumber Shoppe product line are Bibb and Coleman, which produces non-licensed slumber bags, and Fisher Price which produces non-licensed slumber tents. The Operating Company believes that it has a market share of greater than 75% with respect to licensed sleeping bags and slumber tents. With respect to its water sports product line, its competitors include Sterns, Kent and Aqua Leisure.

     Priss Prints. The Operating Company competes primarily against Borden, Infantino, Dolly and 3M in the overall room decor industry. Management believes that it is a market leader in this business.

     Impact. The Operating Company competes against companies such as Mead, Imaginings 3 and Plymouth in the stationery products market. With respect to its carry bag product line, the Operating Company competes against companies such as Pyramid Hand Bags and Imaginings 3.

MANUFACTURING AND SUPPLY; RAW MATERIALS

  BEDFORD DIVISION

     Production Process. The Bedford Division's production, warehousing and distribution facilities are located in a 472,000 square foot facility in Bedford, Pennsylvania. The manufacturing process for the Operating Company's outdoor gym sets and accessories consists of eight integrated operations: steel tube-forming, metal stamping, secondary fabrication, painting, plastic forming, plastic coating, assembly and packaging. The steel tube-forming operations consist of three high-speed tube mills which form metal strips into tubing of various wall thickness (0.07 inches to 1.03 inches), diameters (0.50 to 2.50 inches) and lengths (19 inches to 20 feet). These steel tubes are used primarily for the main structural supports of the Operating Company's gym sets. The metal stamping operations consist of mechanical presses that utilize multi-station dies to stamp, form or draw materials from coil metal stock. The materials from the steel tube-forming and metal stamping operations are sent to the secondary fabrication operations, which consist of mechanical presses, bending machines, welding stations and custom fabrication equipment. After the secondary fabrication operation, the products are painted in one of four electrostatic spray paint systems. The three plastic forming machines (22 pound dual-head blow molders) produce plastic slides and other large plastic parts from HDPE resin (high density polyethylene). The plastic coating (extruding) process covers the swing chain and cable for the gym sets with a soft coating of PVC (polyvinyl chloride) in various colors. Next, the products are sent to one of three final pack lines which consist of conveyor belts manned by employees at pre-arranged stations placing parts in packing cartons. The three pack lines can produce up to 8,000 gym sets per day depending on the type of outdoor gym sets in production. A hardware bag containing components assembled on the automatic bagging line, is also placed in the packing carton. The packing cartons are then placed on large pallets, six to twelve per pallet, depending on size, and wrapped in thin stretchable plastic and loaded onto trucks or stored in the warehouse to await the arrival of the trucks.

     Capacity. Management believes that the Bedford Division has adequate capacity to supply anticipated future production requirements at times of peak demand. The division has the capability to outsource or increase capacity in all of its processes should backlog develop in the future.

     Quality Assurance. The Bedford Division maintains an extensive quality assurance program beginning with the development of plans for effective control of manufacturing processes, supplier surveys to assure manufacturing capability and a formal product release system to assure that product goals are achieved. Quality assurance personnel verify that manufacturing employees are correctly performing quality inspections including auditing incoming raw materials, manufacturing processes and finished products. All manufacturing employees are trained and provided with the tools necessary to determine whether manufactured parts meet specifications. Employees systematically assemble one unit from each production lot to verify that form and fit conform to safety standards.

     Raw Materials. The primary raw materials used by the Bedford Division include sheet and band steel and plastic resin. Most of the division's steel raw materials (representing approximately 31% of the Bedford Division's total raw materials purchased) are currently sourced from a single supplier. The Operating Company typically enters into a one-year supply contract with this supplier each August. These contracts protect the Operating Company from price increases while allowing for downward adjustments if prices should fall. The Operating Company is presently negotiating a new supply contract with this supplier and anticipates that it will be similar to previous contracts. Management believes that alternative sources of supply are readily available for substantially all of the raw materials used by the Bedford Division, including steel.

     Components Purchases. The Operating Company periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, the Operating Company invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management believes that producing these slides internally is currently providing annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

  ASHLAND DIVISION

     Facilities. The Ashland Division's production facilities are located in two facilities in Ashland, Ohio. The main plant is 273,000 square feet and houses most of the division's production capacity including a 115,200 square foot warehouse and distribution center. A second 95,400 square foot leased facility is used primarily to serve the division's OEM customer base and, to a lesser degree, as a source of increased playball capacity. The second plant also houses the division's administrative offices and showrooms. The Ashland Division also has two satellite facilities strategically located in Carrollton, Texas and Dothan, Alabama. These facilities are used primarily to manufacture undecorated playballs for the local regions surrounding the plants and to inflate premium and non-premium playballs that are shipped from Ashland.

     Production Process. The Ashland Division manufactures its products utilizing two basic manufacturing processes: (i) rotational molding for polyvinyl playballs and polyethylene plastic OEM products and (ii) blow molding for plastic ball pit balls. After the initial manufacturing process, the Ashland Division employs a variety of value-added operations such as innovative printing, decorating and packaging, utilizing, among other things, the Operating Company's state-of-the-art 360 degrees playball printing systems. The Operating Company believes it is the only manufacturer in the United States utilizing such systems. All playballs are inflated at Ashland during production to ensure that they meet the Operating Company's quality standards, then deflated for storage or shipping. The Operating Company ships deflated playballs to customers with inflation capabilities. Playballs being delivered to customers without inflation capabilities are re-inflated and boxed at one of the Ashland Division's satellite playball plants at the time orders are shipped to such customers. The Operating Company believes its satellite playball plants provide it with a competitive advantage by minimizing the distance that inflated balls must be shipped, thereby reducing shipping costs.

     Capacity. Management believes that the Ashland Division has adequate in-house capacity to supply future increased production requirements at times of peak demand and has ample space within its existing facilities to further expand capacity.

     Ball Pit License. The Operating Company has entered into a year-to-year licensing agreement with Euro-Matic, Ltd. ("Euro-Matic"), a United Kingdom-based company that holds the patent for the ball pit balls that the Operating Company produces. Using machinery and molds supplied by Euro-Matic, the Operating Company manufactures ball pit balls for sale by Euro-Matic to the "institutional market," including McDonald's, Discovery Zone, hospitals, schools, and similar institutions and businesses for which the Operating Company receives a fee per ball. In addition, Euro-Matic provides the Operating Company with molds that the Operating Company uses with its own machinery to produce ball pit balls that the Operating Company packages with its ball bit products for sale to the retail market.

     Quality Assurance. The Ashland Division maintains a rigorous quality control process. The division has three quality assurance personnel who are trained in the methods of statistical process control and continuous improvement. The quality assurance team selectively audits work-in-process and finished goods and works closely with customers to define achievable product standards.

     Raw Materials. The Ashland Division manufactures its products from commodity raw materials such as plastic resins, pigments and other chemicals that generally are available from numerous sources. The Operating Company has not entered into any supply contracts with any of the Ashland Division's vendors. Management believes that alternate sources of supply are readily available for all of the raw materials used by the Ashland Division.

  ERO

     The Operating Company manufactures all of its arts and crafts kits and children's bulk activity products in its Montreal, Quebec manufacturing facility. The Operating Company owns or leases numerous injection molding machines. The Operating Company also owns two large printing presses and four smaller label/sticker printers. The Operating Company manufactures all of its plastic components, mixes its own paint, prints all labels, cartons, coloring books, stickers and instruction sheets and manufactures crayons. All of the Operating Company's products are manufactured with non-toxic materials to comply with industry standards for children's products and applicable environmental laws.

     The Operating Company produces or assembles slumber bags, personal flotation devices, juvenile furniture and children's wall decoration products at the Operating Company's Hazlehurst, Georgia facility. To reduce lead times and inventory levels with respect to these product lines, the Operating Company utilizes just-in-time manufacturing and sourcing systems. The Operating Company purchases its play tents, slumber mates, swim, aqua fitness, back-to-school and wall decoration products from manufacturers located in the United States, Taiwan, Hong Kong and the People's Republic of China.

     The Operating Company's largest suppliers for its domestic operations provide printed fabric for the slumber bags, liners for the slumber bags, vinyl prints for room decorations, polyester fiber to fill the slumber bags and zippers and buckles. The Operating Company works closely with its suppliers in order to consolidate the purchasing function and to foster teamwork between the Operating Company and its suppliers. For the aforementioned products, the Operating Company maintains alternative sources of supply.

TECHNOLOGY AND LICENSING

     The Operating Company holds a variety of patents, patent applications, trademarks and licenses. While the Operating Company considers such patents, trademarks and licenses to be valuable assets, it does not believe that its competitive position is dependent on patent or trademark protection or that its operations are dependent on any individual patent trademark or license or group of related patents, trademarks and licenses.

     An important element in the Operating Company's marketing strategy is the ability to differentiate its products from those of its competitors and stimulate sales by using popular licensed characters and well-known brand names on its products. Accordingly, the Operating Company emphasizes the acquisition and maintenance of a broad portfolio of character licenses. Rather than pursuing a few licenses with speculative appeal, the Operating Company maintains multiple licenses in several categories, including both classic (e.g., Mickey's Stuff for Kids, Barbie(TM), Pooh and 101 Dalmatians) and contemporary characters (e.g., Disney's Hercules, Jurassic Park: The Lost World(TM) and Batman and Robin(TM)). The Operating Company's license agreements typically run for two years and require payments of approximately 10-12% of licensed product revenues. The renewal terms of certain license agreements are based upon the attainment of specified sales levels, whereas others are based on informal understandings or arrangements. License agreements typically are subject to termination by the licensor upon failure of the licensee to meet various performance standards. Under the terms of certain of its license agreements, the Operating Company is required to pay minimum guaranteed fees to the licensor over the life of the agreement. The guaranteed license fees payable by the Operating Company have been insignificant due to the Operating Company's having exceeded its minimum royalty requirements. After giving pro forma effect to the Transactions, approximately 28% of the Operating Company's pro forma net sales for the twelve months ended December 31, 1996 would have been derived from sales of licensed products. Approximately 67% of such net sales would have been attributable to licenses covering ten licensed characters and approximately 44% of such net sales would have been derived from licenses with Disney Enterprises, Inc. and its affiliates.

BACKLOG

     The Operating Company monitors the inventory level of each of its key customers, which allows the Operating Company to anticipate customer orders and fill such orders within a matter of days. As a result of such monitoring and the Operating Company's just-in-time manufacturing of several of its principal products, the Operating Company does not generate significant backlog.

PLANTS AND PRINCIPAL PROPERTIES

     Management believes that the Operating Company's facilities are in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs. The Operating Company's principal executive offices are located at 585 Slawin Court, Mount Prospect, Illinois 60056.

     The following table summarizes certain information regarding the Operating Company's principal operating facilities.

                                        APPROXIMATE
                                          SQUARE                                          LEASE
               LOCATION                   FOOTAGE          DESCRIPTION OF USE         EXPIRATION(A)
               --------                 -----------        ------------------         -------------
OWNED FACILITIES
Saint Laurent, Quebec.................    800,000      Amav Sales, Administration,       N/A
                                                         Manufacturing and
                                                         Distribution
Bedford, Pennsylvania.................    472,000      Bedford Division                  N/A
                                                         Manufacturing, Warehouse
                                                         and Administrative
Ashland, Ohio.........................    273,000      Ashland Division                  N/A
                                                         Manufacturing, Warehouse
                                                         and Administrative
Hazlehurst, Georgia...................    230,000      ERO Industries and Impact         N/A
                                                         Manufacturing and
                                                         Distribution
Plattsburgh, New York.................     80,000      Amav Manufacturing and            N/A
                                                         Distribution
LEASED FACILITIES
Ashland, Ohio.........................     95,400      Ashland Division                  2011
                                                         Manufacturing
Reno, Nevada..........................     40,000      Bedford Division                  2008
                                                         Manufacturing and
                                                         Warehouse
Mount Prospect, Illinois..............     38,000      Executive Corporate Offices       1999
Carrollton, Texas.....................     34,000      Ashland Division Warehouse        2006
                                                         and Manufacturing
Hazlehurst, Georgia...................     27,000      Priss Prints Distribution         1998
Dothan, Alabama.......................     25,100      Ashland Division Warehouse        2003
                                                         and Manufacturing
Alma, Georgia                              25,000      Bedford Division                  2002
                                                         Manufacturing and
                                                         Warehouse
Kitchener, Ontario, Canada............     19,300      Ashland Division Warehouse        2011
                                                         and Manufacturing
Coraopolis, Pennsylvania..............      6,400      Corporate Offices                 2000
Dallas, Texas.........................      4,000      Priss Prints Sales and            2000
                                                         Marketing
New York, New York....................      3,900      New York Showroom                 2004
Boca Raton, Florida...................      3,500      Impact Sales and Marketing        1998
Northampton, United Kingdom...........        400      Administrative                  Monthly

---------------

(a) Assumes exercise of all options to renew.

LEGAL PROCEEDINGS

     The Operating Company is from time to time involved in lawsuits arising in the ordinary course of business. The Operating Company maintains product liability insurance and management does not believe that the outcome of any such lawsuits will have a material adverse effect on the Operating Company's financial condition. Although historically the Operating Company has not been required to pay any material liability claims, there can be no assurance that the Operating Company will not incur claims which are in excess of its insurance.

SEASONALITY

     Historically, the Operating Company's sales have been highly seasonal, with Hedstrom's peak selling season occurring during the first two calendar quarters of the year and ERO's peak selling season occurring during the third and fourth calendar quarters of the year. However, management believes the Acquisition will result in the Operating Company's sales being relatively balanced throughout the year. Pro forma net sales for the Operating Company for each calendar quarter during the twelve months ended December 31, 1996 were 24.6%, 26.5%, 22.8% and 26.1%, respectively, of total pro forma net sales for such twelve-month period.

ENVIRONMENTAL

     Certain of the Operating Company's operations, including the use of solvents, paints and other materials that contain chemicals that are considered hazardous under various environmental laws, are subject to federal, state, local and foreign environmental laws and regulations, which govern, among other things, the discharge of pollutants into the air and water, as well as the handling and disposal of solid and hazardous wastes. Permits are required for certain of the Operating Company's operations, and these permits are subject to modification, renewal and revocation by issuing authorities. Governmental authorities have the power to enforce compliance with applicable laws and regulations, and violations may result in fines, injunctions, including the cessation of operations, or both. Management believes that the Operating Company's operations currently comply in all material respects with applicable environmental laws and regulations.

     Under the Clean Air Act Amendments of 1990 (the "CAA"), the Environmental Protection Agency has been directed, among other things, to develop standards and permit procedures with respect to certain air pollutants. Because many of the implementing regulations have not yet been promulgated, the Operating Company cannot make a final assessment of the impact of the CAA. Based upon its preliminary review of the CAA, management currently believes that compliance with the CAA and other environmental laws and regulations will not have a material adverse effect on the Operating Company.

GOVERNMENT REGULATIONS

     The Operating Company is subject to the provisions of, among other laws, the Federal Hazardous Substances Act and the Federal Consumer Product Safety Act. These laws empower the Consumer Product Safety Commission (the "CPSC") to protect consumers from hazardous products and other articles. The CPSC has the authority to exclude from the market products which are found to be unsafe or hazardous and can require a manufacturer to recall such products under certain circumstances. Similar laws exist in some states and cities in the United States and in Canada and Europe. While the Operating Company believes that it is, and will continue to be, in compliance in all material respects with applicable laws, rules and regulations, there can be no assurance that the Operating Company's products will not be found to violate such laws, rules and regulations, or that more restrictive laws, rules or regulations will not be adopted in the future which could make compliance more difficult or expensive or otherwise have a material adverse effect on the Operating Company's business, financial condition and results of operations.

EMPLOYEES

     As of June 30, 1997, the Operating Company employed approximately 2,125 people. Approximately 9.5% of the Operating Company's employees are unionized, all of whom are employed in the Ashland Division. These employees are represented by the Rubber Workers Union, which is affiliated with the United States Steel Workers Union. In the past five years, the Operating Company has experienced only one work stoppage, which occurred in October 1995 and lasted only two days. The Operating Company's collective bargaining agreement with the Rubber Workers Union expires on October 10, 1998. The Operating Company believes that it has a good relationship with its employees.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS

     The following table sets forth the age and the position of the directors and executive officers of each of Holdings and Hedstrom.

           NAME              AGE                                  POSITION
           ----              ---                                  --------
Robert H. Elman............  58    Chairman of the Board of Directors of Holdings and Hedstrom
Alan B. Menkes.............  38    Director of Holdings and Hedstrom
Jack D. Furst..............  38    Director of Holdings and Hedstrom
Arnold E. Ditri............  60    Director of Holdings and Hedstrom; Chief Executive Officer and
                                     President of Holdings and Hedstrom
David F. Crowley...........  47    Chief Financial Officer of Holdings and Hedstrom
Alastair H. McKelvie.......  65    Executive Vice President -- Operations of Hedstrom
John D. Dellos.............  58    Executive Vice President -- Manufacturing of Hedstrom
Alfred C. Carosi, Jr.......  49    Executive Vice President -- Sales and Marketing of Hedstrom

     Robert H. Elman has been the Chairman of the Board of Holdings and Hedstrom since July 1997 and has been a director of Holdings and Hedstrom since October 1995. Mr. Elman is Chairman and Chief Executive of DESA International, Inc. ("DESA International"), a manufacturer of indoor and outdoor heating products and specialty tools. Mr. Elman has served in that capacity since March 1985 when DESA International was formed as part of the leveraged buy out of AMCA International, Inc.'s Consumer Products Division. Prior to 1985, he served as Senior Group Vice President of AMCA International with responsibilities for the Consumer, Automotive Products, Aerospace, and Food Packaging Divisions. Mr. Elman joined AMCA International in 1975 when it acquired DESA Industries, a company he assisted in forming in 1969. Prior to forming DESA Industries, Mr. Elman was employed with ITT and Singer in various management positions in the United States and Europe.

     Alan B. Menkes has been a director of Holdings and Hedstrom since October 1995. Mr. Menkes is a Managing Director and Principal of Hicks Muse, having served as such since April 1996. Prior thereto, Mr. Menkes served as a Vice President of Hicks Muse. Before joining Hicks Muse in 1992, Mr. Menkes was employed by The Carlyle Group, a Washington D.C.-based private investment firm, most recently as a Senior Vice President. Mr. Menkes also serves as a director of International Home Foods, Inc.

     Jack D. Furst has been a director of Holdings and Hedstrom since July 1997. Mr. Furst is a Managing Director and Principal of Hicks Muse and has held such position since 1989. Prior to joining Hicks Muse, Mr. Furst was a Vice President and subsequently a Partner of Hicks & Haas, Incorporated, a Dallas-based private investment firm from 1987 to May 1989. From 1984 to 1986, Mr. Furst was a merger and acquisition/corporate finance specialist for The First Boston Corporation in New York. Mr. Furst serves on the board of directors of Neodata Corporation, Desa Holdings Corporation, International Wire Holding Company, Viasystems Group, Inc., Viasystems, Inc. and Cooperative Computing, Inc.

     Arnold E. Ditri was Chairman of the Board of Hedstrom from December 1991 until October 1995 and has been a director of Holdings and Hedstrom since October 1995. He has been President and Chief Executive Officer of Hedstrom since March 1993 and of Holdings since October 1995. Mr. Ditri served as President of Ditri Associates, Inc. from 1981 until 1994. Ditri Associates, with a number of financial partners, specialized in acquiring and building under-achieving companies. From 1984 through 1988, Ditri Associates built Eagle Industries, Inc. in partnership with Great American Management, Inc. of Chicago. From 1961 to 1981, Mr. Ditri was a management consultant with Booz Allen & Hamilton and Touche Ross & Co. He was a partner in Touche Ross from 1967 to 1981.

     David F. Crowley has been Chief Financial Officer of Hedstrom since 1994 and of Holdings since October 1995. Prior to joining Hedstrom, Mr. Crowley served as Chief Financial Officer and/or Vice President of Finance for various companies owned and operated by Ditri Associates. Prior to joining Ditri Associates, from 1986 to 1990, Mr. Crowley was Treasurer of the Ring Screw Works Company in Detroit, Michigan. From 1974 to

1985, he was employed by Price Waterhouse where he was a Retail and Banking Industry Specialist and served in London, England for two years managing strategic planning and technical projects for the firm.

     Alastair H. McKelvie has been Executive Vice President of Operations with Hedstrom since 1991. Mr. McKelvie has over 40 years of experience chiefly in manufacturing and general management positions covering a wide range of products, processes, and geographic locations. From 1989 to 1991, Mr. McKelvie served as Executive Vice President for various companies owned and operated by Ditri Associates. Prior to 1989, he served as Executive Vice President of Eagle Industries. From 1965 to 1982, Mr. McKelvie held a number of line and staff positions in the Singer Operating Company including Vice President of Manufacturing in its International Group and General Manager of its two most profitable operating divisions.

     John D. Dellos has been Executive Vice President of Operations with Hedstrom since 1994 and has over 36 years of operations experience. Previous to joining Hedstrom, Mr. Dellos was Senior Vice President of Manufacturing of P.P.M. Cranes, Inc. in Conway, South Carolina from 1990 to 1993. Prior to that, Mr. Dellos was employed as General Manager of Manufacturing from 1986 to 1989 by Komatsu America Manufacturing Company located in Chattanooga, Tennessee. Before joining Komatsu, Mr. Dellos served in several capacities for a division of Dresser Industries in Galion, Ohio from 1974 to 1985. From 1959 to 1973, Mr. Dellos worked for Deere and Operating Company in various positions.

     Alfred A. Carosi, Jr. has been Executive Vice President of Sales and Marketing with Hedstrom since December 1996. In this position he is also responsible for corporate product development. Prior to joining Hedstrom, Mr. Carosi was Senior Vice President of Marketing and Marketing Services for the Parker Brothers Division of Hasbro, Inc. from 1991 to 1995. From 1990 to 1991, he was Vice President of Children's and Family Programs at NBC. Before joining NBC, Mr. Carosi served as Senior Vice President of Marketing and Marketing Services for Hasbro, Inc. from 1989 to 1990 and for Hasbro's Playskool Division from 1987 to 1988. Prior to 1987, Mr. Carosi worked in various marketing-related capacities for Hasbro, Sara Lee Corp. and Anheuser Busch, Inc.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the fiscal year ended July 31, 1996 (the last full fiscal year of Hedstrom), the compensation awarded to or earned by the President and Chief Executive Officer of Hedstrom and each other executive officer of Hedstrom whose total annual salary and bonus for the fiscal year ended July 31, 1996 was in excess of $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                     ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
           NAME AND PRINCIPAL POSITION              SALARY ($)   BONUS ($)    OPTIONS(#)       ($)(1)
           ---------------------------              ----------   ---------   ------------   ------------
Arnold E. Ditri...................................   333,938          --       543,544         15,422
  President and Chief Executive Officer
David F. Crowley..................................   120,941       4,463       271,777          1,515
  Chief Financial Officer
John D. Dellos....................................   124,435       7,456       271,777          6,014
  Executive Vice President -- Manufacturing

---------------

(1) All Other Compensation for the fiscal year ended July 31, 1996 includes the following: (i) contributions made by Hedstrom on behalf of the following individuals to Hedstrom's 401(K) Savings Plan: Mr. Ditri -- $11,435; Mr. Crowley -- $1,254; and Mr. Dellos -- $5,276; and (ii) premiums paid by Hedstrom for term life insurance policies in the following amounts: Mr. Ditri -- $3,987; Mr. Crowley -- $261; and Mr. Dellos -- $738.

     The following table summarizes option grants made during the fiscal year ended July 31, 1996 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                NUMBER OF                                                   AT ASSUMED ANNUAL RATES
                                SECURITIES      PERCENT OF                                       OF STOCK PRICE
                                UNDERLYING     TOTAL OPTIONS                                APPRECIATION FOR OPTION
                                 OPTIONS        GRANTED TO     EXERCISE OR                          TERM(2)
                                 GRANTED       EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------------
            NAME                  (#)(1)        FISCAL YEAR       ($/SH)         DATE        5%($)          10%($)
            ----              --------------   -------------   ------------   ----------   ----------    ------------
Arnold E. Ditri.............     543,544           25.0%          $1.00        10/27/05       341,832         866,269
David F. Crowley............     271,777           12.5%          $1.00        10/27/05       170,919         433,143
John D. Dellos..............     271,777           12.5%          $1.00        10/27/05       170,919         433,143

---------------

(1) The options to purchase Holdings Common Stock were granted under the Hedstrom Holdings, Inc. 1995 Stock Option Plan (the "1995 Option Plan") and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

(2) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of Holdings Common Stock over the term of the options. These amounts represent certain assumed rates of appreciation only, assuming a fair market value on the date of grant of $1.00 per share. Because Holdings Common Stock is privately-held, Hedstrom assumed a per share fair market value on the date of grant of the foregoing options equal to $1.00 per share based on the per share amount paid by Hicks Muse in connection with the acquisition of Holdings and Hedstrom in October 1995. Actual gains on the exercise of options are dependent on the future performance of Holdings Common Stock. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

     The following table summarizes the value of options to acquire Holdings Common Stock held by the Named Executive Officers as of July 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES(1)

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                             OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                          JULY 31, 1996 (#)        FISCAL YEAR END ($)(2)
                                                      -------------------------   -------------------------
                                                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                      -------------------------   -------------------------
Arnold E. Ditri.....................................          0/543,544                      0/0
David F. Crowley....................................          0/271,777                      0/0
John D. Dellos......................................          0/271,777                      0/0

---------------

(1) No options were exercised by a Named Executive Officer in fiscal 1996.

(2) Assumes a fair market value of $1.00 per share. Because Holdings Common Stock is privately-held, for purposes of the calculation of the value of unexercised options as of July 31, 1996, Hedstrom has assumed a per share fair market value for Holdings Common Stock equal to the per share value paid by Hicks Muse in connection with the acquisition of Holdings and Hedstrom in October 1995.

EMPLOYMENT AGREEMENTS

     Arnold E. Ditri Employment Agreement. Mr. Ditri entered into an employment agreement with Holdings and Hedstrom on October 27, 1995. Pursuant to such employment agreement, Mr. Ditri will serve as the President and Chief Executive Officer of Holdings and Hedstrom through October 31, 1998, which term shall be extended for successive terms of one year each unless terminated by either party at least 90 days prior to the end of the initial term or any annual extension. Mr. Ditri is required to devote substantially all of his business efforts to Holdings, Hedstrom and their subsidiaries.

     The compensation provided to Mr. Ditri under his employment agreement includes an annual base salary of $340,000 and such benefits as are customarily accorded to senior executive employees of Holdings and Hedstrom who are similarly situated. In addition, Mr. Ditri is entitled to an annual cash bonus equal to not less than 50% of his base salary if Holdings and Hedstrom achieve the sales, operating income and departmental performance targets set forth in the Hedstrom Corporation Incentive Plan.

     Mr. Ditri's employment agreement also provides that if Holdings and Hedstrom terminate Mr. Ditri's employment without Cause (as defined) or if Mr. Ditri terminates his employment for Good Reason (as defined), Mr. Ditri shall be entitled to receive his base salary for one year after such termination or for the remaining term of the employment agreement, whichever is greater; provided, however, that if Mr. Ditri is employed by (A) an entity other than a Competitive Business (as defined), then all compensation earned by Mr. Ditri will reduce the amounts required to be paid by the Holdings and Hedstrom as described in this sentence, or (B) any Competitive Business, then Holdings and Hedstrom shall have no obligation to pay the amounts described in this sentence. In the event Mr. Ditri's employment is terminated due to Mr. Ditri's death, his base salary shall continue for six months and any bonus payment shall be prorated to reflect the portion of the then current year for which Mr. Ditri performed services. In the event of Mr. Ditri's disability, Mr. Ditri shall be entitled to receive his base salary (less disability insurance proceeds pursuant to any benefit plan of the Holdings or Hedstrom) for the Disability Period (as defined).

     "Cause" exists if and when (i) Holdings' board of directors has notified Mr. Ditri in writing of its reasonable determination that he is not substantially performing the primary duties of his office; (ii) Mr. Ditri has been convicted of a felony under state or federal criminal law involving theft, fraud or moral turpitude; (iii) Mr. Ditri has engaged in gross negligence or willful misconduct injurious to Holdings or Hedstrom; or (iv) Mr. Ditri has materially breached any of his covenants under his employment agreement or any other agreement with Holdings or Hedstrom.

     "Good Reason" means any of the following (without Mr. Ditri's consent): (i) the taking of any action by Holdings' board of directors or its designees (unless it has determined that Mr. Ditri is not substantially performing the primary duties of his then current office, after 30 days' notice and failure to correct by Mr. Ditri) in a manner that has the effect of significantly divesting Mr. Ditri's authority with respect to his subordinates or materially interferes with the exercise of Mr. Ditri's authority to manage and supervise the business and operations of Holdings and Hedstrom; (ii) any relocation of Holdings' and Hedstrom's executive offices to a location outside of the Cleveland, Ohio, Pittsburgh, Pennsylvania or New York, New York metropolitan areas, except for required travel in connection with Holdings' and Hedstrom's business; and (iii) any failure to pay Mr. Ditri his compensation when due pursuant to the terms of his employment agreement.

     "Competitive Business" means any business entity which is engaged in the businesses in which Holdings or Hedstrom engages during the Restricted Period (as defined), sells or markets its products in the United States, and derives or plans to derive a material portion of its revenues from such products. For purposes of the preceding sentence, sales of 50% of its total revenues or in excess of $5,000,000 in dollar volume shall be deemed to be material.

     "Restricted Period" means the period during which Mr. Ditri is employed by Holdings and Hedstrom and for a period of one year thereafter; provided, that if Mr. Ditri's employment is terminated without Cause or if Mr. Ditri terminates his employment for Good Reason, the "Restricted Period" shall extend only so long as Holdings and Hedstrom are required to pay Mr. Ditri pursuant to his employment agreement.

     A "Disability" occurs if and when Mr. Ditri becomes unable to substantially perform his services as a result of his permanent or temporary, total or partial physical or mental disability.

     "Disability Period" means the period commencing on the first day of the calendar month following the month during which a Disability occurs and ending on the first to occur of the following: (i) the expiration of Mr. Ditri's employment agreement; (ii) if the Disability is continuous throughout the six consecutive months following the month during which the Disability occurs, then the last day of such sixth consecutive calendar month; and (iii) if the Disability is intermittent and shall exist throughout any 12 calendar months following the month during which the Disability occurs, then the last day of such 12th calendar month.

     David F. Crowley Severance Arrangement. While Mr. Crowley does not have a formal employment agreement, Holdings and Hedstrom have agreed that Mr. Crowley will be entitled to receive his base salary for a period of 12 months following any termination of his employment, other than for cause, on or prior to November 15, 1997.

COMPENSATION OF DIRECTORS

     With the exception of Robert H. Elman, the directors of Holdings and Hedstrom did not receive compensation from either Holdings or Hedstrom for services rendered in that capacity during the fiscal year ended July 31, 1996. Mr. Elman receives $500 for each telephonic meeting and $1,000 for each meeting attended in person. During the fiscal year ended July 31, 1996, Mr. Elman received a total of $3,000 pursuant to such arrangements. Directors of Holdings and Hedstrom are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended July 31, 1996, all matters concerning executive officer compensation were addressed by the Board of Directors of Holdings and Hedstrom. During this period Mr. Ditri served as both a director and an officer of Holdings and Hedstrom. No executive officer of Holdings or Hedstrom served as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on Holdings' or Hedstrom's Board of Directors.

                    STOCK OWNERSHIP AND CERTAIN TRANSACTIONS

STOCK OWNERSHIP

     All of the issued and outstanding capital stock of Hedstrom is owned by Holdings. The following table sets forth certain information regarding the beneficial ownership of the outstanding Holdings Common Stock by each person who is known by Holdings to beneficially own more than 5% of the Holdings Common Stock and by the directors of Holdings and the Named Executive Officers, individually, and by the directors and executive officers of Holdings as a group.

                                                               SHARES OF HOLDINGS
                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              ---------------------
                                                                            PERCENT
                                                              NUMBER OF       OF
                                                                SHARES       CLASS
                                                              ----------    -------
5% STOCKHOLDERS
  HM Parties(1).............................................  56,030,600     82.8%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
OFFICERS AND DIRECTORS
  Robert H. Elman...........................................   1,625,000      4.5%
  Alan B. Menkes (1)(2).....................................  55,385,370     81.9%
  Jack D. Furst (1)(3)......................................  55,451,640     82.0%
  Arnold E. Ditri (4).......................................   4,087,481     11.3%
  David E. Crowley (5)......................................     122,171        *
  John N. Dellos (6)........................................     169,539        *
  Alastair H. McKelvie (7)..................................   1,884,292      5.2%
  All executive officers and directors as a group (8
     persons)...............................................  61,766,552     92.3%

---------------

 * Represents less than 1%

(1) Includes (i) 23,829,000 shares owned of record by HM Fund II, a limited partnership of which the sole general partner is HM2/GP Partners, L.P., a limited partnership of which the sole general partner is Hicks, Muse GP Partners, L.P., a limited partnership of which the sole general partner is Hicks, Muse, Tate & Furst Fund II Incorporated, a corporation affiliated with Hicks Muse; (ii) 31,520,000 shares of Non-Voting Common Stock owned of record by HM Fund II which are convertible into shares of Holdings Common Stock, on a one-for-one basis, at the option of HM Fund II, (iii) 479,400 shares owned of record by Thomas O. Hicks; and (iv) 202,200 shares owned of record by four children's trusts of which Mr. Hicks serves as trustee. Mr. Hicks is a controlling stockholder of Hicks Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of Holdings Common Stock held by HM Fund II. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Jr., Alan B. Menkes, and Michael J. Levitt are officers, directors and minority stockholders of Hicks Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of Holdings Common Stock held by HM Fund II. Each of Messrs. Hicks, Muse, Tate, Furst, Stuart, Menkes and Levitt disclaims the existence of a group and disclaims beneficial ownership of Holdings Common Stock not respectively owned of record by him.

(2) Includes 36,370 shares owned of record by Mr. Menkes.

(3) Includes (i) 36,078 shares owned of record by Mr. Furst and (ii) 66,562 shares owned of record by a family trust of which Mr. Furst serves as trustee. Mr. Furst disclaims beneficial ownership of shares not owned of record by him.

(4) Includes (i) 3,106,300 shares owned of record by Mr. Ditri, (ii) 800,000 shares owned of record by certain members of Mr. Ditri's family, and (iii) 181,181 shares subject to options that are exercisable within 60 days. Mr. Ditri disclaims beneficial ownership of shares not owned of record by him.

(5) Includes (i) 31,579 shares owned of record by Mr. Crowley and (ii) 90,592 shares subject to options that are exercisable within 60 days.

(6) Includes (i) 78,947 shares owned of record by Mr. Dellos and (ii) 90,592 shares subject to options that are exercisable within 60 days.

(7) Includes (i) 1,793,700 shares owned of record by Mr. McKelvie and (ii) 90,592 shares subject to options that are exercisable within 60 days.

CERTAIN TRANSACTIONS

  Monitoring and Oversight Agreement

     On October 27, 1995, Holdings and Hedstrom entered into a ten-year agreement (the "Monitoring and Oversight Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), pursuant to which they pay Hicks Muse Partners an annual fee of $175,000 for oversight and monitoring services to Holdings and Hedstrom. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of Hedstrom during such fiscal year, but in no event less than $175,000. Messrs. Furst and Menkes, directors of Holdings and Hedstrom, are each principals of Hicks Muse Partners. In addition, Holdings and Hedstrom have agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers and controlling persons, if any, and, agents and employees of Hicks Muse Partners or any of its affiliates from and against all claims, liabilities, losses, damages, and expenses, including legal fees, arising out of or in connection with the services rendered by Hicks Muse Partners in connection with the Monitoring and Oversight Agreement.

     The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by Holdings and Hedstrom without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received and to be received by Holdings and Hedstrom.

  Financial Advisory Agreement

     On October 27, 1995, Holdings and Hedstrom entered into a ten-year agreement (the "Financial Advisory Agreement") with HM2/Management Partners, L.P. ("HM2"), pursuant to which they paid HM2 a cash financial advisory fee of approximately $1.175 million as compensation for its services as financial advisor in connection with the acquisition of Holdings and Hedstrom by Hicks Muse. HM2 also will be entitled to receive a fee equal to 1.5% of the transaction value (as defined) for each add-on transaction (as defined) in which Hedstrom is involved. The term "transaction value" means the total value of any add-on transaction (excluding any fees payable pursuant to the Financial Advisory Agreement in connection with such add-on transaction) including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving Holdings, Hedstrom, or any of their respective subsidiaries, and any other person or entity. In connection with the Acquisition, Holdings and Hedstrom paid HM2 a cash financial advisory fee under the Financial Advisory Agreement of approximately $3 million as compensation for its services as financial advisor in connection with the Acquisition.

     Messrs. Furst and Menkes, directors of Holdings and Hedstrom, are each principals of HM2. In addition, Holdings and Hedstrom have agreed to indemnify HM2, its affiliates and their respective directors, officers and controlling persons, if any, and agents and employees of HM2 from and against all claims, liabilities, losses, damages, and expenses, including legal fees, arising out of or in connection with the services rendered by HM2 in connection with the Financial Advisory Agreement. The Financial Advisory Agreement makes available the resources of HM2 concerning a variety of financial matters. The services that have been and will continue to be provided by HM2 could not otherwise be obtained by Holdings and Hedstrom without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received and to be received by Holdings and Hedstrom.

  Stockholders Agreement

     The investors who purchased or received Holdings Common Stock in connection with or subsequent to the acquisition of Holdings and Hedstrom by Hicks Muse and its affiliates have entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement grants preemptive rights and certain piggy-back registration rights to the parties thereto and contains provisions requiring the parties thereto to sell their shares of Holdings Common Stock in connection with certain sales of Holdings Common Stock by HM Fund II ("drag-along rights") and grants the parties thereto other than HM Fund II the right to include a portion of their shares of Holdings Common Stock in certain sales in which HM Fund II does not exercise its drag-along rights ("tag-along rights"). The Stockholders Agreement terminates on its tenth anniversary date, although the preemptive rights, drag-along rights and tag-along rights contained therein will terminate earlier upon the consummation of a registered underwritten public offering of Holdings Common Stock by Holdings.

                          DESCRIPTION OF CAPITAL STOCK

     The following summarizes certain provisions of Holdings' Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificate of Incorporation, copies of which are available as set forth under "Available Information."

GENERAL

     The Certificate of Incorporation provides for, among other things, the authorization of 100,000,000 shares of Holdings Common Stock, 40,000,000 shares of Holdings Non-Voting Common Stock and 10,000,000 shares of undesignated preferred stock (the "Preferred Stock"). As of June 30, 1997, there were 36,127,395 shares of Holdings Common Stock, 31,520,000 shares of Holdings Non-Voting Common Stock and no shares of Preferred Stock outstanding. In addition, Holdings had 2,174,216 shares of Holdings Common Stock reserved for issuance upon exercise of outstanding options granted under the 1995 Option Plan and 31,520,000 shares of Holdings Common Stock reserved for issuance upon conversion of Holdings Non-Voting Common Stock.

COMMON STOCK

     All of the issued and outstanding shares of Holdings Common Stock and Holdings Non-Voting Common Stock are fully paid and non-assessable. The Holdings Common Stock and Holdings Non-Voting Common Stock are substantially identical except with respect to voting and conversion rights. Holders of Holdings Common Stock are entitled to one vote per share on all matters to be voted on by stockholders whereas holders of Holdings Non-Voting Common Stock generally have no right to vote except as may be specified in the Certificate of Incorporation or as required by applicable law. Subject to the rights of holders of any class or series of Preferred Stock and the restrictions, if any, imposed by indebtedness outstanding from time to time, the holders of Holdings Common Stock and Holdings Non-Voting Common Stock are entitled to receive dividends and other distributions on a pro rata basis as and when declared by the Board of Directors of Holdings out of any funds of Holdings legally available therefor. Holders of Holdings Common Stock and Holdings Non-Voting Common Stock have no preemptive, subscription, redemption or sinking fund rights under the terms of the Certificate of Incorporation, but each holder of Holdings Common Stock and Holdings Non-Voting Common Stock who is a party to the Stockholders Agreement is entitled to the preemptive rights granted therein. See "Stock Ownership and Certain Transactions -- Certain Transactions -- Stockholders Agreement." Shares of Holdings Non-Voting Common Stock are convertible into shares of Holdings Common Stock at any time and from time to time at the option of the holders thereof.

PREFERRED STOCK

     The Certificate of Incorporation authorizes the Board of Directors of Holdings to create and issue one or more classes or series of Preferred Stock and to determine the rights and preferences of each class or series, to the extent permitted by the Certificate of Incorporation and applicable law. The Board of Directors of Holdings may determine, without the further vote or action by Holding's stockholders: (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock; (ii) the number of shares to constitute the class or series and the designations thereof; (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series; (iv) whether or not the shares of any class or series shall be redeemable at the option of Holdings or the holders thereof or upon the happening of any specified event and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption; (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof; (vi) the dividend rate, whether dividends are payable in cash, stock of Holdings, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate; (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, Holdings; (viii) whether or not the shares of any class or series, at the option of Holdings or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of Holdings and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors of Holdings seem advisable.

                  DESCRIPTION OF THE SENIOR CREDIT FACILITIES

     In connection with the Financings, Holdings and Hedstrom entered into a Credit Agreement (the "Credit Agreement") with Credit Suisse First Boston Corporation ("CSFB") and the other lenders party thereto to provide the Senior Credit Facilities. The description of the Senior Credit Facilities set forth below does not purport to be complete and is qualified in its entirety by reference to the provisions of the Credit Agreement, including the definitions therein of certain terms, and the other underlying agreements of the Senior Credit Facilities.

     The Senior Credit Facilities consist of (a) the six-year Tranche A Term Loan in the principal amount of $75 million; (b) the eight-year Tranche B Term Loan in the principal amount of $35 million; and (c) the Revolving Credit Facility providing for revolving loans to Hedstrom and the issuance of letters of credit for the account of Hedstrom in an aggregate principal and stated amount at any time not to exceed $70 million. Borrowings under the Revolving Credit Facility are available based upon a borrowing base not to exceed 85% of eligible accounts receivable and 50% of eligible inventory.

     The full amount of each Term Loan was drawn on the date on which the Tenders Offer was consummated (the "Closing Date"). Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed. Loans under the Revolving Credit Facility were available on the Closing Date and will continue to be available until the date that is six years after such Closing Date (the "Revolving Credit Termination Date"). Letters of credit under the Revolving Credit Facility are available at any time subject to the limitations contained in the following sentence. No letter of credit will be permitted to have an expiration date after the earlier of (a) one year from the date of its issuance and (b) five business days before the Revolving Credit Termination Date. Letters of credit will be renewable for one-year periods, provided that no letter of credit shall extend beyond the time specified in clause (b) of the previous sentence.

     The Term Loans will amortize according to the following schedule:

                      DATE                        TRANCHE A TERM LOAN   TRANCHE B TERM LOAN
                      ----                        -------------------   -------------------
December 31, 1997...............................      $1,000,000            $  125,000
March 31, 1998..................................       3,000,000               125,000
June 30, 1998...................................         750,000               125,000
September 30, 1998..............................       3,000,000               125,000
December 31, 1998...............................         750,000               125,000
March 31, 1999..................................       4,000,000               125,000
June 30, 1999...................................       1,000,000               125,000
September 30, 1999..............................       4,000,000               125,000
December 31, 1999...............................       1,000,000               125,000
March 31, 2000..................................       5,000,000               125,000
June 30, 2000...................................       1,250,000               125,000
September 30, 2000..............................       5,000,000               125,000
December 31, 2000...............................       1,250,000               125,000
March 31, 2001..................................       6,000,000               125,000
June 30, 2001...................................       1,500,000               125,000
September 30, 2001..............................       6,000,000               125,000
December 31, 2001...............................       1,500,000               125,000
March 31, 2002..................................       8,000,000               125,000
June 30, 2002...................................       2,000,000               125,000
September 30, 2002..............................       8,000,000               125,000
December 31, 2002...............................       2,000,000               125,000
March 31, 2003..................................       7,200,000             5,000,000
June 30, 2003...................................       1,800,000             1,250,000
September 30, 2003..............................                             5,000,000
December 31, 2003...............................                             1,250,000
March 31, 2004..................................                             5,400,000
June 30, 2004...................................                             1,350,000
September 30, 2004..............................                             5,400,000
December 31, 2004...............................                             1,350,000
March 31, 2005..................................                             5,100,000
June 30, 2005...................................                             1,275,000

     Hedstrom is required to make mandatory prepayments of loans, and revolving credit commitments will be mandatorily reduced, in amounts, at times and subject to certain exceptions, (a) in respect of 75% of consolidated excess cash flow of Hedstrom starting with fiscal year 1998 and (b) in respect of 100% of the net proceeds of certain dispositions of material assets or the stock of subsidiaries or the issuance of capital stock or the incurrence of certain indebtedness by Hedstrom or any of its subsidiaries. Hedstrom is entitled, at its option, to prepay loans, and permanently reduce revolving credit commitments, in whole or in part, at any time in certain minimum amounts. All such prepayments shall be applied first to the Tranche A Term Loans and the Tranche B Term Loans ratably (and to the installments thereof ratably in accordance with the then remaining number of installments) and second, to reduce the commitments under the Revolving Credit Facility.

     The obligations of Hedstrom under the Senior Credit Facilities are unconditionally and irrevocably guaranteed by Holdings and each of Hedstrom's direct or indirect domestic subsidiaries (collectively, the "Senior Credit Facilities Guarantors"). In addition, the Senior Credit Facilities are secured by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, Hedstrom and each direct or indirect domestic subsidiary of Hedstrom and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of Hedstrom, or any of its domestic subsidiaries and (ii) all tangible and intangible assets (including, without limitation, intellectual property and owned real property) of Hedstrom and the Senior Credit Facilities Guarantors and the proceeds thereof (subject to certain excepts and qualifications).

     At Hedstrom's option, the interest rates per annum applicable to the Senior Credit Facilities may be either (i) the Eurocurrency Rate (as defined in the Credit Agreement) plus (x) 2.5% in the case of the Tranche A Term Loan and the Revolving Credit Facility or (y) 3.0% in the case of the Tranche B Term Loan or
(ii) the Alternate Base Rate (as defined in the Credit Agreement) plus (x) 1.5% in the case of the Tranche A Term Loan and the Revolving Credit Facility or (y) 2.0% in the case of the Tranche B Term Loan. The Alternate Base Rate is the highest of (a) CSFB's Prime Rate (as defined in the Credit Agreement) and (b) the federal funds effective rate from time to time plus 0.5%. The applicable margin in respect of the Tranche A Term Loan and the Revolving

Credit Facility will be adjusted from time to time by amounts to be agreed upon based on the achievement of certain performance targets to be determined.

     Hedstrom must pay a commission on the face amount of all outstanding letters of credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans (as defined in the Credit Agreement) under the Revolving Credit Facility. Hedstrom will also pay a per annum commitment fee equal to 0.50% on the undrawn portion of the commitments in respect of the Revolving Credit Facility.

     The Credit Agreement contains covenants that require Hedstrom to maintain its properties and those of its subsidiaries, together with insurance thereon; to provide certain information to the administrative agent, including financial statements, notices and reports and permit inspections of the books and records of Hedstrom and its subsidiaries; to comply with applicable laws, including environmental laws and ERISA; and to pay taxes and contractual obligations. The Credit Agreement also contains a number of significant covenants that, among other things, restrict the ability of Hedstrom to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with affiliates, amend the Indentures, refinance the New Notes and otherwise restrict corporate activities. In addition, under the Credit Agreement, Hedstrom is required to comply with specified minimum interest coverage and maximum leverage ratios. Hedstrom presently is in compliance with all covenants under the Credit Agreement.

     The Credit Agreement contains customary events of default, including failure to pay principal on either of the Term Loans when due or any interest or other amount that becomes due within 5 days after the due date thereof, any representation or warranty made or deemed made is incorrect in any material respect on or as of the date made or deemed made, the default in the performance of negative covenants or a default in the performance of certain other covenants or agreements for a period of thirty days, default in other indebtedness or guarantee obligations, certain insolvency events, certain ERISA events, actual or asserted invalidity of any loan documents and a change in control of Hedstrom.

                  DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

GENERAL

     On June 12, 1997, Hedstrom issued $110.0 million in aggregate principal amount of the Old Senior Subordinated Notes under an Indenture, dated as of June 1, 1997 (the "Senior Subordinated Notes Indenture"), among Hedstrom, Holdings, the Subsidiary Guarantors (as defined) and IBJ Schroder Bank & Trust Company, as Trustee (the "Senior Subordinated Notes Trustee"). In connection with the sale of the Old Senior Subordinated Notes, Hedstrom, Holdings and the initial purchasers of the Senior Subordinated Notes entered into a Registration Rights Agreement dated as of June 9, 1997 (the "Registration Rights Agreement"). In accordance with the terms of the Registration Rights Agreement, Hedstrom, Holdings and the Subsidiary Guarantors have filed with the Commission a registration statement on Form S-1 (File No. 333-32385) (the "Exchange Offer Registration Statement") with respect to, among other things, an offer (the "Senior Subordinated Notes Exchange Offer") by Hedstrom, Holdings and the Subsidiary Guarantors to exchange $1,000 principal amount of registered 10% Senior Subordinated Notes (the "New Senior Subordinated Notes") issued by Hedstrom for each $1,000 principal amount of Old Senior Subordinated Notes issued by Hedstrom. The form and terms of the New Senior Subordinated Notes are identical to the form and terms of the Old Senior Subordinated Notes except that
(i) interest on the New Senior Subordinated Notes will accrue from the date of issuance of the Old Senior Subordinated Notes and (ii) the New Senior Subordinated Notes are being registered under the Securities Act and will not bear any legends restricting their transfer. The New Senior Subordinated Notes will evidence the same debt as the Old Senior Subordinated Notes and will be issued pursuant to, and entitled to the benefits of, the Senior Subordinated Notes Indenture. Upon the issuance of the New Senior Subordinated Notes, the Senior Subordinated Notes Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). References herein to the "Senior Subordinated Notes" shall include both the Old Senior Subordinated Notes and the New Senior Subordinated Notes.

     The following summary of certain provisions of the Senior Subordinated Notes Indenture and the Senior Subordinated Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Senior Subordinated Notes Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act) and the Senior Subordinated Notes, copies of which are available as set forth under "Available Information."

TERMS OF SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes are unsecured, senior subordinated obligations of Hedstrom, limited to $110 million aggregate principal amount, and will mature on June 1, 2007. Each Senior Subordinated Note will bear interest at the rate of 10% per annum from June 12, 1997, or from the most recent date to which interest has been paid or provided for, payable semiannually on June 1 and December 1 of each year, commencing December 1, 1997 to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date.

     The interest rate on the Old Senior Subordinated Notes is subject to increase in certain circumstances if the Senior Subordinated Notes Exchange Offer is not consummated on a timely basis or if certain other conditions are not satisfied.

OPTIONAL REDEMPTION

     Except as set forth below, the Senior Subordinated Notes are not redeemable at the option of Hedstrom prior to June 1, 2002. On and after such date, the New Senior Subordinated Notes will be redeemable, at Hedstrom's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                REDEMPTION
                           PERIOD                                 PRICE
                           ------                               ----------
2002........................................................     105.000
2003........................................................     103.333
2004........................................................     101.667
2005 and thereafter.........................................    100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Hedstrom may redeem in the aggregate up to $44,000,000 principal amount of Senior Subordinated Notes with the proceeds of one or more Equity Offerings (as defined in the Senior Subordinated Notes Indenture) so long as there is a Public Market (as defined in the Senior Subordinated Notes Indenture) at the time of such redemption (provided that if the Equity Offering is an offering by Holdings, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Senior Subordinated Notes is contributed to the equity capital of Hedstrom), at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of the Senior Subordinated Notes); provided, however, that at least $66,000,000 aggregate principal amount of the Senior Subordinated Notes remains outstanding after each such redemption.

     At any time on or prior to June 1, 2002, the Senior Subordinated Notes may also be redeemed as a whole at the option of Hedstrom upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Applicable Premium" means, with respect to a Senior Subordinated Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Senior Subordinated Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Senior Subordinated Note at June 1, 2002 (such redemption price being described under "-- Optional Redemption") plus
(2) all required interest payments due on such Senior Subordinated Note through June 1, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Senior Subordinated Note.

     "Change of Control" means:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Hedstrom and its Subsidiaries to any Person (as defined in the Senior Subordinated Notes Indenture) or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Senior Subordinated Notes Indenture), other than to Hicks Muse, Arnold E. Ditri or any of their respective Affiliates (as defined in the Senior Subordinated Notes Indenture), officers and directors (the "Permitted Holders"); or

          (ii) a majority of the Board of Directors of Holdings or Hedstrom shall consist of Persons who are not Continuing Directors; or

          (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Hedstrom.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such

Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2002; provided, however, that if the period from the Redemption Date to June 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

GUARANTIES

     The obligations of Hedstrom pursuant to the Senior Subordinated Notes, including the repurchase obligation resulting from a Change of Control, are unconditionally guaranteed, jointly and severally, on (i) a senior unsecured basis (the "Holdings Guaranty") by Holdings and (ii) a senior subordinated basis (the "Subsidiary Guaranties," and together with the Holdings Guaranty, the "Guaranties") by each of Hedstrom's domestic subsidiaries (the "Subsidiary Guarantors," and together with Holdings, the "Guarantors"). The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under the Senior Subordinated Notes Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     The provisions under the Senior Subordinated Notes Indenture relating to the Guaranties may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require Hedstrom to repurchase all or any part of such holder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of outstanding Senior Subordinated Notes).

     The provisions under the Senior Subordinated Notes Indenture relating to Hedstrom's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

CERTAIN COVENANTS

     The Senior Subordinated Notes Indenture contains certain covenants including, among others: limitations on indebtedness, layering, restricted payments, restrictions on distributions from restricted subsidiaries, sales of assets and subsidiary stock, affiliate transactions and capital stock of subsidiaries; SEC reporting requirements; and restrictions on mergers and consolidations.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Senior Subordinated Notes Indenture: (i) a default in any payment of interest on any Senior Subordinated Note when due, continued for 30 days, (ii) a default in the payment of principal of any Senior Subordinated Note when due at its Stated Maturity (as defined in the Senior Subordinated Notes Indenture), upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by Hedstrom to comply with its obligations under the covenant restricting mergers and consolidations, (iv) the failure by Hedstrom to comply for 30 days after notice with any of its obligations under the Change of Control covenant or under the other covenants described above (in each case, other than a failure to purchase Senior Subordinated Notes which shall constitute an Event of Default under clause (ii) above), other than the covenant restricting mergers and consolidations, (v) the failure by Hedstrom to comply for 60 days after notice with its other agreements contained in the Senior Subordinated Notes Indenture, (vi) Indebtedness (as defined in the Senior Subordinated Notes Indenture) of Hedstrom or any Restricted Subsidiary (as defined in the Senior Subordinated Notes Indenture) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such default shall not have been cured or such acceleration rescinded after a 10 day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of Hedstrom, Holdings or a Significant Subsidiary (as defined in the Senior Subordinated Notes Indenture) (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $10 million (to the extent not covered by insurance) is rendered against Hedstrom or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) the Holdings Guaranty or any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Senior Subordinated Notes Indenture) or Holdings or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Senior Subordinated Notes Indenture or the Holdings Guaranty or its Subsidiary Guaranty, respectively, and such Default continues for 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Senior Subordinated Notes Trustee or the holders of 25% in principal amount of the outstanding Senior Subordinated Notes notify Hedstrom of the default and Hedstrom does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee or the holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes by notice to Hedstrom may declare the principal of and accrued and unpaid interest, if any, on all the Senior Subordinated Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Hedstrom, Holdings or any Significant Subsidiary occurs and is continuing, the principal of and accrued and unpaid interest on all the Senior Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Senior Subordinated Notes Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Senior Subordinated Notes Indenture may be amended with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Senior Subordinated Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. However, without the consent of each holder of an outstanding Senior Subordinated Note affected, no amendment may, among other things, (i) reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Senior Subordinated Note, (iii) reduce the principal of or extend the Stated Maturity of any Senior Subordinated Note, (iv) reduce the premium payable upon the redemption or repurchase of any Senior Subordinated Note or change the time at which any Senior Subordinated Note may be redeemed as described under "Optional Redemption" above, (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Senior Subordinated Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

                       DESCRIPTION OF THE DISCOUNT NOTES

GENERAL


     On June 12, 1997, Holdings issued $44,612,000 in aggregate principal amount at maturity of the Old Discount Notes under an Indenture, dated as of June 1, 1997 (the "Discount Notes Indenture"), between Holdings and United States Trust Company of New York, as Trustee (the "Discount Notes Trustee"). In connection with the sale of the Old Discount Notes, Hedstrom, Holdings and the initial purchasers of the Discount Notes entered into the Registration Rights Agreement. In accordance with the terms of the Registration Rights Agreement, Hedstrom, Holdings and the Subsidiary Guarantors have filed with the Commission the Exchange Offer Registration Statement with respect to, among other things, an offer by Holdings to exchange $1,000 principal amount at maturity of registered 12% Senior Discount Notes (the "New Discount Notes") issued by Holdings for each $1,000 principal amount at maturity of Old Discount Notes issued by Holdings. The form and terms of the New Discount Notes are identical to the form and terms of the Old Discount Notes except that (i) the Accreted Value (as defined) of the New Discount Notes will be calculated from the date of issuance of the Old Discount Notes and (ii) the New Discount Notes are being registered under the Securities Act and will not bear any legends restricting their transfer. The New Discount Notes will evidence the same debt as the Old Discount Notes and will be issued pursuant to, and entitled to the benefits of, the Discount Notes Indenture. References herein to the "Discount Notes" shall include both the Old Discount Notes and the New Discount Notes.


     The following summary of certain provisions of the Discount Notes Indenture and the Discount Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Discount Notes Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act) and the Discount Notes, copies of which are available as set forth under "Available Information."

TERMS OF DISCOUNT NOTES

     The Discount Notes are unsecured senior obligations of Holdings, limited to $44,612,000 aggregate principal amount at maturity, and will mature on June 1, 2009. No cash interest will accrue on the Discount Notes prior to June 1, 2002, although for U.S. Federal income tax purposes a significant amount of original issue discount will be recognized by a Holder as such discount accrues. Cash interest will accrue on the Discount Notes at the rate of 12% per annum from June 12, 2002, or from the most recent date to which interest has been paid or provided for, payable semiannually on June 1 and December 1 of each year, commencing December 1, 2002 to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date.

     The interest rate on the Old Discount Notes is subject to increase in certain circumstances if the Discount Notes Exchange Offer is not consummated on a timely basis or if certain other conditions are not satisfied.

OPTIONAL REDEMPTION

     Except as set forth below, the Discount Notes are not redeemable at the option of Holdings prior to June 1, 2002. On and after such date, the Discount Notes will be redeemable, at Holdings' option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                REDEMPTION
                           PERIOD                                 PRICE
                           ------                               ----------
2002........................................................     106.000
2003........................................................     104.000
2004........................................................     102.000
2005 and thereafter.........................................    100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Holdings may redeem in the aggregate up to 40% of the Accreted Value of the Discount Notes with the proceeds of one or more Equity Offerings (as defined in the Discount Notes Indenture) by Holdings so long as there is a Public Market (as defined in the Discount Notes Indenture) at the time of such redemption, at a redemption price (expressed as a percentage of Accreted Value on the redemption date) of 112%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of the Discount Notes); provided, however, that at least $26,767,200 aggregate principal amount at maturity of the Discount Notes remains outstanding after each such redemption.

     At any time on or prior to June 1, 2002, the Discount Notes may also be redeemed as a whole at the option of Holdings upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Discount Notes:

     "Applicable Premium" means, with respect to a Discount Note at any Redemption Date, the greater of (i) 1.0% of the Accreted Value of such Discount Note on such Redemption Date and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Discount Note at June 1, 2002 (such redemption price being described under "Optional Redemption") plus (2) all required interest payments, if any, due on such Discount Note through June 1, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the Accreted Value of such Discount Note on the Redemption Date.

     "Change of Control" means:

        (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings and its Subsidiaries to any Person (as defined in the Discount Notes Indenture) or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Discount Notes Indenture), other than to Hicks Muse, Arnold E. Ditri or any of their Affiliates (as defined in the Discount Notes Indenture), officers and directors (the "Permitted Holders"); or

          (ii) a majority of the Board of Directors of Holdings shall consist of Persons who are not Continuing Directors; or

          (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Holdings.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such

Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2002; provided, however, that if the period from the Redemption Date to June 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require Holdings to repurchase all or any part of such holder's Discount Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date in respect of outstanding Discount Notes).

     The provisions under the Discount Notes Indenture relating to Holdings' obligation to make an offer to repurchase the Discount Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding.

CERTAIN COVENANTS

     The Discount Notes Indenture contains certain covenants including, among others: limitations on indebtedness, restricted payments, restrictions on distributions from restricted subsidiaries, sales of assets and subsidiary stock, affiliate transactions, liens, sale-leaseback transactions, and capital stock of restricted subsidiaries; SEC reporting requirements; and restrictions on mergers and consolidations.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Discount Notes Indenture: (i) a default in any payment of interest on any Discount Note when due, continued for 30 days, (ii) a default in the payment of principal of any Discount Note when due at its Stated Maturity (as defined in the Discount Notes Indenture), upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by Holdings to comply with its obligations under the covenant restricting mergers and consolidations, (iv) the failure by Holdings to comply for 30 days after notice with any of its obligations under the "Change of Control" covenant or under the other covenants described above (in each case, other than a failure to purchase Discount Notes which shall constitute an Event of Default under clause (ii) above), other than the covenant restricting mergers and consolidations, (v) the failure by Holdings to comply for 60 days after notice with its other agreements contained in the Discount Notes Indenture, (vi) Indebtedness (as defined in the Discount Notes Indenture) of Holdings or any Restricted Subsidiary (as defined in the Discount Notes Indenture) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such default shall not have been cured or such acceleration rescinded after a 10-day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (as defined in the Discount Notes Indenture) (the "bankruptcy provisions") or
(viii) any judgment or decree for the payment of money in excess of $10 million (to the extent not covered by insurance) is rendered against Holdings or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Discount Notes Trustee or the holders of 25% in principal amount at maturity of the outstanding Discount Notes notify Holdings of the default and Holdings does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Discount Notes Trustee or the holders of at least 25% in principal amount of the outstanding Discount Notes by notice to Holdings may declare the Accreted Value of and accrued and unpaid interest, if any, on all the Discount Notes to be due and payable. Upon such a declaration, such Accreted Value and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs and is continuing, the Accreted Value of and accrued and unpaid interest on all the Discount Notes will become and be immediately due and payable without any declaration or other act on the part of the Discount Notes Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount at maturity of the outstanding Discount Notes may rescind any such acceleration with respect to the Discount Notes and its consequences.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Discount Notes Indenture may be amended with the consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Discount Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount at maturity of the Discount Notes then outstanding. However, without the consent of each holder of an outstanding Discount Note affected, no amendment may, among other things, (i) reduce the amount of Discount Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Discount Note, (iii) reduce the principal of or extend the Stated Maturity of any Discount Note, (iv) reduce the premium payable upon the redemption or repurchase of any Discount Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Discount Note payable in money other than that stated in the Discount Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Discount Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions. The Discount Notes Trustee will be under no obligation to exercise any of its rights or powers under the Discount Notes Indenture at the request of any holder of Discount Notes, unless such holder shall have offered to the Discount Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Discount Notes Indenture.

GOVERNING LAW

     The Discount Notes Indenture provides that it and the Discount Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

     The following table sets forth the names of the Selling Securityholders and the Shares that each Selling Securityholder may offer and sell pursuant to this Prospectus, which represents all the Shares beneficially owned by each Selling Securityholder. Because the Selling Securityholders may sell all or a portion of their Shares at any time and from time to time after the date hereof, no estimate can be made of the number of Shares offered hereby that each Selling Securityholder may retain upon completion of the offering to which this Prospectus relates. None of the Selling Securityholders have had any material relationship with Holdings except as set forth in the notes to the table below and as more fully described elsewhere in this Prospectus.

                          NAME OF                                NUMBER
                      BENEFICIAL OWNER                          OF SHARES
                      ----------------                        -------------
Breezebell & Co.............................................    454,905.000
Eaton Vance Income Fund of Boston...........................     21,228.900
Eaton Vance High Income Trust...............................     84,915.600
General Motors Retirement Program for Salaried Employees
  High Yield Account........................................     12,130.800
Mason Street Funds, Inc.(1).................................     39,425.100
The Northwestern Mutual Life Insurance Company(2)...........    457,149.200
Northwestern Mutual Series Fund, Inc.(3)....................    131,922.450
Prudential High Yield Fund, Inc.............................    206,223.600
Prudential High Yield Fund, Inc., High Yield Bond
  Portfolio.................................................     24,261.600
Putnam Investment Management, Inc.(4).......................    280,221.480
Putnam Fiduciary Trust Company(5)...........................      6,368.670
The Putnam Advisory Company, Inc.(6)........................     16,073.310
T. Rowe Price High Yield Fund...............................    236,550.600
                                                              -------------
          Subtotal..........................................  1,971,376.000
                                                              -------------
Unnamed holders of Shares or any future transferees,
  pledgees, donees or successors of or from such unnamed
  holders(7)................................................    734,520.000
                                                              -------------
          Total.............................................  2,705,896.000
                                                              =============

---------------

(1)  All Shares are held in Mason Street Funds, Inc.'s High Yield Bond Fund.

(2) Includes, 131,922.450 Shares held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.

(3) All Shares are held in Northwestern Mutual Series Fund, Inc.'s High Yield Bond Portfolio.

(4) Putnam Investment Management, Inc. is the investment manager of the following funds and accounts, which funds and accounts own beneficially the indicated number of Shares: Putnam Asset Allocation Funds -- Balanced Portfolio (2,729.430); Putnam Asset Allocation Funds -- Conservative Portfolio (909.810); Putnam Asset Allocation Funds -- Growth Portfolio (909.810); Putnam Balanced Retirement Fund (303.270); Putnam Convertible Opportunities and Income Trust (1,213.080); Putnam Diversified Income Trust (40,031.640); Putnam Diversified Income Trust II (1,213.080); The George Putnam Fund of Boston (1,213.080); Putnam High Income Convertible and Bond Fund (1,213.080); Putnam High Yield Advantage Fund (74,907.690); Putnam High Yield Total Return (606.540); Putnam High Yield Trust (105,841.230); Putnam Income Fund (1,213.080); Putnam Managed High Yield Trust (2,426.160); Putnam Master Income Trust (4,245.780); Putnam Master Intermediate Income Trust (3,032.700); Putnam Premier Income Trust (10,917.720); Putnam Variable Trust -- Putnam VT Diversified Income Fund (4,852.320); Putnam Variable Trust -- Putnam VT Global Asset Allocation Fund (909.810); Putnam Variable Trust -- Putnam VT High Yield Fund (20,015.820); AST Putnam Balanced Portfolio (303.270); Putnam Diversified Income Portfolio/ Smith Barney/Travelers Series Fund (909.810); and Lincoln National Global Asset Allocation Fund, Inc. (303.270).

(5) Putnam Investment Management, Inc. is the investment manager of the following accounts, which accounts own beneficially the indicated number of
     Shares: Putnam High Yield Managed Trust (5,458.860) and Putnam High Yield Fixed Income Trust (DBT) (909.810).

(6) The Putnam Advisory Company, Inc. is the investment manager of the following accounts, which accounts own beneficially the indicated number of
     Shares: Dana Farber Cancer Institute (303.270); Employees Retirement Plan of Agway, Inc. (909.810); Abbott Laboratories Annuity Retirement Plan (1,516.350); Ameritech Corporation Pension Plan (3,032.700); Central States, Southeast and Southwest Areas Pension Fund (8,794.830); and Southern Farm Bureau Life Insurance Company (1,516.350).

(7) No such holder may offer Shares pursuant to this Prospectus until such holder is included as a Selling Securityholder in a supplement to this Prospectus.

     Holdings will not receive any proceeds from the offering to which this Prospectus relates. The Selling Securityholders may sell the securities offered hereby through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers in one or more transactions in the over-the-counter market, if such a market develops, or in privately negotiated transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Securityholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Such underwriters, dealers, brokers or other agents may receive compensation in the form of discounts or commissions from the Selling Securityholders and may receive commissions from the purchasers of such securities for whom they act as agent.

     Any Selling Securityholder and any dealer, broker or other agent selling securities offered hereby for the Selling Securityholders or purchasing any such securities from a Selling Securityholder for purposes of resale may be deemed to be an underwriter under the Securities Act and any compensation received by such Selling Securityholder, dealer, broker or other agent may be deemed underwriting compensation. Neither Holdings nor the Selling Securityholders can presently estimate the amount of such compensation. Holdings knows of no existing arrangements between any Selling Securityholder and any other Selling Securityholder, dealer, or broker or other agent.

     Holdings has not taken any action to register or qualify the Shares for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Common Stock Registration Rights Agreement, Holdings has agreed to register or qualify or cooperate with the Selling Securityholders and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Selling Securityholder reasonably requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale of the Shares in such jurisdictions; provided, however, that Holdings shall not be required to
(i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject. Unless and until such times as offers and sales of the Shares by Selling Securityholders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Securityholders will be materially restricted. Selling Securityholders are advised to consult with their respective legal counsel prior to offering or selling any of their Shares.

     In accordance with the provisions contained in the Common Stock Registration Rights Agreement, Holdings is obligated under certain circumstances to indemnify the Selling Securityholders who sell securities pursuant to this Prospectus, their respective officers, directors and agents, and controlling persons, and each underwriter in an offering or sale of such securities, against certain liabilities related to such sale or disposition, including liabilities arising under the Securities Act or to contribute to payments which such persons or entities may be required to make in respect thereof. In accordance with the Common Stock Registration Rights Agreement, Holdings may, in certain circumstances, also be entitled to indemnification or contribution by the Selling Securityholders or underwriters participating in an offering of the securities to which this Prospectus relates.

     Holdings has agreed to pay, with certain limited exceptions, all the expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement, including the Securities Act registration and filing fees, fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or "blue sky" laws, printing expenses, messenger and delivery expenses, fees and expenses of counsel for Holdings and its independent certified public accountants, securities acts liability insurance (if Holdings elects to purchase such insurance), the fees and expenses of any special experts retained by Holdings in connection with such registration, and fees and expenses of other persons retained by Holdings. Holdings estimates that the foregoing expenses in connection with the registration of the securities will be approximately $216,024.96. In no event shall Holdings pay for any underwriting discounts, commissions, or fees attributable to the sale of Shares or any other out-of-pocket expenses of the Selling Securityholders incurred in connection with a sale of Shares.


     There is currently no established public market for the Shares. Holdings presently has no intention of applying for listing of the Shares on any securities exchange or for inclusion of any of the Shares in any automated quotation system. No assurance can be given that an active market for the Shares will develop.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities offered hereby will be passed upon for Holdings by Weil, Gotshal & Manges LLP, Dallas, Texas.

                              INDEPENDENT AUDITORS

     The audited consolidated financial statements of Holdings included in this Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The audited financial statements of ERO, Inc. included in this Registration Statement have been audited by Price Waterhouse LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
HEDSTROM HOLDINGS, INC. AND SUBSIDIARY:
  Report of Independent Public Accountants..................  F-2
  Consolidated Balance Sheets as of December 31, 1996 and
     July 31, 1996..........................................  F-3
  Consolidated Income Statements for the five months ended
     December 31, 1996, and for each of the fiscal years
     ended July 31, 1996, 1995, and 1994....................  F-4
  Consolidated Statements of Stockholders' Equity for the
     five months ended December 31, 1996, and for each of
     the fiscal years ended July 31, 1996, 1995 and 1994....  F-5
  Consolidated Statements of Cash Flows for the five months
     ended December 31, 1996 and for each of the fiscal
     years ended July 31, 1996, 1995 and 1994...............  F-6
  Notes to Consolidated Financial Statements................  F-7
  Consolidated Balance Sheets as of June 30, 1997
     (unaudited) and December 31, 1996......................  F-24
  Consolidated Income Statements for the six months ended
     June 30, 1997 and 1996
     (unaudited)............................................  F-25
  Consolidated Statement of Stockholders' Equity for the six
     months ended June 30, 1997 (unaudited).................  F-26
  Consolidated Statements of Cash Flows for the six months
     ended June 30, 1997 and 1996 (unaudited)...............  F-27
  Notes to Consolidated Financial Statements (unaudited)....  F-28
ERO, INC.:
  Report of Independent Public Accountants..................  F-38
  Consolidated Balance Sheets as of December 31, 1996, and
     1995...................................................  F-39
  Consolidated Income Statements for the years ended
     December 31, 1996, 1995, and 1994......................  F-40
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994.......................  F-41
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1996, 1995 and 1994...........  F-42
  Notes to Consolidated Financial Statements................  F-43
  Consolidated Balance Sheets as of March 31, 1997
     (unaudited) and December 31, 1996......................  F-56
  Consolidated Income Statements for the three months ended
     March 31, 1997 and 1996
     (unaudited)............................................  F-57
  Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and 1996 (unaudited)..............  F-58
  Notes to Consolidated Financial Statements (unaudited)....  F-59

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Hedstrom Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of Hedstrom Holdings, Inc. (a Delaware corporation) and subsidiary as of December 31, 1996, and July 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hedstrom Holdings, Inc. and subsidiary as of December 31, 1996, and July 31, 1996, and the results of their operations and their cash flows for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
April 11, 1997 (except with respect
     to the matter discussed in Note 16,
     as to which the date is June 12, 1997)

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

      CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1996, AND JULY 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                              DECEMBER 31,    JULY 31,
                                                                  1996          1996
                                                              ------------    --------
CURRENT ASSETS:
  Cash and cash equivalents.................................    $    533      $ 7,998
  Trade accounts receivable, net of allowance for doubtful
     accounts of $505 and $441, respectively................      13,586       23,384
  Inventories...............................................      23,816       21,774
  Deferred income taxes.....................................       5,027        3,121
  Prepaid expenses and other current assets.................         690          826
                                                                --------      -------
          Total current assets..............................      43,652       57,103
                                                                --------      -------
PROPERTY, PLANT, AND EQUIPMENT, at cost, net of accumulated
  depreciation..............................................      21,743       22,000
OTHER ASSETS:
  Deferred charges and other, net of accumulated
     amortization...........................................       2,318        2,515
  Deferred income taxes.....................................       4,362        3,406
                                                                --------      -------
          Total other assets................................       6,680        5,921
                                                                --------      -------
          Total assets......................................    $ 72,075      $85,024
                                                                ========      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit..................................    $ 17,400      $26,450
  Current portion of term loans.............................       1,750           --
  Current portion of capital leases.........................         215          208
  Accounts payable..........................................      11,698        9,847
  Accrued expenses --
     Compensation...........................................       1,061        1,882
     Commissions and royalties..............................         206          196
     Customer allowances and other..........................       1,736        1,719
                                                                --------      -------
          Total current liabilities.........................      34,066       40,302
                                                                --------      -------
LONG-TERM DEBT:
  Term loans................................................      36,750       38,500
  Notes payable to related parties..........................       2,500        2,500
  Capital leases............................................       1,556        1,648
  Other.....................................................         300          400
                                                                --------      -------
          Total long-term debt..............................      41,106       43,048
                                                                --------      -------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 10,000,000 shares
     authorized, no shares issued or outstanding............          --           --
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 32,941,499 shares issued, and
     outstanding............................................         329          329
  Additional paid-in capital................................      10,437       10,437
  Accumulated deficit.......................................     (13,863)      (9,092)
                                                                --------      -------
          Total stockholders' (deficit) equity..............      (3,097)       1,674
                                                                --------      -------
          Total liabilities and stockholders' equity........    $ 72,075      $85,024
                                                                ========      =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENTS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996, AND
        FOR EACH OF THE FISCAL YEARS ENDED JULY 31, 1996, 1995, AND 1994
                                 (IN THOUSANDS)

                                                   FOR THE FIVE
                                                   MONTHS ENDED   FOR THE FISCAL YEARS ENDED JULY 31,
                                                   DECEMBER 31,   ------------------------------------
                                                       1996          1996         1995         1994
                                                   ------------   ----------   ----------   ----------
NET SALES........................................    $23,994        $133,194     $133,862     $108,655
COST OF SALES....................................     21,973         105,068      107,312       87,170
                                                     -------        --------     --------     --------
          Gross profit...........................      2,021          28,126       26,550       21,485
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES....      7,546          24,603       19,207       18,181
                                                     -------        --------     --------     --------
          Operating income (loss)................     (5,525)          3,523        7,343        3,304
RECAPITALIZATION EXPENSES........................         --           9,600           --           --
INTEREST EXPENSE.................................      2,115           5,896        4,573        2,982
                                                     -------        --------     --------     --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES...................................     (7,640)        (11,973)       2,770          322
INCOME TAX BENEFIT (EXPENSE).....................      2,869           3,857       (1,440)        (103)
                                                     -------        --------     --------     --------
INCOME (LOSS) FROM CONTINUING OPERATIONS.........     (4,771)         (8,116)       1,330          219
LOSS FROM DISCONTINUED OPERATIONS (net of tax
  benefit of $619 and $1,503, respectively)......         --              --         (585)      (3,180)
                                                     -------        --------     --------     --------
NET INCOME (LOSS)................................    $(4,771)       $ (8,116)    $    745     $ (2,961)
                                                     =======        ========     ========     ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996, AND FOR EACH
             OF THE FISCAL YEARS ENDED JULY 31, 1996, 1995 AND 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          PREFERRED STOCK            COMMON STOCK         ADDITIONAL
                                       ----------------------   -----------------------    PAID-IN     ACCUMULATED
                                         SHARES     PAR VALUE     SHARES      PAR VALUE    CAPITAL       DEFICIT      TOTAL
                                       ----------   ---------   -----------   ---------   ----------   -----------   --------
BALANCE AT JULY 31, 1993............    2,500,000    $ 2,500     33,231,090     $ 332      $ 12,964     $  1,812     $ 17,608
  Paid-in-kind dividends on
    preferred stock.................      249,403        250             --        --            --         (250)          --
  Net loss..........................           --         --             --        --            --       (2,961)      (2,961)
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT JULY 31, 1994............    2,749,403      2,750     33,231,090       332        12,964       (1,399)      14,647
  Paid-in-kind dividends on
    preferred stock.................      256,152        256             --        --            --         (256)          --
  Net income........................           --         --             --        --            --          745          745
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT JULY 31, 1995............    3,005,555      3,006     33,231,090       332        12,964         (910)      15,392
  Paid-in-kind dividends on
    preferred stock.................       66,277         66             --        --            --          (66)          --
  Redemption of common stock from
    existing stockholders...........           --         --    (27,531,941)     (275)      (29,497)          --      (29,772)
  Redemption of preferred stock from
    existing stockholders...........   (3,071,832)    (3,072)            --        --            --           --       (3,072)
  Sale of common stock to new
    stockholders....................           --         --     27,242,350       272        26,970           --       27,242
  Net loss..........................           --         --             --        --            --       (8,116)      (8,116)
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT JULY 31, 1996............           --         --     32,941,499       329        10,437       (9,092)       1,674
  Net loss..........................           --         --             --        --            --       (4,771)      (4,771)
                                       ----------    -------    -----------     -----      --------     --------     --------
BALANCE AT DECEMBER 31, 1996........           --    $    --     32,941,499     $ 329      $ 10,437     $(13,863)    $ (3,097)
                                       ==========    =======    ===========     =====      ========     ========     ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996, AND
        FOR EACH OF THE FISCAL YEARS ENDED JULY 31, 1996, 1995, AND 1994
                                 (IN THOUSANDS)

                                          FOR THE FIVE
                                             MONTHS          FOR THE FISCAL YEARS ENDED
                                              ENDED                   JULY 31,
                                          DECEMBER 31,     ------------------------------
                                              1996           1996       1995       1994
                                          -------------    --------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.....................    $ (4,771)      $ (8,116)   $   745    $(2,961)
  Adjustments to reconcile net (loss)
    income to net cash provided by (used
    for) operating activities-
    Depreciation of property, plant and
      equipment.........................       1,626          2,903      2,365      1,883
    Amortization of deferred assets.....         350            511        582        521
    Discontinued operations.............          --             --      1,204      4,683
    Deferred income tax (benefit)
      provision.........................      (2,862)        (3,808)       755     (1,428)
    Gain on the disposition of property,
      plant, and equipment..............         (60)          (182)        --         --
    Provision for losses on accounts
      receivable........................          64             37        100        119
    Changes in assets and liabilities
      Accounts receivable...............       9,734           (892)    (2,139)    (4,041)
      Inventories.......................      (2,042)          (139)    (6,941)    (1,703)
      Prepaid expenses..................        (119)             6     (2,428)         1
      Accounts payable..................       1,851         (7,906)     5,757      5,054
      Accrued expenses..................        (793)          (158)       396       (784)
                                            --------       --------    -------    -------
         Net cash provided by (used for)
           operating activities.........       2,978        (17,744)       396      1,344
                                            --------       --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant, and
    equipment...........................      (1,376)        (6,738)    (2,574)    (2,988)
  Proceeds from the sale of property,
    plant, and equipment................          67            248         --         --
                                            --------       --------    -------    -------
         Net cash used for investing
           activities...................      (1,309)        (6,490)    (2,574)    (2,988)
                                            --------       --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of common stock from
    existing stockholders...............          --        (29,772)        --         --
  Redemption of preferred stock from
    existing stockholders...............          --         (3,072)        --         --
  Notes payable to related parties......          --          2,500         --         --
  Proceeds from sale of common stock to
    new stockholders....................          --         27,242         --         --
  Term loan borrowings..................          --         35,000         --         --
  Borrowings on old line of credit......          --             --      4,667         --
  Payments on old line of credit........          --        (23,837)    (1,768)      (840)
  Borrowings on new revolving line of
    credit..............................      12,050         26,450         --         --
  Payments on new revolving line of
    credit..............................     (21,100)        (4,973)        --         --
  Capital lease (payments) borrowings
    and other...........................         (84)         1,597         --      1,900
                                            --------       --------    -------    -------
         Net cash (used for) provided by
           financing activities.........      (9,134)        31,135      2,899      1,060
                                            --------       --------    -------    -------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS...........................      (7,465)         6,901        721       (584)
CASH AND CASH EQUIVALENTS:
  Beginning of year/period..............       7,998          1,097        376        960
                                            --------       --------    -------    -------
  End of year/period....................    $    533       $  7,998    $ 1,097    $   376
                                            ========       ========    =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Income taxes paid.....................    $     45       $    503    $    46         41
  Interest paid.........................    $  1,534       $  5,036    $ 4,405    $ 2,972

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

     Hedstrom Holdings, Inc. ("Holdings") is a holding Company with no operations or assets, other than its 100% ownership of Hedstrom Corporation ("Hedstrom", and together with Holdings, the "Company"). The Company is a manufacturer and marketer of children's activity-oriented play products. The Company's principal products fall within two main categories: outdoor gym sets and playballs. Through its facility in Bedford, Pennsylvania, the Company manufactures and distributes gym set products consisting of painted metal gym sets, composite metal and plastic gym sets, wood gym kits, plastic outdoor slides and gym set accessories. Through its facility in Ashland, Ohio, the Company manufactures playball products, which consist of premium playballs made of plastic or vinyl and decorated with popular licensed characters or designs, nonpremium playballs that generally have minimal decoration, athletic balls targeted at young children, and ball pit products. The Company sells its products through major national toy retailers, mass merchants, supermarkets, drug store chains, and home centers in the United States, Canada, and the United Kingdom.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Holdings and its wholly owned subsidiary, Hedstrom. All intercompany balances and transactions have been eliminated in consolidation.

     During fiscal 1995, Holdings discontinued the operations of its Hedstrom Holdings II subsidiary. Hedstrom Holdings II was involved in the manufacturing of traffic control devices. The sole customer of Hedstrom Holdings II was a related party which the Company no longer has an ongoing relationship with. During the fiscal years ended July 31, 1995 and 1994, Hedstrom Holdings II incurred net losses of $0.6 million and $3.2 million, respectively.

  Fiscal Year

     Prior to August 1, 1996, the Company's fiscal year ended on July 31. Effective January 1, 1997, the Company changed its fiscal year to a calendar year ending on December 31. The accompanying consolidated financial statements include the 5-month period from August 1, 1996 to December 31, 1996. The following unaudited consolidated financial statements for the five-month period ended December 31, 1995 are provided for comparative purposes.

                         CONSOLIDATED INCOME STATEMENT
                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

NET SALES...................................................    $ 31,792
COST OF SALES...............................................      26,000
                                                                --------
          Gross profit......................................       5,792
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES...............       7,067
                                                                --------
          Operating loss....................................      (1,275)
RECAPITALIZATION EXPENSES...................................       9,600
INTEREST EXPENSE............................................       1,773
                                                                --------
LOSS BEFORE INCOME TAXES....................................     (12,648)
INCOME TAX BENEFIT..........................................       4,074
                                                                --------
NET LOSS....................................................    $ (8,574)
                                                                ========

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................    $ (8,574)
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Depreciation and amortization.............................         882
  Changes in assets and liabilities:
     Accounts receivable....................................       5,045
     Inventories............................................      (6,272)
     Accounts payable.......................................     (11,559)
     Accrued expenses.......................................         106
     Other..................................................         270
                                                                --------
  Net cash used for operating activities....................     (20,102)
                                                                --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and equipment.............      (1,342)
                                                                --------
  Net cash used for investing activities....................      (1,342)
                                                                --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of common stock................................     (29,772)
  Redemption of preferred stock.............................      (3,072)
  Proceeds from sale of common stock........................      27,242
  Payments on line of credit, net...........................      (8,855)
  Notes payable to related party............................       2,500
  Borrowings on term loans..................................      35,000
  Capital lease payments and other..........................      (2,308)
                                                                --------
  Net cash provided by financing activities.................      20,735
                                                                --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................        (709)
CASH AND CASH EQUIVALENTS:
  Beginning of period.......................................       1,097
                                                                --------
  End of period.............................................    $    388
                                                                ========

  Cash and Cash Equivalents

     Cash and cash equivalents include short-term investments with original maturities of three months or less. These investments are stated at cost which approximates market.

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The cost of manufactured products includes materials, direct labor, and an allocation of plant overheads. The cost of purchased products includes inbound freight and duty.

  Property, Plant, and Equipment

     Property, plant, and equipment acquired subsequent to January 10, 1991, are stated at cost. Property, plant, and equipment acquired in connection with a prior acquisition of the Company on January 10, 1991, were stated

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
at fair market value as of that date as determined by independent appraisals. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. The cost and accumulated depreciation of property sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

     The estimated useful lives of property, plant, and equipment are as follows:

Buildings and improvements..................................  10-40 years
Machinery and equipment.....................................   3-12 years
Furniture and fixtures......................................      5 years

     Depreciation is allocated to cost of sales and selling, general, and administrative expense based upon the related asset's use. Depreciation of approximately $1,576,000, $2,797,000, $2,248,000, and $1,749,000 is included in cost of sales for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, respectively. Depreciation of approximately $50,000, $106,000, $117,000, and $134,000 is included in selling, general, and administrative expense for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, respectively.

     Effective August 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 had no effect on the Company's financial position or results of operations as of and for the five months ended December 31, 1996.

  Deferred Charges and Other, Net

     Deferred charges and other on the accompanying balance sheets is comprised of the following:

                                                             DECEMBER 31,     JULY 31,
                                                                 1996           1996
                                                             ------------    ----------
Deferred expenses..........................................   $2,546,000     $2,388,000
Barter credits.............................................      519,000        524,000
                                                              ----------     ----------
                                                               3,065,000      2,912,000
Less-Accumulated amortization..............................     (747,000)      (397,000)
                                                              ----------     ----------
                                                              $2,318,000     $2,515,000
                                                              ==========     ==========

     Deferred expenses primarily relate to costs the Company incurs to obtain shelf space, and replace competitors products, at certain of its retail customers. In connection with these transactions, the Company obtains a commitment from the retailer that it will exclusively stock the Company's products for a period not less than three years. As a result, these costs are deferred and amortized over a 36-month period on a straight-line basis. Amortization expense is included in selling, general, and administrative expense on the accompanying income statements and was $350,000, $358,000, $37,000, and $0 for the five months ended December 31, 1996 and for each of the fiscal years ended July 31, 1996, 1995, and 1994, respectively.

     Prior to the recapitalization discussed in Note 3, the Company had capitalized certain financing costs and organizational costs. These costs were immediately expensed in connection with the recapitalization and are included in recapitalization expenses on the accompanying July 31, 1996, income statement. The deferred financing costs were being amortized over the period of the underlying debt on a straight-line basis and organizational costs were being amortized over a 60-month period. Prior to the recapitalization, amortization of

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
deferred financing costs were $67,000, $202,000, and $179,000 in the fiscal years ended July 31, 1996, 1995, and 1994, respectively, and are included in interest expense on the accompanying income statements. Amortization of organizational costs prior to the recapitalization were $85,000, $341,000, and $341,000 in the fiscal years ended July 31, 1996, 1995, and 1994, respectively, and are included in selling, general, and administrative expense on the accompanying income statements.

     During the fiscal year ended July 31, 1995, the Company exchanged certain finished goods inventory with a cost basis of approximately $2,000,000 for barter credits. Although the barter credits had a stated value of approximately $3,200,000, they were recorded at an amount equal to the cost basis of the inventory exchanged, such that no profit was recognized on the transaction. The barter credits can be used principally for the purchase of print and media advertising; however, cash must be used in addition to the barter credits to secure the advertising. During the fiscal year ended July 31, 1996, and for the five months ended December 31, 1996, the Company utilized approximately $262,000 of these barter credits. As a result of the Company's decision to reduce its advertising expenditures during calendar 1997, management determined that all of its barter credits may not be fully utilized prior to their expiration in August 1998. Therefore, the Company wrote-off an additional $1,000,000 of the barter credits during the fiscal year ended July 31, 1996. Management believes that the remaining recorded credits will be utilized prior to their expiration.

  Revenue Recognition

     The Company recognizes revenue when title to the goods transfers. For the majority of the Company's sales, this occurs at the time of shipment.

  Income Taxes

     Deferred income taxes are determined under the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). Deferred income taxes arise from temporary differences between the income tax basis of assets and liabilities and their reported amounts in the financial statements.

  Fair Value of Financial Instruments

     The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair market value because the underlying instruments are at rates similar to current rates offered to the Company for debt with the same remaining maturities.

  Significant Concentration of Customers

     All trade accounts receivable are unsecured. A significant level of the Company's net sales is generated from approximately four retail companies that serve national markets. Net sales, as a percentage of total net sales, to the Company's top four customers for the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, were:

                                           FIVE MONTHS
                                              ENDED          FISCAL YEARS ENDED JULY 31,
                                           DECEMBER 31,      ---------------------------
                CUSTOMER                       1996          1996       1995       1994
                --------                   ------------      -----      -----      -----
Toys "R" Us..............................     15   %          12%        17%        19%
Wal-Mart.................................     12   %          19%        12%        10%
K-Mart...................................     11   %          12%        9%         9%
Service Merchandise......................     8    %          5%         5%         7%

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

3. RECAPITALIZATION:

     Prior to October 27, 1995, the majority of Holdings common stock was held by Arnold E. Ditri, President and Chief Executive Officer, and Alastair H. McKelvie, Executive Vice President. The remaining common stock was held by John
H. Hurshman and the Fidelity Investment Charitable Gift Trust.

     On October 27, 1995, Holdings was purchased by another investment group. Concurrently, all of the outstanding preferred stock was redeemed, the outstanding common stock held by John H. Hurshman and the Fidelity Investment Charitable Trust was redeemed, a majority of the outstanding common stock of Arnold E. Ditri and Alastair H. McKelvie was redeemed, new common shares were issued to the purchaser, new debt facilities were obtained and existing debt facilities were repaid as part of the transaction. As Arnold Ditri and Alastair
H. McKelvie retained a minority investment in Holdings, the transaction was accounted for as a recapitalization, and existing account balances were carried forward. The Company expensed all of its costs associated with the recapitalization, which totaled approximately $9,600,000.

     In connection with the recapitalization, Holdings effected a common stock split of 39,095.40 shares for one and increased the authorized shares from 1,000 (par value $.01) to 50,000,000 (par value $.01). After the recapitalization, the majority of the common stock is held by Hicks, Muse, Tate & Furst Equity Fund II, L.P. (Hicks Muse). The remaining common stock is held by Arnold E. Ditri, Alastair H. McKelvie, various other members of management, and various other investment groups.

4. INVENTORIES:

     Inventories are comprised of the following:

                                                            DECEMBER 31,     JULY 31,
                                                                1996           1996
                                                            ------------    -----------
Raw materials.............................................  $ 7,534,000     $ 8,456,000
Work-in-process...........................................    2,298,000       1,262,000
Finished goods............................................   13,984,000      12,056,000
                                                            -----------     -----------
                                                            $23,816,000     $21,774,000
                                                            ===========     ===========

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

5. PROPERTY, PLANT, AND EQUIPMENT:

     Property, plant, and equipment is comprised of the following:

                                                             DECEMBER 31,     JULY 31,
                                                                 1996           1996
                                                             ------------    -----------
Buildings and improvements.................................  $ 7,695,000     $ 7,598,000
Machinery and equipment....................................   25,218,000      24,235,000
Furniture and fixtures.....................................      758,000         540,000
                                                             -----------     -----------
                                                              33,671,000      32,373,000
Less - Accumulated depreciation............................  (12,074,000)    (10,519,000)
                                                             -----------     -----------
                                                              21,597,000      21,854,000
Land.......................................................      146,000         146,000
                                                             -----------     -----------
                                                             $21,743,000     $22,000,000
                                                             ===========     ===========

6. REVOLVING LINE OF CREDIT:

     In connection with the recapitalization discussed in Note 3, the Company entered into a new revolving line of credit agreement, which allows the Company to borrow up to $65,000,000. The Company pays interest on the borrowings equal to either the highest of 1/2 of 1% in excess of the Base Rate, as defined in the agreement, or the Eurodollar Rate, as defined in the agreement, plus the Applicable Margin on Base Rate Loans of 1.50% and Eurodollar Loans of 2.75%. The Company has the ability to convert their borrowings from Base Rate Loans to Eurodollar Loans and vice versa pursuant to certain restrictions in the agreement. At December 31, 1996, and July 31, 1996, the Company has borrowings outstanding under this revolving line of credit of $17,400,000 and $26,450,000, respectively, of which $14,000,000 and $16,000,000, respectively, are at the Eurodollar Rate (8.25% and 8.19%, respectively) and $3,400,000 and $10,450,000, respectively, are at the Base Rate (9.75%).

     The revolving line of credit agreement contains restrictive covenants, which were revised effective July 31, 1996, the most significant of which requires the Company to comply with certain consolidated financial ratios, including a leverage ratio and an interest coverage ratio, earnings before interest, income taxes, depreciation and amortization, and annual capital expenditure requirements. Additionally the revolving line of credit is collateralized by the Company's inventories and accounts receivable. The Company was in compliance with the revised restrictive covenants as of December 31, 1996, and July 31, 1996.

7. TERM LOANS:

     In connection with the recapitalization discussed in Note 3, a term loan agreement was entered into for $35,000,000. The Company pays interest on these borrowings consistent with the revolving line of credit (see Note 6). At December 31, 1996, and July 31, 1996, the term loan has an interest rate equal to the Eurodollar rate (8.25% and 8.19%, respectively). Principal payments, which range from $525,000 to $7,875,000 over the life of the term loan agreement, begin on October 15, 1997, and continue until the term loan matures on April 27, 2001. The term loan is also subject to the revised restrictive covenants described in Note 6 for the revolving line of credit.

     The Company also has a $3,500,000 Industrial Revenue Bond from Bedford County which bears interest at 7.13%. Annual principal payments begin in 2004 in amounts ranging from $500,000 to $600,000 and will retire the bond in 2009.

     Aggregate maturities of the Company's term loans over the next five years are as follows: 1997 -- $1,750,000; 1998 -- $3,500,000; 1999 -- $6,000,000;
2000 -- $8,000,000; 2001 -- $15,750,000; thereafter, $3,500,000.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

8. NOTES PAYABLE TO RELATED PARTIES:

     In connection with the recapitalization discussed in Note 3, $2,500,000 of the common stock redemption payment was held back from the previous owners. This $2,500,000 is payable to the previous owners at the earlier of April 30, 2002, or when the Company has met certain cash flow levels. Holdings makes quarterly interest payments to the previous owners based on a rate of 10.00% per annum.

9. INCOME TAXES:

     Provisions (benefits) for income taxes are as follows:

                                              FOR THE FIVE
                                              MONTHS ENDED     FOR THE FISCAL YEARS ENDED JULY 31,
                                              DECEMBER 31,    --------------------------------------
                                                  1996           1996          1995         1994
                                              ------------    -----------   ----------   -----------
Continuing operations.......................  $(2,869,000)    $(3,857,000)  $1,440,000   $   103,000
Discontinued operations.....................           --              --     (619,000)   (1,503,000)
                                              -----------     -----------   ----------   -----------
                                              $(2,869,000)    $(3,857,000)  $  821,000   $(1,400,000)
                                              ===========     ===========   ==========   ===========

     The components of the provisions (benefits) for income taxes are as follows:

                                                FOR THE FIVE
                                                MONTHS ENDED    FOR THE FISCAL YEARS ENDED JULY 31,
                                                DECEMBER 31,   -------------------------------------
                                                    1996          1996         1995         1994
                                                ------------   -----------   ---------   -----------
Current:
  State.......................................  $    33,000    $    43,000   $ 179,000   $    28,000
  U.S. federal................................      (40,000)       (92,000)   (113,000)           --
                                                -----------    -----------   ---------   -----------
                                                     (7,000)       (49,000)     66,000        28,000
Deferred:
  U.S. federal................................   (2,862,000)    (3,808,000)    755,000    (1,428,000)
                                                -----------    -----------   ---------   -----------
                                                $(2,869,000)   $(3,857,000)  $ 821,000   $(1,400,000)
                                                ===========    ===========   =========   ===========

     The provisions (benefits) for income taxes differ from those computed using the statutory U.S. federal income tax rate as a result of the following:

                                                FOR THE FIVE
                                                MONTHS ENDED    FOR THE FISCAL YEARS ENDED JULY 31,
                                                DECEMBER 31,   -------------------------------------
                                                    1996          1996         1995         1994
                                                ------------   -----------   ---------   -----------
Expected provision (benefit)..................  $(2,598,000)   $(4,071,000)  $ 532,000   $(1,483,000)
State income taxes, net of federal benefit....     (219,000)      (183,000)     82,000      (200,000)
Foreign corporate earnings....................       47,000        151,000     169,000       116,000
Recapitalization costs........................           --        479,000          --            --
Other.........................................      (99,000)      (233,000)     38,000       167,000
                                                -----------    -----------   ---------   -----------
Actual provision (benefit)....................  $(2,869,000)   $(3,857,000)  $ 821,000   $(1,400,000)
                                                ===========    ===========   =========   ===========

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

     The net deferred tax assets are comprised of the following:

                                                            DECEMBER 31,     JULY 31,
                                                                1996           1996
                                                            ------------    -----------
Current deferred tax asset:
  Net operating loss carryforward.........................  $ 2,246,000     $        --
  Inventory reserves......................................      248,000         454,000
  Costs capitalized to inventory for tax purposes.........      304,000         247,000
  Allowances for accounts receivable......................      938,000       1,187,000
  Nondeductible accruals..................................    1,243,000       1,184,000
  Other...................................................       48,000          49,000
                                                            -----------     -----------
          Current deferred tax asset......................  $ 5,027,000     $ 3,121,000
                                                            ===========     ===========
Noncurrent deferred tax asset (liability):
  Net operating loss carryforward.........................  $ 4,408,000     $ 3,238,000
  Tax over book depreciation..............................   (1,898,000)     (1,844,000)
  Recapitalization costs..................................    1,592,000       1,753,000
  Other...................................................      260,000         259,000
                                                            -----------     -----------
          Noncurrent deferred tax asset...................  $ 4,362,000     $ 3,406,000
                                                            ===========     ===========

     The Company has net operating loss carryforwards of $17,511,000 to apply against future taxable income. Such carryforwards expire as follows: $911,000 in 2008, $3,500,000 in 2009, $4,200,000 in 2010, and $8,900,000 in 2011.


     The Company believes it is more likely than not to realize the net deferred tax asset and accordingly no valuation allowance has been provided. This conclusion is based on, (i) changes in operations that have recently occurred, including the 1996 Cost Reduction Plan (see Note 14) and the acquisition of ERO, Inc. (see Note 16), which has a lengthy and consistent history of profitable operations, (ii) projections (which include ERO, Inc.) of sufficient taxable U.S. income to fully realize the net deferred tax asset by the end of calendar year 1999, (iii) the tax loss carryforwards included in the net deferred tax asset were generated in very recent periods and do not begin to expire until the years 2008-2011, and (iv) the significant excess of book basis over tax basis relative to the net assets of ERO, Inc. Management continually evaluates the realizability of the net deferred tax assets and the need for a valuation allowance on such assets.


10. EMPLOYEE BENEFIT PLANS:

     All Company employees are eligible to participate in either the Union Employees' Tax Sheltered Savings Plan or the tax-sheltered Savings Plan (collectively the "Plans"), depending upon the employment status of the employees as union or nonunion after meeting certain requirements. The Union Employees' Tax Sheltered Savings Plan covers all union employees 18 years of age or older who have worked for 1,000 consecutive hours within a 12-month period. The tax-sheltered Savings Plan covers all nonunion employees 18 years of age or older who have been employed for 120 consecutive days within a 12-month period.

     For both Plans the employees may contribute from 1% to 15% of their compensation (either before tax, after tax, or a combination thereof) to the Plans. The Company provides matching contributions at the rate of 50% of the employee's contribution up to 6% of gross wages as defined by the Plans agreements.

     The Company may make annual discretionary contributions to the Plans. Discretionary contributions during the five months ended December 31, 1996, and for each of the fiscal years ended July 31, 1996, 1995, and 1994, aggregated approximately $218,000, $634,000, $642,000, and $591,000, respectively.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

11. STOCK-BASED COMPENSATION PLAN:

     In October 1995, Holdings adopted the Hedstrom Holdings, Inc. 1995 Stock Option Plan (the "Plan") which authorizes grants of stock options to all regular salaried full-time officers and key employees of the Company. There are 2,446,236 shares of common stock authorized for issuance under the Plan. In October 1995 and December 1996, stock options were granted for 2,174,216 and 200,000 shares, respectively, at 100% of the fair market value at the date of grant. Fair market value of Holdings common stock on the October 1995 and December 1996 grant dates was assumed to be $1 per share, which is equal to the per share value paid by Hicks Muse in connection with their acquisition of Holdings in October 1995.

     Options issued under the Plan expire ten years from date of grant and vest equally over a three year period from the date of grant. There were approximately 725,000 options exercisable as of December 31, 1996. No options were exercised or forfeited during the fiscal year ended July 31, 1996 or for the five months ended December 31, 1996.

     The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for stock option awards. Had compensation cost for the stock options issued in October 1995 and December 1996 been determined under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net losses for the fiscal year ended July 31, 1996 and the five months ended December 31,1996 would not have been materially different from the reported net losses for those respective periods. Pro forma compensation cost may not be representative of that to be expected in future years.

     The fair value of each option is estimated on the date of grant using the minimum value method with the following assumptions used for the two grants in October 1995 and December 1996; risk free interest rates of 6.16% - 6.21%; expected dividend yield of 0% and expected life of ten years.

12. COMMITMENTS AND CONTINGENCIES:

  Leases

     In July 1996, the Company entered into a capital lease agreement for certain production equipment. The net capital lease asset of $1,767,000 and $1,880,000 as of December 31, 1996, and July 31, 1996, respectively, is included in property, plant, and equipment on the accompanying consolidated balance sheets. Aggregate future minimum lease payments related to this capital lease are as follows: 1997 -- $362,000; 1998 -- $362,000; 1999 -- $362,000;
2000 -- $362,000; 2001 -- $362,000; thereafter -- $511,000. The portion related to interest over the remaining life of the lease was $550,000 at December 31, 1996.

     The Company leases production equipment under operating lease agreements with terms expiring at various times through 2004. Rent expense under operating leases for the five months ended December 31, 1996, and for the fiscal years ended July 31, 1996, 1995, and 1994, aggregated $936,000, $2,500,000,
$1,167,800, and $742,000, respectively. Aggregate future minimum lease commitments for noncancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 1996, are as follows:
1997 -- $943,000; 1998 -- $746,000; 1999 -- $661,000; 2000 -- $548,000;
2001 -- $481,000; thereafter $807,000.

  Legal Matters

     There are various claims and pending legal actions against the Company, primarily involving product liability, seeking damages in varying amounts. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

13. RELATED-PARTY TRANSACTIONS:

     On October 27, 1995, in connection with the recapitalization discussed in
Note 3, the Company entered into a ten-year agreement with Hicks Muse, pursuant to which they pay Hicks Muse an annual fee of $175,000 for management and advisory services in connection with the organization, management, and operations of the Company. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of the Company during such fiscal year, but in no event less than $175,000. Management fees and related expenses under this agreement amounted to $82,000 and $207,000 for the five months ended December 31, 1996, and for the fiscal year ended July 31, 1996, respectively, and are included in selling, general, and administrative expenses on the accompanying income statements.

     On October 27, 1995, in connection with the recapitalization discussed in
Note 3, the Company entered into a ten-year agreement with an affiliate of Hicks Muse pursuant to which they paid this affiliate a financial advisory fee of approximately $1,175,000 as compensation for its services as financial advisor in connection with the recapitalization. In addition, this Hicks Muse affiliate will be entitled to receive a fee equal to 1.5% of the transaction value, as defined, for each add-on transaction, as defined, in which the Company is involved.

14. 1996 COST REDUCTION PLAN:

     During fiscal 1996, the Company incurred a loss before income taxes and recapitalization expenses of $2.4 million. In order to improve Hedstrom's profitability in 1997 and thereafter, management implemented a plan in the fall of 1996 (the "1996 Cost Reduction Plan") to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. Important elements of the plan include:

     - Implementing Just-in-Time Manufacturing. In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. The implementation of just-in-time manufacturing of outdoor gym sets will enable Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, to eliminate the need for utilizing third party warehouses for outdoor gym sets. Management believes the Company will save approximately $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     - Improved Manufacturing Procedures. In an effort to streamline outdoor gym set production and improve manufacturing efficiencies, in 1996 Hedstrom
       (i) reduced its number of outdoor gym set product offerings, (ii) redesigned certain outdoor gym set components to reduce the cost of such components and (iii) further standardized many of the components among its various outdoor gym set product offerings. Management believes these actions will improve profitability by approximately $2.0 million in 1997 and thereafter over fiscal 1996 levels.

     - In-sourcing Certain Plastic Components. Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management estimates that producing these slides internally will provide annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

     - Discontinuation of Trial Advertising Campaign. Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997 and thereafter.

     - Restructure Promotional Programs. Consistent with industry practice, Hedstrom provides retailers with certain promotional allowances, a portion of which typically is fixed in nature and a portion of which is based on the volume of customer purchases of Hedstrom products. In late 1996, Hedstrom reduced the fixed component of certain of its promotional allowances and restructured its promotional programs with several customers by raising the required volumes necessary to achieve certain promotional discounts. Management believes these initiatives will improve profitability in 1997 and thereafter by approximately $1.4 million over fiscal 1996 levels.

     - Personnel Reductions. Hedstrom reduced its number of full-time employees by approximately 30 people in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter over fiscal 1996 levels.

15. QUARTERLY FINANCIAL DATA (UNAUDITED; IN THOUSANDS):

        FISCAL YEAR ENDED JULY 31, 1996          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
        -------------------------------          -----------   -----------   -----------   -----------
Net Sales......................................    $19,115       $24,217       $60,430       $29,432
Gross profit...................................      3,160         5,713        16,125         3,128
Net (loss) income..............................     (7,782)         (387)        4,415        (4,362)
Pro forma income (loss) per share..............      (0.12)        (0.01)         0.07         (0.06)

        FISCAL YEAR ENDED JULY 31, 1995          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
        -------------------------------          -----------   -----------   -----------   -----------
Net Sales......................................    $17,120       $27,009       $61,827       $27,906
Gross profit...................................      2,743         6,193        13,721         3,893
Net (loss) income..............................       (584)          525         2,254        (1,450)

16. SUBSEQUENT EVENT:

     On April 10, 1997, Hedstrom and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom, entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO, Inc. to acquire ERO for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of the common stock of ERO at a purchase price of $11.25 per share (the "Tender Offer"). Upon consummation of the Tender Offer, (i) HC Acquisition Corp. was merged with and into ERO (the "Merger") with ERO surviving the Merger as a wholly owned subsidiary of Hedstrom, (ii) certain of ERO's outstanding indebtedness was refinanced by Hedstrom (the "ERO Refinancing") and
(iii) Hedstrom refinanced (the "Hedstrom Refinancing") its existing revolving credit facility and term loan facility (the Merger, the Tender Offer, the ERO Refinancing and the Hedstrom Refinancing, are collectively referred to herein as the "Acquisition").

     Holdings and Hedstrom required approximately $301.1 million in cash to consummate the Acquisition, including approximately (i) $122.6 million paid in connection with the Tender Offer and the Merger, (ii) $82.6 million paid in connection with the ERO Refinancing, (iii) $74.9 million paid in connection with the Hedstrom Refinancing, and (iv) $21.0 million incurred in respect of fees and expenses. The funds required to

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
consummate the Acquisition were provided by (i) $75.0 million of term loans under a new six-year senior secured term loan facility (the "Tranche A Term Loan Facility"), (ii) $35.0 million of term loans under a new eight-year senior secured term loan facility (the "Tranche B Term Loan Facility" and, together with the Tranche A Term Loan Facility, the "Term Loan Facilities"), (iii) $16.1 million of borrowings under a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Senior Credit Facilities", (iv) $110.0 million of gross proceeds from the offering by Hedstrom of 10% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes"), (v) $25.0 million of gross proceeds from the offering by Holdings of 44,612 units consisting of 12% Senior Discount Notes Due 2009 (the "Discount Notes") and 2,705,896 shares of Common Stock, $.01 par value per share, of Holdings ("Holdings Common Stock") and (vi) $40.0 million of gross proceeds from the private placement of 31,520,000 shares of Non-Voting Common Stock, $.01 par value per share, of Holdings ("Holdings Non-Voting Common Stock") and 480,000 shares of Holdings Common Stock.

     The acquisition of ERO will be accounted for under the purchase method of accounting, and accordingly, the purchase price will be allocated to the assets acquired and the liabilities assumed based upon fair value at the date of the acquisition of ERO. The excess of the purchase price over the fair values of the tangible net assets acquired is $146.8 million, will be recorded as goodwill and will be amortized on a straight-line basis over 40 years.

     The net purchase price will be allocated as follows (in thousands):

Current assets..............................................  $  59,400
Net property, plant and equipment...........................     20,000
Goodwill....................................................    146,800
Liabilities assumed.........................................   (103,600)
                                                              ---------
          Cash paid for ERO.................................  $ 122,600
                                                              =========

     In connection with the acquisition of ERO, management implemented a plan (the "Rationalization Plan") that will result in annual cost savings of $6 million as a result of rationalizing sales, marketing and general and administrative functions, closings of duplicate facilities and reductions in external administrative expenditures including legal, insurance, tax, audit and public relations expenditures. The cost savings outlined below reflect personnel terminations that have already occurred or that have been formally communicated to the employees, closings of duplicate facilities that have occurred and reductions in external administrative expenses that have been negotiated.

                                                                (IN THOUSANDS)
                                                                --------------
Salaries and benefits from personnel terminations...........        $3,700
Duplicative facilities that have been closed................           900
External administrative expenses that have been reduced.....         1,400
                                                                    ------
          Total annual cost savings.........................        $6,000
                                                                    ======

     The unaudited pro forma results below assume the Acquisition occurred at the beginning of the periods presented and that the Rationalization Plan discussed in the preceding paragraph were implemented at the beginning of the periods presented (in thousands, except per share amounts):

                                           FIVE MONTHS         TWELVE MONTHS       FISCAL YEAR
                                              ENDED                ENDED              ENDED
                                        DECEMBER 31, 1996    DECEMBER 31, 1996    JULY 31, 1996
                                        -----------------    -----------------    -------------
Net sales.............................      $119,745             $283,307           $260,008
Net income (loss).....................      $  1,049             $ (3,552)          $(12,792)
Net income (loss) per share...........      $   0.02             $  (0.05)          $  (0.19)

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

     The above pro forma results include adjustments to give effect to amortization of goodwill, interest expense related to the Senior Subordinated Notes, the Discount Notes and the Senior Credit Facilities and implementation of the Rationalization Plan, together with the related tax effects. The pro forma results are not necessarily indicative of the operating results that would have occurred had the Acquisition been consummated and had the Rationalization Plan been implemented as of the beginning of the periods presented, nor are they necessarily indicative of future operating results.

     The obligations of Hedstrom relating to the Senior Subordinated Notes and the Senior Credit Facilities are unconditionally, fully and irrevocably guaranteed (jointly and severally) by Holdings and each of Hedstrom's direct and indirect domestic subsidiaries. The Senior Subordinated Notes are unsecured senior subordinated obligations of Hedstrom. The Senior Credit Facilities are secured by 100% of the stock of Hedstrom Corporation and its domestic subsidiaries and 65% of the capital stock of each foreign subsidiary of Hedstrom. The Discount Notes are unsecured senior obligations of Holdings.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

     Following is financial information pertaining to Hedstrom and its subsidiary guarantors and its subsidiary nonguarantor (with respect to the Senior Subordinated Notes and the Senior Credit Facilities) for the periods in which they are included in Holding's consolidated financial statements.

                              HEDSTROM CORPORATION

                          CONSOLIDATING BALANCE SHEETS
                      DECEMBER 31, 1996 AND JULY 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                 AT DECEMBER 31, 1996                      AT JULY 31, 1996
                                         -------------------------------------   -------------------------------------
                                          HEDSTROM      HEDSTROM                  HEDSTROM      HEDSTROM
                                         SUBSIDIARY    SUBSIDIARY      TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                                         GUARANTORS   NON-GUARANTOR   HEDSTROM   GUARANTORS   NON-GUARANTOR   HEDSTROM
                                         ----------   -------------   --------   ----------   -------------   --------
CURRENT ASSETS:
  Cash and cash equivalents............   $    467       $    66      $   533     $ 7,893        $   105      $ 7,998
  Trade accounts receivable, net.......     13,126           460       13,586      21,984          1,400       23,384
  Inventories..........................     23,368           448       23,816      21,279            495       21,774
  Deferred income taxes................      5,027             0        5,027       3,121             --        3,121
  Prepaid expenses and other...........        674            16          690         797             29          826
                                          --------       -------      --------    -------        -------      -------
        Total current assets...........     42,662           990       43,652      55,074          2,029       57,103
PROPERTY, PLANT, AND EQUIPMENT, net....     21,735             8       21,743      21,990             10       22,000
DEFERRED CHARGES AND OTHER,
  net..................................      2,318            --        2,318       2,515             --        2,515
DEFERRED INCOME TAXES (d)..............      4,251            --        4,251       3,335             --        3,335
                                          --------       -------      --------    -------        -------      -------
        Total assets...................   $ 70,966       $   998      $71,964     $82,914        $ 2,039      $84,953
                                          ========       =======      ========    =======        =======      =======

                                         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Revolving line of credit.............   $ 15,430       $ 1,970      $17,400     $24,158        $ 2,292      $26,450
  Current portion of term loans........      1,750            --        1,750          --             --           --
  Current portion of capital leases....        215            --          215         208             --          208
  Accounts payable (c).................     11,275           131       11,406       9,522            137        9,659
  Accrued expenses.....................      3,006            (3)       3,003       3,170            627        3,797
                                          --------       -------      --------    -------        -------      -------
        Total current liabilities......     31,676         2,098       33,774      37,058          3,056       40,114
LONG-TERM DEBT (a):
  Term loans...........................     36,750            --       36,750      38,500             --       38,500
  Capital leases.......................      1,556            --        1,556       1,648             --        1,648
  Other................................        300            --          300         400             --          400
                                          --------       -------      --------    -------        -------      -------
        Total long-term debt...........     38,606            --       38,606      40,548             --       40,548
STOCKHOLDER'S EQUITY (b):
  Common stock.........................         --            --           --          --             --           --
  Additional paid-in capital...........      8,929            --        8,929       8,929             --        8,929
  Accumulated deficit..................     (8,245)       (1,100)      (9,345)     (3,621)        (1,017)      (4,638)
                                          --------       -------      --------    -------        -------      -------
        Total stockholder's equity
          (deficit)....................        684        (1,100)        (416)      5,308         (1,017)       4,291
                                          --------       -------      --------    -------        -------      -------
        Total liabilities and
          stockholder's equity.........   $ 70,966       $   998      $71,964     $82,914        $ 2,039      $84,953
                                          ========       =======      ========    =======        =======      =======

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                              HEDSTROM CORPORATION

                        CONSOLIDATING INCOME STATEMENTS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996 AND
                      THE FISCAL YEAR ENDED JULY 31, 1996
                                 (IN THOUSANDS)

                                                FOR THE FIVE MONTHS ENDED
                                                    DECEMBER 31, 1996              FOR THE FISCAL YEAR ENDED JULY 31, 1996
                                          -------------------------------------   -----------------------------------------
                                           HEDSTROM      HEDSTROM                  HEDSTROM        HEDSTROM
                                          SUBSIDIARY    SUBSIDIARY      TOTAL     SUBSIDIARY      SUBSIDIARY       TOTAL
                                          GUARANTORS   NON-GUARANTOR   HEDSTROM   GUARANTORS    NON-GUARANTOR     HEDSTROM
                                          ----------   -------------   --------   -----------   --------------   ----------
NET SALES...............................   $ 23,074       $   920      $23,994     $ 129,074        $ 4,120       $ 133,194
COST OF SALES...........................     21,238           735       21,973       101,482          3,586         105,068
                                           --------       -------      --------    ---------        -------       ---------
        Gross Profit....................      1,836           185        2,021        27,592            534          28,126
SG&A EXPENSES...........................      7,225           321        7,546        23,659            944          24,603
                                           --------       -------      --------    ---------        -------       ---------
        Operating income (loss).........     (5,389)         (136)      (5,525)        3,933           (410)          3,523
RECAPITALIZATION EXPENSES...............         --            --           --         9,600             --           9,600
INTEREST EXPENSE (c)....................      2,010             1        2,011         5,674             34           5,708
                                           --------       -------      --------    ---------        -------       ---------
LOSS BEFORE TAXES.......................     (7,399)         (137)      (7,536)      (11,341)          (444)        (11,785)
INCOME TAX BENEFIT (d)..................      2,775            54        2,829         3,786             --           3,786
                                           --------       -------      --------    ---------        -------       ---------
NET LOSS                                   $ (4,624)      $   (83)     $(4,707)    $  (7,555)       $  (444)      $  (7,999)
                                           ========       =======      ========    =========        =======       =========

                              HEDSTROM CORPORATION

                        CONSOLIDATING INCOME STATEMENTS
               FOR THE FISCAL YEARS ENDED JULY 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                 FOR THE FISCAL YEAR ENDED                FOR THE FISCAL YEAR ENDED
                                                       JULY 31, 1995                            JULY 31, 1994
                                           --------------------------------------   -------------------------------------
                                            HEDSTROM      HEDSTROM                   HEDSTROM      HEDSTROM
                                           SUBSIDIARY    SUBSIDIARY       TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                                           GUARANTORS   NON-GUARANTOR   HEDSTROM    GUARANTORS   NON-GUARANTOR   HEDSTROM
                                           ----------   -------------   ---------   ----------   -------------   --------
NET SALES................................  $ 131,551       $ 2,311      $133,862     $107,211       $ 1,444      $108,655
COST OF SALES............................    105,223         2,089       107,312       85,747         1,423        87,170
                                           ---------       -------      ---------    --------       -------      --------
        Gross profit.....................     26,328           222        26,550       21,464            21        21,485
SG&A EXPENSES............................     18,508           699        19,207       17,820           361        18,181
                                           ---------       -------      ---------    --------       -------      --------
        Operating income (loss)..........      7,820          (477)        7,343        3,644          (340)        3,304
INTEREST EXPENSE.........................      4,555            18         4,573        2,973             9         2,982
                                           ---------       -------      ---------    --------       -------      --------
INCOME (LOSS) BEFORE TAXES...............      3,265          (495)        2,770          671          (349)          322
INCOME TAX (EXPENSE) BENEFIT.............     (1,577)          137        (1,440)        (237)          134          (103)
                                           ---------       -------      ---------    --------       -------      --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.............................      1,688          (358)        1,330          434          (215)          219
LOSS FROM DISCONTINUED OPERATIONS (NET OF
  TAX BENEFIT)...........................       (585)           --          (585)      (3,180)           --        (3,180)
                                           ---------       -------      ---------    --------       -------      --------
NET INCOME (LOSS)........................  $   1,103       $  (358)     $    745     $ (2,746)      $  (215)     $ (2,961)
                                           =========       =======      =========    ========       =======      ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                              HEDSTROM CORPORATION

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                FOR THE FIVE MONTHS ENDED DECEMBER 31, 1996 AND
                      THE FISCAL YEAR ENDED JULY 31, 1996
                                 (IN THOUSANDS)

                                             FOR THE FIVE MONTHS ENDED
                                                 DECEMBER 31, 1996               FOR THE FISCAL YEAR ENDED JULY 31, 1996
                                       --------------------------------------   -----------------------------------------
                                        HEDSTROM       HEDSTROM                  HEDSTROM        HEDSTROM
                                       SUBSIDIARY     SUBSIDIARY      TOTAL     SUBSIDIARY      SUBSIDIARY        TOTAL
                                       GUARANTORS   NON-GUARANTOR    HEDSTROM   GUARANTORS     NON-GUARANTOR    HEDSTROM
                                       ----------   --------------   --------   -----------   ---------------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss (c)(d)....................   $ (4,624)       $ (83)       $(4,707)     $ (7,555)       $  (444)       $ (7,999)
  Depreciation and amortization......      1,973            3          1,976         3,407              7           3,414
  Deferred income tax benefit (d)....     (2,862)          --         (2,862)       (3,808)            --          (3,808)
  Other..............................          4           --              4          (145)            --            (145)
  Changes in assets and liabilities:
    Accounts receivable..............      8,794          940          9,734          (817)           (75)           (892)
    Inventories......................     (2,089)          47         (2,042)          (64)           (75)           (139)
    Prepaid expenses and other.......       (132)          13           (119)          (20)            26               6
    Accounts payable (c).............      1,793           (6)         1,787        (8,012)           (11)         (8,023)
    Accrued expenses.................       (163)        (630)          (793)           26           (184)           (158)
                                        --------        -----        --------     --------        -------        --------
        Net cash provided by (used
          for) operating
          activities.................      2,694          284          2,978       (16,988)          (756)        (17,744)
                                        --------        -----        --------     --------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of PP&E...............     (1,375)          (1)        (1,376)       (6,735)            (3)         (6,738)
  Proceeds from the sale of PP&E.....         67           --             67           248             --             248
                                        --------        -----        --------     --------        -------        --------
        Net cash used for investing
          activities.................     (1,308)          (1)        (1,309)       (6,487)            (3)         (6,490)
                                        --------        -----        --------     --------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of common stock.........         --           --             --       (29,772)            --         (29,772)
  Redemption of preferred stock......         --           --             --        (3,072)            --          (3,072)
  Proceeds from sale of common
    stock............................         --           --             --        29,742             --          29,742
  Term loan borrowings...............         --           --             --        35,000             --          35,000
  Borrowings on revolving line of
    credit...........................     12,050           --         12,050        24,528          1,922          26,450
  Payments on revolving line of
    credit...........................    (20,778)        (322)       (21,100)      (27,690)        (1,120)        (28,810)
  Capital lease (payments) borrowings
    and other........................        (84)          --            (84)        1,597             --           1,597
                                        --------        -----        --------     --------        -------        --------
        Net cash (used for) provided
          by financing activities....     (8,812)        (322)        (9,134)       30,333            802          31,135
                                        --------        -----        --------     --------        -------        --------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS...................     (7,426)         (39)        (7,465)        6,858             43           6,901
CASH AND CASH EQUIVALENTS:
  Beginning of year/period...........      7,893          105          7,998         1,035             62           1,097
                                        --------        -----        --------     --------        -------        --------
  End of year/period.................   $    467        $  66        $   533      $  7,893        $   105        $  7,998
                                        ========        =====        ========     ========        =======        ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                              HEDSTROM CORPORATION

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
               FOR THE FISCAL YEARS ENDED JULY 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                         FOR THE FISCAL YEAR ENDED JULY 31, 1995    FOR THE FISCAL YEAR ENDED JULY 31, 1994
                                         ----------------------------------------   ----------------------------------------
                                          HEDSTROM        HEDSTROM                   HEDSTROM        HEDSTROM
                                         SUBSIDIARY      SUBSIDIARY       TOTAL     SUBSIDIARY      SUBSIDIARY       TOTAL
                                         GUARANTORS    NON-GUARANTOR    HEDSTROM    GUARANTORS    NON-GUARANTOR    HEDSTROM
                                         -----------   --------------   ---------   -----------   --------------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................    $ 1,103         $  (358)      $   745      $(2,746)        $  (215)      $(2,961)
  Depreciation and amortization........      2,942               5         2,947        2,402               2         2,404
  Discontinued operations..............      1,204              --         1,204        4,683              --         4,683
  Deferred income tax provision........        755              --           755       (1,428)             --        (1,428)
  Other................................        100              --           100          119              --           119
  Changes in assets and liabilities:
    Accounts receivable................     (1,741)           (398)       (2,139)      (3,114)           (927)       (4,041)
    Inventories........................     (6,876)            (65)       (6,941)      (1,348)           (355)       (1,703)
    Prepaid expenses and other.........     (2,434)              6        (2,428)         (22)             23             1
    Accounts payable...................      5,662              95         5,757        5,086             (32)        5,054
    Accrued expenses...................       (455)            851           396         (744)            (40)         (784)
                                           -------         -------       -------      -------         -------       -------
        Net cash provided by (used for)
          operating activities.........        260             136           396        2,888          (1,544)        1,344
                                           -------         -------       -------      -------         -------       -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Acquisitions of PP&E.................     (2,565)             (9)       (2,574)      (2,977)            (11)       (2,988)
                                           -------         -------       -------      -------         -------       -------
        Net cash used for investing
          activities...................     (2,565)             (9)       (2,574)      (2,977)            (11)       (2,988)
                                           -------         -------       -------      -------         -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on revolving line of
    credit.............................      3,366           1,301         4,667           --              --            --
  Payments on revolving line of
    credit.............................       (383)         (1,385)       (1,768)        (406)           (434)         (840)
  Capital lease (payments) borrowings
    and other..........................         --              --            --         (108)          2,008         1,900
                                           -------         -------       -------      -------         -------       -------
        Net cash provided by (used for)
          financing activities.........      2,983             (84)        2,899         (514)          1,574         1,060
                                           -------         -------       -------      -------         -------       -------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.....................        678              43           721         (603)             19          (584)
CASH AND CASH EQUIVALENTS:
  Beginning of year....................        357              19           376          960              --           960
                                           -------         -------       -------      -------         -------       -------
  End of year..........................    $ 1,035         $    62       $ 1,097      $   357         $    19       $   376
                                           =======         =======       =======      =======         =======       =======

     The column "Total Hedstrom" represents the consolidated financial statements of Hedstrom Corporation and its subsidiaries. Hedstrom Corporation is Holdings' only direct subsidiary. The primary differences between the consolidated amounts of Hedstrom Corporation and the consolidated amounts included in the accompanying consolidated financial statements of Holdings are as follows:

(a) Hedstrom Corporation's Long-Term Debt does not include a $2.5 million note payable issued by Holdings in connection with the 1995 Recapitalization.

(b) Hedstrom Corporation's stockholder's equity is $2.5 million higher than Holdings' stockholders' equity as a result of the note payable discussed in
     (a) above.

(c) Accounts Payable and Interest Expense do not reflect the accrued interest and interest expense, respectively, on the note payable discussed in (a) above.

(d) Deferred income taxes does not reflect the deferred tax benefit of accrued interest on the note payable discussed in (a) above.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JUNE 30,     DECEMBER 31,
                                                                 1997           1996
                                                              -----------   ------------
                                                              (UNAUDITED)
                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  3,165       $    533
  Trade accounts receivable.................................     70,231         13,586
  Inventories...............................................     47,120         23,816
  Deferred income taxes.....................................      3,611          5,027
  Prepaid expenses and other current assets.................      4,116            690
                                                               --------       --------
          Total current assets..............................    128,243         43,652
                                                               --------       --------
PROPERTY, PLANT, AND EQUIPMENT, at cost, net of accumulated
  depreciation..............................................     42,442         21,743
GOODWILL, net of accumulated amortization...................    146,800             --
OTHER ASSETS:
  Deferred financing charges, net of accumulated
     amortization...........................................     17,800             --
  Deferred charges and other, net of accumulated
     amortization...........................................      7,691          2,318
  Deferred income taxes.....................................      6,986          4,362
                                                               --------       --------
          Total other assets................................     32,477          6,680
                                                               --------       --------
          Total assets......................................   $349,962       $ 72,075
                                                               ========       ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit..................................      2,700         17,400
  Current portion of long-term debt.........................      6,371          1,965
  Accounts payable..........................................     22,621         11,698
  Accrued expenses..........................................     27,320          3,003
                                                               --------       --------
          Total current liabilities.........................     59,012         34,066
                                                               --------       --------
LONG-TERM DEBT
  Senior Subordinated Notes.................................    110,000             --
  Senior Discount Notes.....................................     21,618             --
  Term loans................................................    108,375         36,750
  Notes payable to related parties..........................      2,500          2,500
  Capital leases............................................      1,745          1,556
  Other.....................................................      2,380            300
                                                               --------       --------
          Total long-term debt..............................    246,618         41,106
                                                               --------       --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 10,000,000 shares
     authorized, no shares issued or outstanding............         --             --
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 36,127,395 and 32,941,499 shares issued and
     outstanding, respectively..............................        361            329
  Non-voting common stock, $.01 par value, 40,000,000 shares
     authorized, 31,520,000 shares issued and outstanding...        315             --
  Additional paid-in capital................................     51,534         10,437
  Accumulated deficit.......................................     (7,878)       (13,863)
                                                               --------       --------
          Total stockholders' equity (deficit)..............     44,332         (3,097)
                                                               --------       --------
          Total liabilities and stockholders' equity........   $349,962       $ 72,075
                                                               ========       ========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENTS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                   SIX MONTHS
                                                                 ENDED JUNE 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
NET SALES...................................................  $104,051    $ 96,059
COST OF SALES...............................................    73,579      72,897
                                                              --------    --------
          Gross profit......................................    30,472      23,162
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES...............    16,242      15,107
                                                              --------    --------
          Operating income..................................    14,230       8,055
INTEREST EXPENSE............................................     4,709       3,545
                                                              --------    --------
INCOME BEFORE INCOME TAXES..................................     9,521       4,510
INCOME TAX EXPENSE..........................................     3,536       1,812
                                                              --------    --------
NET INCOME..................................................  $  5,985    $  2,698
                                                              ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         (IN THOUSANDS, EXCEPT SHARES)
                                  (UNAUDITED)

                                           COMMON STOCK
                                       --------------------    ADDITIONAL
                                                       PAR      PAID-IN      ACCUMULATED
                                         SHARES       VALUE     CAPITAL        DEFICIT       TOTAL
                                       -----------    -----    ----------    -----------    -------
BALANCE AT DECEMBER 31, 1996.........   32,941,499    $329      $10,437       $(13,863)     $(3,097)
  Issuance of voting common stock....    3,185,896      32        3,950             --        3,982
  Issuance of non-voting common
     stock...........................   31,520,000     315       37,147             --       37,462
  Net income.........................           --      --           --          5,985        5,985
                                       -----------    ----      -------       --------      -------
BALANCE AT JUNE 30, 1997.............   67,647,395    $676      $51,534       $ (7,878)     $44,332
                                       ===========    ====      =======       ========      =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              FOR THE SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 1997           1996
                                                              -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................    $   5,985      $  2,698
Adjustments to reconcile net income to net cash used by
  operating activities:
  Depreciation and amortization.............................        2,767         2,322
  Deferred income tax provision (benefit)...................       (2,676)           --
  Changes in assets and liabilities:
     Accounts receivable....................................      (32,260)      (27,569)
     Inventories............................................        6,239         3,607
     Prepaid expenses and other current assets..............          983          (343)
     Accounts payable.......................................          949         2,821
     Accrued expenses.......................................       13,890         3,739
     Other..................................................       (2,845)           --
                                                                ---------      --------
  Net cash used for operating activities....................       (6,968)      (12,725)
                                                                ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of ERO, Inc...................................     (122,600)           --
  Acquisitions of property, plant and equipment.............       (3,446)       (4,792)
                                                                ---------      --------
  Net cash used for investing activities....................     (126,046)       (4,792)
                                                                ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of Senior Subordinated Notes...      110,000            --
  Net proceeds from issuance of new term loans..............      110,000            --
  Net proceeds from issuance of Senior Discount Notes.......       21,618            --
  Borrowings on new revolving line of credit, net...........        2,700            --
  Repayments of old term loans..............................      (91,393)           --
  Repayments of old revolving lines of credit, net..........      (38,925)       16,058
  Debt financing costs......................................      (17,800)           --
  Net proceeds from issuance of voting common stock.........        3,982            --
  Net proceeds from issuance of non-voting common stock.....       37,462            --
  Capital lease payments and other..........................       (1,998)        1,648
                                                                ---------      --------
  Net cash provided by financing activities.................      135,646        17,706
                                                                ---------      --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................        2,632           189
CASH AND CASH EQUIVALENTS:
  Beginning of period.......................................          533           388
                                                                ---------      --------
  End of period.............................................    $   3,165      $    577
                                                                =========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Non-Cash investing and financing activities:
     Fair value of ERO Assets Acquired......................    $ 226,200            --
     ERO Liabilities Assumed................................    $(103,600)           --
                                                                ---------      --------
          Cash Paid.........................................    $ 122,600      $     --
                                                                =========      ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. PRINCIPLES OF CONSOLIDATION

     The accompanying interim consolidated financial statements include the accounts of Hedstrom Holdings, Inc. ("Holdings") and its wholly owned subsidiary, Hedstrom Corporation ("Hedstrom," and together with Holdings, the "Company"). Effective June 12, 1997, Hedstrom acquired ERO, Inc. ("ERO"), which became a wholly owned subsidiary of Hedstrom (see Note 2). The accompanying consolidated financial statements reflect the operations of ERO for the month of June 1997. These financial statements are unaudited but, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial condition, results of operations and cash flows of the Company. All intercompany balances and transactions have been eliminated in consolidation.

     The results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results to be expected for the entire fiscal year.

2. ACQUISITION OF ERO, INC.

     On April 10, 1997, Hedstrom and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom, entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO to acquire ERO for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of the common stock of ERO at a purchase price of $11.25 per share (the "Tender Offer"). Upon consummation of the Tender Offer, (i) HC Acquisition Corp. was merged with and into ERO (the "Merger") with ERO surviving the Merger as a wholly owned subsidiary of Hedstrom, (ii) certain of ERO's outstanding indebtedness was refinanced by Hedstrom (the "ERO Refinancing") and
(ii) Hedstrom refinanced (the "Hedstrom Refinancing") its existing revolving credit facility and term loan facility (the Merger, the Tender Offer, the ERO Refinancing and the Hedstrom Refinancing, are collectively referred to herein as the "Acquisition").

     Holdings and Hedstrom required approximately $301.1 million in cash to consummate the Acquisition, including approximately (i) $122.6 million paid in connection with the Tender Offer and the Merger, (ii) $82.6 million paid in connection with the ERO Refinancing, (iii) $74.9 million paid in connection with the Hedstrom Refinancing and (iv) $21.0 million incurred in respect of fees and expenses. The funds required to consummate the Acquisition were provided by (i) $75.0 million of term loans under a new six-year senior secured term loan facility (the "Tranche A Term Loan Facility"), (ii) $35.0 million of term loans under a new eight-year senior secured term loan facility (the "Tranche B Term Loan Facility" and, together with the Tranche A Term Loan Facility, the "Term Loan Facilities"), (iii) $16.1 million of borrowings under a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Senior Credit Facilities", (iv) $110.0 million of gross proceeds from the offering by Hedstrom of 10% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes"), (v) $25.0 million of gross proceeds from the offering by Holdings of 44,612 units consisting of 12% Senior Discount Notes Due 2009 (the "Discount Notes") and 2,705,896 shares of Common Stock, $.01 par value per share, of Holdings ("Holdings Common Stock") and (vi) $40.0 million of gross proceeds from the private placement of 31,520,000 shares of Non-Voting Common Stock, $.01 par value per share, of Holdings ("Holdings Non-Voting Common Stock") and 480,000 shares of Holdings Common Stock. In addition, Hedstrom entered into a new $70.0 million senior secured revolving credit facility (the "Revolving Credit Facility") to finance certain seasonal working capital requirements.

     The acquisition of ERO has been accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon fair value at the date of the acquisition of ERO. The excess of the purchase price over the fair values of the tangible net assets acquired was approximately $146.8 million, has been recorded as goodwill and is being amortized on a straight-line basis over 40 years. In the event that facts and circumstances indicate that the goodwill may be impaired, an

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the assets carrying amount to determine if an adjustment is required.

     The net purchase price was allocated as follows (in thousands):

Current assets..............................................  $  59,400
Net property, plant and equipment...........................     20,000
Goodwill....................................................    146,800
Liabilities assumed.........................................   (103,600)
                                                              ---------
          Cash paid for ERO.................................  $ 122,600
                                                              =========

     In connection with the acquisition of ERO, management implemented a plan (the "Rationalization Plan") that will result in annual cost savings of $6 million as a result of rationalizing sales, marketing and general and administrative functions, closings of duplicate facilities and reductions in external administrative expenditures including legal, insurance, tax, audit and public relations expenditures. The cost savings outlined below reflect personnel terminations that have already occurred or that have been formally communicated to the employees, closings of duplicate facilities that have occurred and reductions in external administrative expenses that have been negotiated.

                                                          (IN THOUSANDS)
Salaries and benefits from personnel terminations.....        $$3,700
Duplicative functions and facilities that have been
  closed..............................................           900
External administrative expenses that have been
  reduced.............................................         1,400
                                                              ------
          Total Annual Cost Savings...................        $6,000
                                                              ======

     The unaudited pro forma results below assume the Acquisition occurred at the beginning of the periods presented and that the Rationalization Plan discussed in the preceding paragraph were implemented at the beginning of the periods presented (in thousands, except per share amounts):

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
Net sales..............................................  $142,355    $144,551
Net income (loss)......................................  $    (26)   $ (4,447)
Net income (loss) per share............................  $   0.00    $  (0.07)

     The above pro forma results include adjustments to give effect to amortization of goodwill, interest expense related to the Senior Subordinated Notes, the Discount Notes and the Senior Credit Facilities and implementation of the Rationalization Plan, together with the related tax effects. The pro forma results are not necessarily indicative of the operating results that would have occurred had the Acquisition been consummated and had the Rationalization Plan been implemented as of the beginning of the periods presented, nor are they necessarily indicative of future operating results.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

3.  DEBT

     Debt consists of the following (in thousands):

                                                              JUNE 30,    DECEMBER 31,
                                                                1997          1996
                                                              --------    ------------
Senior Subordinated Notes...................................  $110,000      $    --
Term Loans..................................................   113,500       38,500
Senior Discount Notes.......................................    21,618           --
Revolving Credit Facility...................................     2,700       17,400
Other.......................................................     7,571        4,571
                                                              --------      -------
                                                              $255,389      $60,471
                                                              ========      =======

     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2002........................................................   105.000
2003........................................................   103.333
2004........................................................   101.667
2005 and thereafter.........................................   100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Hedstrom may redeem in the aggregate up to $44.0 million principal amount of Senior Subordinated Notes with the proceeds of one or more equity offerings so long as there is a public market at the time of such redemption (provided that if the equity offering is an offering by Holdings, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Senior Subordinated Notes is contributed to the equity capital of Hedstrom), at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that at least $66.0 million aggregate principal amount of the Senior Subordinated Notes remains outstanding after each such redemption.

     The Senior Subordinated Notes are unsecured senior subordinated obligations of Hedstrom and are unconditionally and fully guaranteed (jointly and severally) on a senior basis by Holdings and on a senior subordinated basis by each domestic subsidiary of Hedstrom. The Senior Subordinated Notes are subordinated to all senior indebtedness (as defined) of Hedstrom rank pari passu in right of payment with all senior subordinated indebtedness (as defined) of Hedstrom.

     The Senior Subordinated Notes Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by Hedstrom and its restricted subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by Hedstrom and its restricted subsidiaries, (iii) restrictions on distributions from restricted subsidiaries,
(iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of restricted subsidiary capital stock and (vii) mergers and consolidations.

  Term Loans and Revolving Credit Facility

     In connection with the Acquisition, Hedstrom's existing term loans of $35.0 million and its existing revolving credit facility borrowings were repaid and the facilities were terminated. Hedstrom's $3.5 million Industrial Revenue Bond from Bedford County, which bears interest at 7.13%, was not retired in connection with the Acquisition.

     As discussed in Note 2, in connection with the Acquisition, Hedstrom obtained the Term Loan Facilities and the Revolving Credit Facility (collectively, the "Senior Credit Facilities"). The Senior Credit Facilities consist of (a) a six-year Tranche A Senior Secured Term Loan Facility providing for term loans to Hedstrom in a principal

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
amount of $75 million; (b) an eight-year Tranche B Senior Secured Term Loan Facility providing for term loans to Hedstrom in a principal amount of $35 million; and (c) a Senior Secured Revolving Credit Facility providing for revolving loans to Hedstrom and the issuance of letters of credit for the account of Hedstrom in an aggregate principal and stated amount at any time not to exceed $70 million. Borrowings under the Revolving Credit Facility will be available based upon a borrowing base not to exceed 85% of eligible accounts receivable and 50% of eligible inventory.

     At Hedstrom's option, the interest rates per annum applicable to the Senior Credit Facilities will be either (i) the Eurocurrency Rate (as defined) plus 2.5% in the case of the Tranche A Term Loan Facility and the Revolving Credit Facility or 3.0% in the case of the Tranche B Term Loan Facility or (ii) the Alternate Base Rate (as defined) plus 1.5% in the case of the Tranche A Term Loan Facility and the Revolving Credit Facility or 2.0% in the case of the Tranche B Term Loan Facility. The Alternate Base Rate is the highest of (a) Credit Suisse First Boston's Prime Rate (as defined) or (b) the federal funds effective rate from time to time plus 0.5%. The applicable margin in respect of the Tranche A Term Loan Facility and the Revolving Credit Facility will be adjusted from time to time by amounts to be agreed upon based on the achievement of certain performance targets to be determined.

     The obligations of Hedstrom under the Senior Credit Facilities are unconditionally, fully and irrevocably guaranteed (jointly and severally) by Holdings and each of Hedstrom's direct or indirect domestic subsidiaries (collectively, the "Senior Credit Facilities Guarantors"). In addition, the Senior Credit Facilities will be secured by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, each direct or indirect domestic subsidiary of Hedstrom and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of Hedstrom, or any of its domestic subsidiaries and (ii) all tangible and intangible assets (including, without limitation, intellectual property and owned real property) of Hedstrom and the Senior Credit Facilities Guarantors.

     The Senior Credit Facilities contain a number of significant covenants that, among other things, restrict the ability of Hedstrom to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with affiliates. In addition, under the Senior Credit Facilities, Hedstrom is required to comply with specified minimum interest coverage and maximum leverage ratios.

  Senior Discount Notes

     In connection with the Acquisition, Holdings received $25.0 million of gross proceeds from the issuance by Holdings of 44,612 units, consisting of the Discount Notes and 2,705,896 shares of Holdings common stock. Of the $25.0 million in gross proceeds, $3.4 million ($1.25 per share) was allocated to the common stock, based upon management's estimate of fair market value, and $21.6 million was allocated to Discount Notes.

     The Discount Notes are unsecured obligations of Holdings and have an aggregate principal amount at maturity (June 1, 2009) of $44.6 million, representing a yield to maturity of 12%. No cash interest will accrue on the Discount Notes prior to June 1, 2002. Thereafter, cash interest will be payable on June 1 and December 1 of each year, commencing December 1, 2002.

     Except as set forth below, the Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2002. On and after such date, the Discount Notes will be redeemable, at Holdings' option, in whole or in part, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date:

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
     if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2002........................................................   106.000
2003........................................................   104.000
2004........................................................   102.000
2005 and thereafter.........................................   100.000%

     In addition, at any time and from time to time prior to June 1, 2000, Holdings may redeem in the aggregate up to 40% of the accreted value of the Discount Notes with the proceeds of one or more equity offerings by Holdings so long as there is a public market at the time of such redemption, at a redemption price (expressed as a percentage of accreted value on the redemption date) of 112%, plus accrued and unpaid interest, if any, to the redemption date; provided however, that at least $26.8 million aggregate principal amount at maturity of the Discount Notes remains outstanding after each such redemption.

  Senior Subordinated Notes

     The $110.0 million Senior Subordinated Notes bear interest at 10% per annum, payable on June 1 and December 1 of each year, commencing December 1, 1997. The Senior Subordinated Notes mature on June 1, 2007. Except as set forth below, the Senior Subordinated Notes are not redeemable at the option of Hedstrom prior to June 1, 2002. On and after such date, the Senior Subordinated Notes are redeemable, at Hedstrom's option, in whole or in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date:

     At any time on or prior to June 1, 2002, the Discount Notes may also be redeemed as a whole at the option of Holdings upon the occurrence of a change of control (as defined) at a redemption price equal to 100% of the accreted value thereof plus the applicable premium as of, and accrued and unpaid interest, if any, to the date of redemption.

     The Discount Notes Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by Holdings and its restricted subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by Holdings and its restricted subsidiaries, (iii) restrictions on distributions from restricted subsidiaries, (iv) asset sales,
(v) transactions with affiliates, (vi) sales or issuances of restricted subsidiary capital stock and (vii) mergers and consolidations.

  Other Debt

     Other debt consists of a $2.5 million Holdings note payable to the previous owners of Holdings as well as various other mortgages, capital leases and equipment loans. The $2.5 million note payable bears interest at 10% per annum and is payable at the earlier of April 30, 2002, or when the Company has met certain cash flow levels and the mortgages and equipment loans have varying interest rates and maturities.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

4. SUBSIDIARY GUARANTORS/NONGUARANTORS FINANCIAL INFORMATION

     The following is financial information pertaining to Hedstrom and its subsidiary guarantors and subsidiary nonguarantors (with respect to the Senior Subordinated Notes and the Senior Credit Facilities) for the periods in which they are included in Holding's accompanying consolidated financial statements.

                     HEDSTROM CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                      AT JUNE 30, 1997                              AT DECEMBER 31, 1996
                                    -----------------------------------------------------   -------------------------------------
                                     HEDSTROM       HEDSTROM                                 HEDSTROM      HEDSTROM
                                    SUBSIDIARY     SUBSIDIARY     ADJUSTMENTS/    TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                                    GUARANTORS   NON-GUARANTORS   ELIMINATIONS   HEDSTROM   GUARANTORS   NON-GUARANTOR   HEDSTROM
                                    ----------   --------------   ------------   --------   ----------   -------------   --------
CURRENT ASSETS:
  Cash and cash equivalents.......   $  2,666       $    516       $     (17)    $ 3,165     $    467       $    66      $    533
  Trade accounts receivable,
    net...........................     64,441          5,829             (39)     70,231       13,126           460        13,586
  Inventories.....................     32,353         14,627             140      47,120       23,368           448        23,816
  Deferred income taxes...........      3,611             --              --       3,611        5,027            --         5,027
  Prepaid expenses and other......      3,696            691              --       4,387          674            16           690
                                     --------       --------       ---------     --------    --------       -------      --------
        Total current assets......    106,767         21,663              84     128,514       42,662           990        43,652
PROPERTY, PLANT, AND EQUIPMENT,
  net.............................     27,153         15,289              --      42,442       21,735             8        21,743
  Investment in and Advances to
    Nonguarantor Subsidiaries.....    241,637        (30,468)       (211,169)         --           --            --            --
GOODWILL, net.....................    132,672         18,503          (4,375)    146,800           --            --            --
DEFERRED CHARGES AND OTHER, net...     24,241             --              --      24,241        2,318            --         2,318
DEFERRED INCOME TAXES(d)..........      7,496           (510)             --       6,986        4,251            --         4,251
                                     --------       --------       ---------     --------    --------       -------      --------
        Total assets..............   $539,966       $ 24,477       $(215,460)    $348,983    $ 70,966       $   998      $ 71,964
                                     ========       ========       =========     ========    ========       =======      ========

                                              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Revolving line of credit........      2,700             --              --       2,700       15,430         1,970        17,400
  Current portion of term loans...      1,736          4,282              --       6,018        1,750            --         1,750
  Current portion of capital
    leases........................        353             --              --         353          215            --           215
  Advances from Nonguarantor
    Subsidiaries..................    143,812          5,718        (149,530)         --           --            --            --
  Accounts payable(c).............     21,632          2,988          (1,999)     22,621       11,275           131        11,406
  Accrued expenses................     24,498          3,327            (505)     27,320        3,006            (3)        3,003
                                     --------       --------       ---------     --------    --------       -------      --------
        Total current
          liabilities.............    194,731         16,315        (152,034)     59,012       31,676         2,098        33,774
LONG-TERM DEBT(a):
  Senior subordinated notes.......    110,000             --              --     110,000           --            --            --
  Term loans......................    108,375             --              --     108,375       36,750            --        36,750
  Capital leases..................      1,745             --              --       1,745        1,556            --         1,556
  Other...........................      1,792            588              --       2,380          300            --           300
                                     --------       --------       ---------     --------    --------       -------      --------
        Total long-term debt......    221,912            588              --     222,500       38,606            --        38,606
STOCKHOLDER'S EQUITY
        Total Stockholder's equity
          (deficit)(b)............    123,323          7,574         (63,426)     67,471          684        (1,100)         (416)
                                     --------       --------       ---------     --------    --------       -------      --------
        Total liabilities and
          Stockholder's equity....   $539,966       $ 24,477       $(215,460)    $348,983    $ 70,966       $   998      $ 71,964
                                     ========       ========       =========     ========    ========       =======      ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     HEDSTROM CORPORATION AND SUBSIDIARIES

                        CONSOLIDATING INCOME STATEMENTS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997, AND JUNE 30, 1996
                                 (IN THOUSANDS)

                                   SIX MONTHS ENDED JUNE 30, 1997                  SIX MONTHS ENDED JUNE 30, 1996
                        -----------------------------------------------------   -------------------------------------
                         HEDSTROM       HEDSTROM                                 HEDSTROM      HEDSTROM
                        SUBSIDIARY     SUBSIDIARY     ADJUSTMENTS/    TOTAL     SUBSIDIARY    SUBSIDIARY      TOTAL
                        GUARANTORS   NON-GUARANTORS   ELIMINATIONS   HEDSTROM   GUARANTORS   NON-GUARANTOR   HEDSTROM
                        ----------   --------------   ------------   --------   ----------   -------------   --------
NET SALES.............   $100,923       $ 7,024         $(3,896)     $104,051    $ 93,403       $ 2,656      $ 96,059
COST OF SALES.........     71,344         4,762          (2,527)      73,579       70,465         2,432        72,897
                         --------       -------         -------      --------    --------       -------      --------
         Gross
           profit.....     29,579         2,262          (1,369)      30,472       22,938           224        23,162
SG&A EXPENSES.........     15,270           986             (14)      16,242       14,582           525        15,107
                         --------       -------         -------      --------    --------       -------      --------
         Operating
           income
           (loss).....     14,309         1,276          (1,355)      14,230        8,356          (301)        8,055
INTEREST
  EXPENSE(c)..........      4,364           219              --        4,583        3,404            15         3,419
                         --------       -------         -------      --------    --------       -------      --------
INCOME (LOSS) BEFORE
  TAXES...............      9,945         1,057          (1,355)       9,647        4,952          (316)        4,636
INCOME TAX BENEFIT
  (EXPENSE)(d)........     (3,849)          (21)            285       (3,585)      (1,979)          119        (1,860)
                         --------       -------         -------      --------    --------       -------      --------
NET INCOME
  (LOSS)..............   $  6,096       $ 1,036         $(1,070)     $ 6,062     $  2,973       $  (197)     $  2,776
                         ========       =======         =======      ========    ========       =======      ========

                                                             footnotes to follow

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

                     HEDSTROM CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 1997, AND JUNE 30, 1996
                                 (IN THOUSANDS)

                                              SIX MONTHS ENDED JUNE 30, 1997                   SIX MONTHS ENDED JUNE 30, 1996
                                  ------------------------------------------------------   --------------------------------------
                                   HEDSTROM       HEDSTROM                                  HEDSTROM       HEDSTROM
                                  SUBSIDIARY     SUBSIDIARY     ADJUSTMENTS/     TOTAL     SUBSIDIARY     SUBSIDIARY      TOTAL
                                  GUARANTORS   NON-GUARANTORS   ELIMINATIONS   HEDSTROM    GUARANTORS   NON-GUARANTORS   HEDSTROM
                                  ----------   --------------   ------------   ---------   ----------   --------------   --------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)(c)(d).......      6,096         1,036          (1,070)     $  6,062     $  2,973       $  (197)      $  2,776
  Depreciation and
    amortization................      2,614           153              --         2,767        2,317             5          2,322
  Deferred income tax provision
    (benefit)(a)................     (2,676)           --              --        (2,676)          48            --             48
  Changes in assets and
    liabilities:
    Accounts receivable.........    (30,173)       (2,126)             39       (32,260)     (26,466)       (1,103)       (27,569)
    Inventories.................      7,830        (1,451)           (140)        6,239        3,933          (326)         3,607
    Prepaid expenses and
      other.....................        979             4              --           983         (338)           (5)          (343)
    Deferred charges and
      other.....................     (4,089)           12              --        (4,077)          --            --             --
    Accounts payable(c).........       (805)        1,100             654           949        2,589           106          2,695
    Accrued expenses............     12,124         1,266             500        13,890        3,931          (192)         3,739
                                  ---------       -------         -------      ---------    --------       -------       --------
        Net cash provided by
          (used for) operating
          activities............     (8,100)           (6)            (17)       (8,123)     (11,013)       (1,712)       (12,725)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition of ERO, Inc.......   (122,600)           --              --      (122,600)          --            --             --
  Acquisitions of PP&E..........     (3,444)           (2)             --        (3,446)      (4,791)           (1)        (4,792)
                                  ---------       -------         -------      ---------    --------       -------       --------
        Net cash used for
          investing
          activities............   (126,044)           (2)             --      (126,046)      (4,791)           (1)        (4,792)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net proceeds from issuance of
    Senior Subordinated notes...    110,000            --              --       110,000           --            --             --
  Net proceeds from issuance of
    new term loans..............    110,000            --              --       110,000           --            --             --
  Equity contribution from
    Holdings(b).................     63,062            --              --        63,062           --            --             --
  Borrowings on new revolving
    line of credit..............      2,700            --              --         2,700           --            --             --
  Repayments of old term
    loans.......................    (91,851)           --              --       (91,851)          --            --             --
  Debt financing cost(b)........    (16,550)                           --       (16,550)          --            --             --
  Repayments on old revolving
    lines of credit, net........    (38,925)          458              --       (38,467)      14,330         1,728         16,058
  Other.........................     (2,093)           --              --        (2,093)       1,648            --          1,648
                                  ---------       -------         -------      ---------    --------       -------       --------
        Net cash provided by
          (used for) financing
          activities............    136,343           458              --       136,801       15,978         1,728         17,706
NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS..........      2,199           450             (17)        2,632          174            15            189
CASH AND CASH EQUIVALENTS:
  Beginning of period...........        467            66              --           533          383             5            388
                                  ---------       -------         -------      ---------    --------       -------       --------
  End of period.................  $   2,666       $   516         $   (17)     $  3,165     $    557            20       $    577
                                  =========       =======         =======      =========    ========       =======       ========

    The column "Total Hedstrom" represents the consolidated financial statements of Hedstrom Corporation and its subsidiaries, Hedstrom Corporation is Holdings' only subsidiary. The primary differences between the consolidated amounts of Hedstrom Corporation and the consolidated amounts included in the accompanying consolidated financial statements of Holdings are as follows:

(a) Hedstrom Corporation's Long-Term Debt does not include a $2.5 million note payable issued by Holdings in connection with the 1995 Recapitalization, and as of June 30, 1997, the $21.6 million in proceeds from the Units Offering ascribed to the Holdings' Discount Notes.

(b) Hedstrom Corporation's stockholder's equity includes Holdings' stockholders' equity plus, as of June 30, 1997 only, $21.6 million in proceeds from the Units Offering ascribed to the Holdings' Discount Notes (net of certain transaction costs), which proceeds were contributed as equity by Holdings to Hedstrom Corporation, and, as of both June 30, 1997 and December 31, 1996, the $2.5 million related to the 1995 Recapitalization note payable.

(c) Accounts Payable and Interest Expense do not reflect the accrued interest and interest expense, respectively, on the obligation discussed in (a) above.

(d) Deferred income taxes does not reflect the deferred tax benefit of accrued interest on the obligations discussed in (a) above.

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY

5. INVENTORIES

     Inventories are comprised of the following:

                                                              JUNE 30,
                                                                1997
                                                              --------
Raw materials...............................................   $15,806
Work-in-progress............................................     7,907
Finished goods..............................................    23,407
                                                               -------
                                                               $47,120
                                                               =======

6. 1996 COST REDUCTION PLAN

     During fiscal 1996, the Company incurred a loss before income taxes and recapitalization expenses of $2.4 million. In order to improve Hedstrom's profitability in 1997 and thereafter, management implemented a plan in the fall of 1996 (the "1996 Cost Reduction Plan") to reduce costs by over $9 million in 1997 and thereafter as compared with fiscal 1996 levels. Important elements of the plan include:

     - Implementing Just-in-Time Manufacturing. In late 1996, Hedstrom restructured certain of its manufacturing operations to increase its daily production capacity of outdoor gym sets. This restructuring has enabled Hedstrom to manufacture outdoor gym sets to specific customer orders rather than producing outdoor gym sets in anticipation of customer orders, which Hedstrom had done in the past because of capacity constraints. In fiscal 1996, prior to implementing this restructuring, Hedstrom experienced a significant and unexpected change in its sales mix of outdoor gym sets, requiring Hedstrom to use third party warehouses to store many of the outdoor gym sets it had produced in anticipation of customer demand. As a result, Hedstrom incurred approximately $2.1 million of higher warehouse and material handling costs. The implementation of just-in-time manufacturing of outdoor gym sets will enable Hedstrom to carry a lower level of outdoor gym set inventory and, as a result, to eliminate the need for utilizing third party warehouses for outdoor gym sets. Management believes the Company will save approximately $2.1 million of warehouse and material handling expense in 1997 and thereafter as a result of implementing just-in-time manufacturing of outdoor gym sets.

     - Improved Manufacturing Procedures. In an effort to streamline outdoor gym set production and improve manufacturing efficiencies, in 1996 Hedstrom
       (i) reduced its number of outdoor gym set product offerings, (ii) redesigned certain outdoor gym set components to reduce the cost of such components and (iii) further standardized many of the components among its various outdoor gym set product offerings. Management believes these actions will improve profitability by approximately $2.0 million in 1997 and thereafter over fiscal 1996 levels.

     - In-sourcing Certain Plastic Components. Hedstrom periodically evaluates the economics of producing internally certain plastic components used in the production and assembly of its outdoor gym sets versus purchasing such components externally. In 1996, Hedstrom invested approximately $3.0 million in new plastic blow-molding equipment to manufacture many of the plastic slides that it had previously purchased from third-party vendors. Management estimates that producing these slides internally will provide annual cost savings of approximately $1.5 million as compared to fiscal 1996 levels.

     - Discontinuation of Trial Advertising Campaign. Hedstrom historically has advertised its products in cooperation with its retail customers, principally through print media such as newspaper circulars and free-standing inserts sponsored by its customers. In fiscal 1996, Hedstrom initiated, on a trial basis, its own multi-media advertising program designed to increase consumer awareness of the Hedstrom brand over time. The total cost for this advertising program was approximately $1.5 million. After careful review, management determined that this trial advertising campaign would not provide an acceptable

                     HEDSTROM HOLDINGS, INC. AND SUBSIDIARY
       return on investment and elected to discontinue it. Therefore, such costs will not be incurred in 1997 and thereafter.

     - Restructure Promotional Programs. Consistent with industry practice, Hedstrom provides retailers with certain promotional allowances, a portion of which typically is fixed in nature and a portion of which is based on the volume of customer purchases of Hedstrom products. In late 1996, Hedstrom reduced the fixed component of certain of its promotional allowances and restructured its promotional programs with several customers by raising the required volumes necessary to achieve certain promotional discounts. Management believes these initiatives will improve profitability in 1997 and thereafter by approximately $1.4 million over fiscal 1996 levels.

     - Personnel Reductions. Hedstrom reduced its number of full-time employees by approximately 30 people in a variety of departments in the second half of 1996. Management believes that such personnel reductions will result in savings of approximately $0.7 million in 1997 and thereafter over fiscal 1996 levels.

7. RECENT ACCOUNTING PRONOUNCEMENTS

     Holdings will adopt SFAS No. 128 "Earnings Per Share", effective December 15, 1997. SFAS No. 128 requires the calculation of basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the net income by the weighted average number of shares of common stock and common stock equivalents. As required, Holdings will restate the reported earnings per share upon adoption of SFAS No. 128. Assuming adoption of SFAS No. 128, basic and diluted earnings per share for the six months ended June 30, 1997 and 1996, respectively, would have been the same as reported earnings per share.

     Holdings will adopt SFAS No. 129 "Disclosure of Information about Capital Structure", effective December 15, 1997. SFAS No. 129 requires companies to disclose the pertinent rights and privileges of all securities other than ordinary common stock. Those disclosures include such things as dividend and liquidation preferences, participation rights, call prices and dates, conversion prices, unusual voting rights and others. As required, Holdings will make such disclosures, if applicable, upon adoption. Management does not believe that SFAS No. 129 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 130 "Reporting Comprehensive Income" effective January 1, 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. Management does not believe that SFAS No. 130 will have a significant impact on Holdings' financial statements.

     Holdings will adopt SFAS No. 131, "Disclosure about Segments of An Enterprise and Related Information", effective January 1, 1998. This pronouncement changes the requirements under which public businesses must report segment information. The objective of the pronouncement is to provide information about a company's different types of business activities and different economic environments. SFAS No. 131 will require companies to select segments based on their internal reporting system. Restatement of prior year segment disclosure will be required upon adoption of SFAS No. 131. Adoption of this pronouncement will not have a significant impact on Holdings results of operations or financial position. Management is evaluating what impact, if any, adoption will have on Holdings' financial statement disclosures.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of ERO, Inc.

     In our opinion, the accompanying consolidated balance sheets and related consolidated statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of ERO, Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Price Waterhouse LLP
Chicago, Illinois
February 7, 1997, except as to Note 13,
  which is as of June 12, 1997

                                   ERO, INC.

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  5,094    $    154
  Trade accounts receivable, net of allowance for doubtful
     accounts of $287 and $1,038, respectively..............    48,296      38,679
  Inventories...............................................    22,058      17,001
  Prepaid expenses and other current assets.................     4,085       2,662
                                                              --------    --------
          TOTAL CURRENT ASSETS..............................    79,533      58,496
                                                              --------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated
  depreciation..............................................    20,871      20,348
                                                              --------    --------
OTHER ASSETS:
  Deferred charges, net of accumulated amortization.........     2,648       3,283
  Intangible assets, net of accumulated amortization........    56,942      61,212
  Deferred income tax benefit...............................        --         799
                                                              --------    --------
          TOTAL OTHER ASSETS................................    59,590      65,294
                                                              --------    --------
          TOTAL ASSETS......................................  $159,994    $144,138
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $  8,893    $  6,728
  Accounts payable..........................................     9,389       6,398
  Accrued expenses:
     Compensation...........................................     1,131       1,207
     Commissions and royalties..............................     4,793       2,861
     Advertising, freight and other allowances..............     3,821       4,777
     Purchase price.........................................        --       2,960
     Other..................................................     1,600       1,991
  Income taxes payable......................................        70       2,882
                                                              --------    --------
          TOTAL CURRENT LIABILITIES.........................    29,697      29,804
                                                              --------    --------
LONG-TERM DEBT:
  Revolving loan............................................    31,525      15,225
  Term loan.................................................    46,000      54,000
  Other loans...............................................     9,222       9,045
                                                              --------    --------
          TOTAL LONG-TERM DEBT..............................    86,747      78,270
                                                              --------    --------
DEFERRED INCOME TAX LIABILITY...............................       536          --
                                                              --------    --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value, 9,947,700 shares
     authorized, no shares issued and outstanding...........        --          --
  Common stock, $0.01 par value, 50,000,000 shares
     authorized, 10,373,300 and 10,346,300 shares issued,
     respectively...........................................       104         103
  Capital in excess of par value............................    39,173      38,990
  Foreign currency translation adjustment...................         3         324
  Retained earnings/(accumulated deficit), per accompanying
     statement..............................................     4,507      (3,251)
  Common stock held in treasury, 120,000 and 15,000 shares,
     respectively, at cost..................................      (773)       (102)
                                                              --------    --------
          TOTAL STOCKHOLDERS' EQUITY........................    43,014      36,064
                                                              --------    --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $159,994    $144,138
                                                              ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                         CONSOLIDATED INCOME STATEMENTS

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1996          1995          1994
                                                              -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................................     $157,913      $128,722      $126,734
Cost of sales...............................................       97,802        80,693        79,776
                                                                 --------      --------      --------
Gross profit................................................       60,111        48,029        46,958
Selling, general and administrative expense.................       38,896        33,183        34,078
                                                                 --------      --------      --------
Operating income............................................       21,215        14,846        12,880
Interest expense............................................        9,062         1,997         1,939
                                                                 --------      --------      --------
Income before income taxes..................................       12,153        12,849        10,941
Income tax provision........................................        4,395         5,167         4,482
                                                                 --------      --------      --------
Net income..................................................     $  7,758      $  7,682      $  6,459
                                                                 ========      ========      ========
Net income per share........................................     $   0.75      $   0.73      $   0.61
Weighted average number of shares outstanding (in
  thousands)................................................       10,316        10,487        10,580

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996        1995       1994
                                                              --------    --------    -------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $  7,758    $  7,682    $ 6,459
  Adjustments to reconcile net income to net cash provided
     by (used for) operating activities:
     Depreciation of property, plant and equipment..........     2,739       1,422      1,018
     Amortization of other assets...........................     3,395       2,237      2,184
     Deferred income taxes..................................     1,335        (588)      (294)
     Loss (gain) on the disposition of property, plant and
       equipment............................................        21          (3)        21
     Provision for losses on accounts receivable............       770         343        460
     Tax benefit of stock options exercised.................         9          --        162
     Changes in current assets and current liabilities, net
       of acquisitions:
       Accounts receivable..................................   (10,405)        (59)    (8,600)
       Inventories..........................................    (4,958)      3,626      3,425
       Prepaid expenses.....................................    (1,414)       (936)       471
       Accounts payable.....................................     2,942      (7,907)     1,682
       Accrued expenses.....................................      (657)     (1,735)     1,268
       Income taxes payable.................................    (2,812)      1,500        576
                                                              --------    --------    -------
Net cash provided by (used for) operating activities........    (1,277)      5,582      8,832
                                                              --------    --------    -------
Cash flows from investing activities:
  Acquisitions of property, plant and equipment.............    (3,625)     (1,772)    (1,287)
  Proceeds from the sale of property, plant and equipment...         6           3         --
  Acquisition of Amav Industries Ltd. ......................        --     (55,098)        --
  Acquisition of Impact, Inc. ..............................        --          --     (4,400)
  Acquisition of ERO Canada, Inc. ..........................        --          --       (755)
                                                              --------    --------    -------
Net cash used for investing activities......................    (3,619)    (56,867)    (6,442)
                                                              --------    --------    -------
Cash flows from financing activities:
  Net borrowings (repayments) under revolving loan..........    16,300      (5,236)    (2,775)
  Net borrowings (repayments) under term loan...............    (6,000)     60,000         --
  Net borrowings (repayments) under other loans.............       342        (315)        --
  Financing fees paid.......................................      (310)     (3,210)        --
  Net proceeds from the exercise of stock options...........       175          --        260
  Purchase of common stock for treasury.....................      (671)         --         --
                                                              --------    --------    -------
Net cash provided by (used for) financing activities........     9,836      51,239     (2,515)
                                                              --------    --------    -------
Net increase (decrease) in cash and cash equivalents........     4,940         (46)      (125)
Cash and cash equivalents:
  Beginning of year.........................................       154         200        325
                                                              --------    --------    -------
  End of year...............................................  $  5,094    $    154    $   200
                                                              ========    ========    =======
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $  8,515    $  1,574    $ 1,822
  Income taxes paid.........................................     5,872       4,295      4,038

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                    CAPITAL      FOREIGN       RETAINED
                                               COMMON STOCK        IN EXCESS    CURRENCY      EARNINGS/
                                          ----------------------    OF PAR     TRANSLATION   (ACCUMULATED   TREASURY
                                            SHARES     PAR VALUE     VALUE     ADJUSTMENT      DEFICIT)      STOCK      TOTAL
                                          ----------   ---------   ---------   -----------   ------------   --------   -------
Balance at December 31, 1993............  10,257,300     $103       $38,568          --        $(17,392)     $(102)    $21,177
Stock options exercised.................      89,000       --           260          --              --         --         260
Tax benefit from stock options
  exercised.............................          --       --           162          --              --         --         162
Foreign currency translation
  adjustment............................          --       --            --        $(61)             --         --         (61)
Net income..............................          --       --            --          --           6,459         --       6,459
                                          ----------     ----       -------        ----        --------      -----     -------
Balance at December 31, 1994............  10,346,300      103        38,990         (61)        (10,933)      (102)     27,997
Foreign currency translation
  adjustment............................          --       --            --         385              --         --         385
Net income..............................          --       --            --          --           7,682         --       7,682
                                          ----------     ----       -------        ----        --------      -----     -------
Balance at December 31, 1995............  10,346,300      103        38,990         324          (3,251)      (102)     36,064
Stock options exercised.................      27,000        1           174          --              --         --         175
Tax benefit from stock options
  exercised.............................          --       --             9          --              --         --           9
Purchase of common stock for treasury...          --       --            --          --              --       (671)       (671)
Foreign currency translation
  adjustment............................          --       --            --        (321)             --         --        (321)
Net income..............................          --       --            --          --           7,758         --       7,758
                                          ----------     ----       -------        ----        --------      -----     -------
Balance at December 31, 1996............  10,373,300     $104       $39,173        $  3        $  4,507      $(773)    $43,014
                                          ==========     ====       =======        ====        ========      =====     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS:

     ERO, Inc. ("ERO" or the "Company") is a leading designer, manufacturer, importer and marketer of children's leisure products. ERO's major product areas are grouped into four business units: ERO Industries, Inc., which consists of Slumber Shoppe and water sports products; Impact, Inc., which consists of back-to-school products; Priss Prints, Inc., which consists of children's room decor products; and Amav Industries, Inc., which consists of children's activities, arts and crafts. The Company's products are sold to all major mass retailers, sporting goods stores, toy retailers and specialty craft chains.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ERO Industries, Inc., Impact, Inc., Priss Prints, Inc., Amav Industries, Inc., ERO Canada, Inc. and ERO Marketing, Inc. All intercompany balances and transactions have been eliminated in consolidation. These consolidated financial statements include estimates that are determined by the Company's management.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short-term investments with original maturities of three months or less. These investments are stated at cost which approximates market.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The cost of manufactured products includes materials, direct labor and an allocation of plant overheads. The cost of the purchased products includes inbound freight and duty.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. The cost and accumulated depreciation of property sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

     The estimated useful lives of these assets are as follows:

Buildings and improvements..................................   5-20 years
Machinery and equipment.....................................   3-10 years
Computer hardware and software..............................    3-5 years
Furniture and fixtures......................................   5-10 years

     Depreciation is allocated to cost of sales and selling, general and administrative expense based upon the related asset's use. Depreciation of approximately $2,046,000, $786,000 and $482,000 is included in cost of sales for the years ended December 31, 1996, 1995 and 1994, respectively. Depreciation of approximately $693,000, $636,000 and $536,000 is included in selling, general and administrative expense for the years ended December 31, 1996, 1995 and 1994, respectively.

DEFERRED CHARGES

     Deferred charges consist of costs associated with certain prepaid noncompetition agreements and professional fees and other costs incurred in connection with obtaining borrowings under long-term debt agreements.

                                   ERO, INC.

The costs of noncompetition agreements are amortized over their terms using the straight-line method. Deferred financing costs are amortized over the life of the related debt. Fully amortized items are removed from the accounts.

     Amortization of noncompetition agreements of approximately $100,000, $435,000 and $483,000 is included in selling, general and administrative expense for the years ended December 31, 1996, 1995 and 1994, respectively. Amortization of deferred financing costs of approximately $845,000, $94,000 and $133,000 is included as additional interest expense for the years ended December 31, 1996, 1995 and 1994, respectively.

INTANGIBLE ASSETS

     Capitalized intangible assets include license agreements, trademarks and trade names, patents and the excess of cost over the fair value of identifiable assets acquired (goodwill). License agreements are amortized using an accelerated method over their average estimated useful lives of 10 years. Trademarks and trade names and goodwill are amortized using the straight-line method over their estimated useful lives of 10 years and 15-40 years, respectively. Patents are amortized using the straight-line method over their remaining lives.

     Amortization of intangible assets of $2,450,000, $1,708,000 and $1,568,000 is included in selling, general and administrative expense for the years ended December 31, 1996, 1995 and 1994, respectively.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. The Company did not write-down any long-lived assets during the year ended December 31, 1996.

INCOME TAXES

     Deferred income taxes are determined under the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes arise from temporary differences between the income tax basis of assets and liabilities and their reported amounts in the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair market value because the underlying instruments are at rates similar to current rates offered to the Company for debt with the same remaining maturities.

FOREIGN CURRENCY TRANSLATION

     The financial position and results of operations of the Company's foreign subsidiaries are measured using each subsidiary's local currency as the functional currency. Assets and liabilities of the foreign subsidiaries are translated to U.S. dollars using exchange rates in effect at balance sheet dates. Income and expense items are translated at monthly average rates of exchange. The resultant translation gains or losses are included in the component of stockholders' equity designated as foreign currency translation adjustment. Transaction gains or losses were not significant in any year.

                                   ERO, INC.

EARNINGS PER COMMON SHARE

     Earnings per share are determined by dividing net income by the weighted average number of common shares outstanding, including common stock equivalents (stock options granted), using the treasury stock method.

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock. See Note 7.

SIGNIFICANT CONCENTRATION OF CUSTOMERS


     All trade accounts receivable are unsecured. A significant level of the Company's net sales is generated from approximately five retail companies that serve national markets. Sales to the Company's top five customers aggregated approximately 56%, 60% and 61% of net sales for the years ended December 31, 1996, 1995 and 1994, respectively. Net Sales, as a percentage of total net sales, to the Company's top four customers for the years ended December 31, 1996, 1995 and 1994 were:



                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                          CUSTOMER                            1996    1995    1994
                          --------                            ----    ----    ----
Toys "R" Us.................................................   16%     21%     22%
Wal-Mart....................................................   17%     16%     20%
Kmart.......................................................   10%      7%      5%
Target......................................................    7%     12%     11%


SIGNIFICANT CONCENTRATION OF LICENSORS

     The Company has entered into numerous license agreements with multiple licensors. Typically, these licenses have a life of two years. A significant level of the Company's net sales is generated from a variety of products licensed from four licensors. Sales of these products aggregated approximately 42%, 62% and 73% of net sales for the years ended December 31, 1996, 1995 and 1994, respectively. One of the Company's licensors, The Walt Disney Company, accounted for over 10% of the Company's net sales during 1996, aggregating approximately 33% of net sales. Two of the Company's licensors, The Walt Disney Company and Warner Bros., each accounted for over 10% of the Company's net sales during 1995, aggregating approximately 48% of net sales. Three of the Company's licensors, The Walt Disney Company, Warner Bros. and Saban Merchandising, Inc., each accounted for over 10% of the Company's net sales during 1994, aggregating approximately 70% of net sales.

NOTE 3 -- ACQUISITIONS:

AMAV INDUSTRIES LTD.

     Pursuant to the terms of an asset purchase agreement, on October 1, 1995 (the date effective control was transferred to the Company), the Company, through its newly formed subsidiary, Amav Industries, Inc. ("Amav"), acquired certain assets and assumed certain liabilities of Amav Industries Ltd. ("Seller") of Montreal, Quebec and its wholly-owned U.S. subsidiary, and acquired the stock of its wholly-owned U.K. subsidiary for $54.4 million in cash. The purchase price for the assets acquired, including related transaction costs, was

                                   ERO, INC.

approximately $61.3 million. The Company financed the acquisition through borrowings under a new $110 million credit facility (Note 5).

     The Company recorded a $2,960,000 current liability to account for an estimate of an unpaid purchase price contingency as well as unpaid transaction costs relating to the acquisition. The actual amount of this liability was paid in 1996 and approximated the estimate. The purchase agreement also incudes an additional C$5 million (Canadian dollars) of purchase price contingent upon the achievement of certain conditions. If these conditions are met, the contingent purchase price is due to be paid March 1, 1998.

     This transaction has been accounted for using the purchase method. Accordingly, the total purchase price of $61.3 million, which includes transaction costs, was allocated to the assets acquired and liabilities assumed based upon their fair market values at the effective date of acquisition.

     The fair value of assets acquired and liabilities assumed, reflecting the final allocation, was as follows:

Net working capital.........................................  $ 17,748,000
Property, plant and equipment...............................    15,229,000
Goodwill....................................................    43,755,000
Deferred financing fees.....................................     3,210,000
Debt assumed................................................   (18,674,000)
                                                              ------------
                                                              $ 61,268,000
                                                              ============

     The income statement for the year ended December 31, 1995 reflects the operations of Amav since October 1, 1995. Unaudited pro forma combined results of operations for the Company and Amav for the years ended December 31, 1995 and 1994, as if the acquisition had occurred on January 1, 1994, would be as follows:

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                          --------------------------------
                                                               1995              1994
                                                          --------------    --------------
Net sales...............................................    $154,144,000      $151,530,000
Net income..............................................    $  6,792,000      $  3,806,000
Net income per share....................................    $       0.65      $       0.36
Weighted average shares outstanding.....................      10,487,000        10,580,000

     The unaudited pro forma amounts are not necessarily indicative of the actual results of operations had the acquisition occurred on January 1, 1994.

IMPACT, INC.

     Effective January 1, 1994, pursuant to the terms of an asset purchase agreement, the Company, through its newly formed subsidiary, Impact, Inc., acquired for $4,400,000 in cash, certain assets of Impact International, Inc. and Impact Designs, Ltd., marketers of licensed school supplies.

     The acquisition has been accounted for using the purchase method. Accordingly, the net purchase price was allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. The income statement for the year ended December 31, 1994 reflects the operations of Impact, Inc. since January 1, 1994.

ERO CANADA, INC.

     During the third quarter of 1994, the Company incorporated a wholly-owned subsidiary, ERO Canada, Inc., which subsequently purchased certain assets of a Canadian manufacturer and distributor of licensed products for a purchase price of $755,000. These assets primarily consisted of inventories and prepaid expenses.

                                   ERO, INC.

NOTE 4 -- COMPOSITION OF BALANCE SHEET ACCOUNTS:

     The composition of certain balance sheet accounts is as follows:

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1996            1995
                                                              ------------    ------------
INVENTORIES
  Raw materials.............................................  $  6,823,000    $  6,333,000
  Work-in-process...........................................     1,720,000       3,090,000
  Finished goods............................................    13,515,000       7,578,000
                                                              ------------    ------------
                                                              $ 22,058,000    $ 17,001,000
                                                              ============    ============
PROPERTY, PLANT AND EQUIPMENT
  Buildings and improvements................................  $  9,049,000    $  9,066,000
  Machinery and equipment...................................    12,817,000      10,490,000
  Computer hardware and software............................     2,856,000       2,186,000
  Furniture and fixtures....................................     1,084,000       1,045,000
                                                              ------------    ------------
                                                                25,806,000      22,787,000
  Less: Accumulated depreciation............................    (8,745,000)     (6,324,000)
                                                              ------------    ------------
                                                                17,061,000      16,463,000
  Land......................................................     3,810,000       3,885,000
                                                              ------------    ------------
                                                              $ 20,871,000    $ 20,348,000
                                                              ============    ============
DEFERRED CHARGES
  Noncompetition agreements.................................  $         --    $  1,200,000
  Deferred financing costs..................................     3,210,000       3,210,000
                                                              ------------    ------------
                                                                 3,210,000       4,410,000
  Less: Accumulated amortization............................      (562,000)     (1,127,000)
                                                              ------------    ------------
                                                              $  2,648,000    $  3,283,000
                                                              ============    ============
INTANGIBLE ASSETS
  License agreements........................................  $  6,463,000    $  6,463,000
  Trademarks and trade names................................     3,984,000       3,984,000
  Patents...................................................       335,000         335,000
  Goodwill..................................................    60,134,000      61,999,000
                                                              ------------    ------------
                                                                70,916,000      72,781,000
  Less: Accumulated amortization............................   (13,974,000)    (11,569,000)
                                                              ------------    ------------
                                                              $ 56,942,000    $ 61,212,000
                                                              ============    ============

NOTE 5 -- LONG-TERM DEBT:

     On December 14, 1995, in connection with the Amav acquisition (Note 3), the Company amended its existing credit agreement with a group of banks to provide a $110,000,000 Credit Facility (the "Credit Facility") consisting of a $60,000,000 Term Loan (the "Term Loan"), a $40,000,000 Revolving Credit Facility (the "Revolving Loan"), and a $10,000,000 Letter of Credit Facility. During 1996, the Company amended the Credit Facility to provide a seasonal increase of $10,000,000 to the Revolving Loan limit. This increase was in effect from September 1, 1996 through January 15, 1997. Borrowings under the Credit Facility bear interest, at the option of the Company, at either the prime rate plus 1.75% or a Eurodollar rate plus 3.0%. The Company is also required to pay a commitment fee of 0.50% per annum on the daily unborrowed portion of the Revolving Loan.

                                   ERO, INC.

     The Credit Facility, which expires on December 14, 2001, is secured by substantially all of the Company's assets and contains customary restrictive covenants requiring the maintenance of certain minimum financial ratios and limiting the amount of any dividends paid by the Company.

     As of December 31, 1996, the Company had two three-year interest rate swap agreements (the "Swap Agreements") in place with two of its lenders, with notional amounts totaling $27 million. These Swap Agreements expire on December 31, 1998, however the lenders have the right to extend the expiration dates to December 29, 2000. Under the Swap Agreements, the Company exchanged a variable interest rate for a fixed interest rate of 8.41%. The Company anticipates that the counter parties to the Swap Agreements will fully perform their obligations. During the year ended December 31, 1996 ERO recognized an immaterial gain on the Swap Agreements.

     The Company also maintains various other mortgages, equipment loans and other loans ("Other Loans") with varying interest rates and maturities, including the mortgage on Amav's Montreal, Quebec facility ("Amav Mortgage") with a balance and interest rate of $5,750,000 and 9.88% at December 31, 1996, respectively. The Amav Mortgage is payable in full on December 14, 2002, is held by the Seller and is secured by the Montreal Facility.

     Aggregate maturities of long-term debt over the next five years are as follows: 1997 -- $8,893,000; 1998 -- $10,847,000; 1999 -- $10,658,000;
2000 -- $12,383,000; 2001 -- $14,213,000

NOTE 6 -- INCOME TAXES:

     The sources of pretax income (loss) are as follows:

                                               FOR THE YEAR ENDED DECEMBER 31,
                                           ---------------------------------------
                                              1996          1995          1994
                                           -----------   -----------   -----------
Domestic................................   $  (397,000)  $ 5,419,000   $10,941,000
Foreign.................................    12,550,000     7,430,000            --
                                           -----------   -----------   -----------
                                           $12,153,000   $12,849,000   $10,941,000
                                           ===========   ===========   ===========

     The Company has not provided for U.S. federal income and foreign income withholding taxes on its foreign subsidiaries' undistributed earnings as of December 31, 1996, because such earnings are considered to be indefinitely reinvested. Repatriation of these earnings would not materially increase the Company's tax liability. If these earnings were distributed in the form of dividends or otherwise, foreign tax credits could be used to offset the U.S. income taxes due on income earned from foreign sources.

     The components of the provisions for income taxes are as follows:

                                             FOR THE YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                              1996         1995         1994
                                           ----------   ----------   ----------
Current:
  State.................................   $  (21,000)  $  498,000   $  860,000
  U.S. Federal..........................     (102,000)   2,403,000    3,916,000
  Foreign...............................    3,183,000    2,854,000           --
                                           ----------   ----------   ----------
                                            3,060,000    5,755,000    4,776,000
                                           ----------   ----------   ----------
Deferred:
  State.................................       (7,000)    (114,000)     (53,000)
  U.S. Federal..........................      (33,000)    (518,000)    (241,000)
  Foreign...............................    1,375,000       44,000           --
                                           ----------   ----------   ----------
                                            1,335,000     (588,000)    (294,000)
                                           ----------   ----------   ----------
                                           $4,395,000   $5,167,000   $4,482,000
                                           ==========   ==========   ==========

                                   ERO, INC.

     The provisions for income taxes differ from those computed using the statutory U.S. federal income tax rate as a result of the following:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------------------
                                              1996                1995                1994
                                        -----------------   -----------------   -----------------
                                          AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE
                                        ----------   ----   ----------   ----   ----------   ----
Expected provision....................  $4,132,000    34%   $4,369,000    34%   $3,720,000    34%
Rate difference on foreign income.....     279,000     2       372,000     3            --    --
State income taxes, net of federal
  benefit.............................       1,000    --       254,000     2       521,000     5
Amortization of goodwill..............     106,000     1       106,000     1       106,000     1
Other.................................    (123,000)   (1)       66,000    --       135,000     1
                                        ----------    --    ----------    --    ----------    --
Actual provision......................  $4,395,000    36%   $5,167,000    40%   $4,482,000    41%
                                        ==========    ==    ==========    ==    ==========    ==

     The net deferred tax asset (liability) is comprised of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              ---------    ---------
Depreciation of property, plant and equipment...............  $(946,000)   $(411,000)
Amortization of package design costs........................    871,000      714,000
Amortization of intangible assets...........................   (547,000)     146,000
Allowance for doubtful accounts.............................     70,000      191,000
Additional inventory capitalization.........................     18,000       65,000
Accrued restructuring costs.................................         --       64,000
Other.......................................................     (2,000)      30,000
                                                              ---------    ---------
                                                              $(536,000)   $ 799,000
                                                              =========    =========

NOTE 7 -- STOCK OPTION PLANS:

     The Company maintains three stock option plans, the 1988 Key Employee Stock Option Plan, the 1992 Key Employee Stock Option Plan and the 1992 Directors' Stock Option Plan, which entitle certain employees and directors of the Company to acquire up to 490,000, 900,000 and 15,000 shares, respectively, of the Company's authorized common stock. Options granted under these plans have a maximum term of 10 years. Awards can no longer be granted under the 1988 plan. Options granted under the 1992 plans are made at the discretion of the Compensation Committee of the Board of Directors, are to be issued at no less than the fair market value of the Company's common stock at the date of the grant, and vest over periods of time, as determined by the Compensation Committee.

     Additionally, during 1993, options to purchase 540,000 shares of the Company's common stock were granted to the Company's Chairman, President and Chief Executive Officer at the fair market value of the Company's common stock on the date of grant. These options vest in equal annual installments over three years and have a maximum term of 10 years.

                                   ERO, INC.

     The following is a summary of stock option transactions during the three years ended December 31, 1996:

                                                                                  WEIGHTED-AVERAGE
                                                   SHARES       OPTION PRICES      EXERCISE PRICE
                                                  ---------   -----------------   ----------------
Shares under option at December 31, 1993........  1,270,000   $0.974 to $12.750       $ 7.275
  Options granted...............................    481,000    6.750 to   8.750         8.005
  Options exercised.............................    (89,000)   0.974 to   7.250         2.928
  Options terminated............................   (451,000)   1.160 to  12.750        10.154
                                                  ---------   -----------------       -------
Shares under option at December 31, 1994........  1,211,000    0.974 to  10.125         6.646
  Options granted...............................     91,500    6.250 to   8.625         6.773
  Options exercised.............................         --
  Options terminated............................    (62,934)   8.000 to   8.500         8.076
                                                  ---------   -----------------       -------
Shares under option at December 31, 1995........  1,239,566    0.974 to  10.125         6.583
  Options granted...............................    317,000    5.750 to   6.500         6.020
  Options exercised.............................    (27,000)   6.456 to   6.456         6.456
  Options terminated............................   (111,066)   6.250 to   9.750         7.605
                                                  ---------   -----------------       -------
Shares under option at December 31, 1996........  1,418,500    0.974 to  10.125         6.370
                                                  ---------   -----------------       -------
Shares exercisable at December 31, 1996.........    853,367    0.974 to  10.125         6.168
Shares exercisable at December 31, 1995.........    636,600    0.974 to  10.125         6.122
Shares exercisable at December 31, 1994.........    312,400   $0.974 to $10.125       $ 5.515
                                                  ---------   -----------------       -------

     At December 31, 1996, 202,500 remaining options are available for grant under the 1992 Key Employee Stock Option Plan and 9,000 remaining options are available for grant under the 1992 Director's Stock Option Plan.

     The following table summarizes information about shares under option at December 31, 1996:

                                 OPTIONS OUTSTANDING
                   -----------------------------------------------      OPTIONS EXERCISABLE
                               WEIGHTED-AVERAGE                      --------------------------
    RANGE OF                      REMAINING       WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
EXERCISE PRICES     NUMBER     CONTRACTUAL LIFE    EXERCISE PRICE    NUMBER     EXERCISE PRICE
----------------   ---------   ----------------   ----------------   -------   ----------------
$0.974 - $ 1.320      55,000         2.42              $1.100         55,000        $1.100
 5.250 -   5.750     187,000         9.10               5.737          1,000         5.250
 6.110 -   6.750     851,500         7.13               6.212        646,900         6.164
 7.000 -   7.875     115,000         7.19               7.353         50,000         7.330
 8.000 -   8.750     206,600         7.62               8.394         97,067         8.348
 9.750 -  10.125       3,400         6.04               9.816          3,400         9.816
                   ---------        -----             -------        -------       -------
$0.974 - $10.125   1,418,500         7.28              $6.370        853,367        $6.168
                   ---------        -----             -------        -------       -------

     The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's plans been determined based on the fair value at the grant date for awards in the years ended December 31, 1996 and 1995, the Company's net income and net income per share would not have been materially different from the amounts reported by the Company.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted during the years ended December 31, 1996 and 1995: dividend yield of 0.0%; risk-free interest rate of 7.5%; and expected term of 7.5 years. For options granted during the years ended December 31, 1996 and 1995, an expected volatility of 40.0% and 41.7%, respectively, was assumed. The weighted-average fair value of options granted during the year ended December 31, 1996 totaled $3.47.

                                   ERO, INC.

NOTE 8 -- EMPLOYEE BENEFIT PLAN:

     The Company maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code which provides retirement benefits for eligible employees of the Company. The Company may make annual discretionary contributions to the plan. Discretionary contributions during the years ended December 31, 1996, 1995 and 1994 aggregated $187,000, $72,000 and $296,000, respectively.

NOTE 9 -- COMMITMENTS UNDER OPERATING LEASE AGREEMENTS:

     The Company leases certain office and distribution facilities and manufacturing and office equipment under operating lease agreements with terms expiring at various times through 2001.

     Aggregate future minimum lease commitments, exclusive of escalation payments, for noncancellable leases that have initial or remaining lease terms in excess of one year as of December 31, 1996 are as follows: 1997 -- $1,159,000; 1998 -- $982,000; 1999 -- $421,000; 2000 -- $55,000;
2001 -- $53,000.

     Rent expense under operating leases for the years ended December 31, 1996, 1995 and 1994 aggregated approximately $1,035,000, $1,544,000 and $1,006,000, respectively.

NOTE 10 -- STOCK REPURCHASE:

     On October 19, 1995, the Company's Board of Directors approved the repurchase of up to 500,000 shares of the Company's common stock. Such repurchases can be made from time to time in the open market, in privately negotiated transactions or otherwise. As of December 31, 1996, the Company had repurchased 105,000 shares of common stock under this program at a total cost of $671,000. The Company's Credit Facility allows for annual stock repurchases of up to 10% of the prior year's net income, or $776,000, in 1997.

NOTE 11 -- GEOGRAPHIC INFORMATION:

     Summarized geographic information for the years ended December 31, 1996 and 1995 is as follows (in thousands):

                                           UNITED              OTHER FOREIGN
                  1996                     STATES    CANADA     OPERATIONS     ELIMINATIONS    TOTAL
                  ----                    --------   -------   -------------   ------------   --------
Sales to unaffiliated customers.........  $139,579   $11,205      $7,129        $      --     $157,913
Transfers between geographic areas......     9,649    52,637          --          (62,286)          --
                                          --------   -------      ------        ---------     --------
Total net sales.........................  $149,228   $63,842      $7,129        $ (62,286)    $157,913
                                          --------   -------      ------        ---------     --------
Operating income........................  $  6,206   $15,760      $  675        $  (1,426)    $ 21,215
                                          --------   -------      ------        ---------     --------
Identifiable assets.....................  $210,106   $64,761      $5,145        $(120,018)    $159,994
                                          --------   -------      ------        ---------     --------

                                         UNITED              OTHER FOREIGN
                 1995                    STATES    CANADA     OPERATIONS     ELIMINATIONS    TOTAL
                 ----                   --------   -------   -------------   ------------   --------
Sales to unaffiliated customers.......  $121,314   $ 6,261      $1,147        $      --     $128,722
Transfers between geographic areas....     2,389    18,332          --          (20,721)          --
                                        --------   -------      ------        ---------     --------
Total net sales.......................  $123,703   $24,593      $1,147        $ (20,721)    $128,722
                                        --------   -------      ------        ---------     --------
Operating income......................  $  8,029   $ 7,544      $  334        $  (1,061)    $ 14,846
                                        --------   -------      ------        ---------     --------
Identifiable assets...................  $194,500   $66,026      $5,645        $(122,033)    $144,138
                                        --------   -------      ------        ---------     --------

     The Company generated no material foreign income for the year ended December 31, 1994 and owned no material foreign assets at December 31, 1994.

                                   ERO, INC.

NOTE 12 -- QUARTERLY FINANCIAL DATA (UNAUDITED):

     Summarized unaudited quarterly data for the years ended December 31, 1996 and 1995 are as follows (dollars in thousands, except per share data):

                                                                  QUARTER
                                              ------------------------------------------------
                    1996                       FIRST    SECOND     THIRD    FOURTH     TOTAL
                    ----                      -------   -------   -------   -------   --------
Net sales...................................  $18,883   $29,609   $49,633   $59,788   $157,913
Gross profit................................    5,619    11,115    18,310    25,067     60,111
Operating income (loss).....................   (1,934)    2,812     7,771    12,566     21,215
Net income (loss)...........................   (2,228)      483     3,067     6,436      7,758
Net income (loss) per share.................  $ (0.21)  $  0.05   $  0.30   $  0.62   $   0.75
Weighted average number of shares
  outstanding
  (in thousands)............................   10,364    10,324    10,305    10,406     10,316
Market price of common stock:
  High......................................  $ 7.250   $ 7.250   $ 6.250   $ 8.750   $  8.750
  Low.......................................    5.750   $ 5.750     4.250     5.125      4.250

                                                                  QUARTER
                                              ------------------------------------------------
                    1995                       FIRST    SECOND     THIRD    FOURTH     TOTAL
                    ----                      -------   -------   -------   -------   --------
Net sales...................................  $14,807   $37,478   $28,238   $48,199   $128,722
Gross profit................................    5,622    13,081     9,983    19,343     48,029
Operating income............................      375     3,576     2,026     8,869     14,846
Net income..................................       65     1,906     1,014     4,697      7,682
Net income per share........................  $  0.01   $  0.18   $  0.10   $  0.45   $   0.73
Weighted average number of shares
  outstanding
  (in thousands)............................   10,495    10,540    10,529    10,380     10,487
Market price of common stock:
  High......................................  $ 8.250   $ 9.250   $ 9.000   $ 7.250   $  9.250
  Low.......................................    6.750     7.000     6.500     5.250      5.250

NOTE 13 -- SUBSEQUENT EVENT:

     On April 10, 1997, Hedstrom Holdings, Inc. and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom Holdings, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO to acquire the Company for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of common stock of the Company.

     Following is consolidating financial information pertaining to the Company and its subsidiary guarantors and its subsidiary nonguarantors (with respect to Hedstrom Holdings, Inc.'s 10% Senior Subordinated Notes Due 2007, which are unsecured senior subordinated obligations of Hedstrom, and Senior Credit Facilities, which are secured by 100% of the stock of Hedstrom Corporation and its domestic subsidiaries and 65% of the capital stock of each foreign subsidiary of Hedstrom) for the years ended December 31, 1996 and 1995.

                                   ERO, INC.

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              AT DECEMBER 31, 1996                    AT DECEMBER 31, 1995
                                              ----------------------------------------------------   -----------------------
                                                PARENT                                                 PARENT
                                               COMPANY       TOTAL                                    COMPANY       TOTAL
                                                 AND       SUBSIDIARY                                   AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.     SUBSIDIARY      NON-
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED   GUARANTORS   GUARANTORS
                                              ----------   ----------   -----------   ------------   ----------   ----------
Current assets:
  Cash and cash
    equivalents.............................   $  3,992     $ 1,102      $      --      $  5,094      $    154     $    --
  Accounts receivable.......................     40,496       8,118           (318)       48,296        32,944       5,737
  Inventories...............................     16,073       7,595         (1,610)       22,058        12,596       5,437
  Prepaid expenses and
    other...................................      3,784         301             --         4,085         2,709         575
                                               --------     -------      ---------      --------      --------     -------
    Total current assets....................     64,345      17,116         (1,928)       79,533        48,403      11,749
                                               --------     -------      ---------      --------      --------     -------
  Property, plant, and equipment, net.......      6,118      14,753             --        20,871         6,522      13,826
                                               --------     -------      ---------      --------      --------     -------
  Goodwill..................................     26,835      30,107             --        56,942        28,188      33,024
  Deferred financing costs..................      1,460       1,188             --         2,648         1,855       1,428
  Deferred income taxes.....................         --          --             --            --           843          --
  Investment in/advances to Subsidiaries....    107,344          --       (107,344)           --       104,716          --
                                               --------     -------      ---------      --------      --------     -------
    Total other assets......................    135,639      31,295       (107,344)       59,590       135,602      34,452
                                               --------     -------      ---------      --------      --------     -------
Total assets................................   $206,102     $63,164      $(109,272)     $159,994      $190,527     $60,027
                                               ========     =======      =========      ========      ========     =======

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........   $  8,120     $   773      $      --      $  8,893      $  6,123     $   605
  Accounts payable..........................      6,289       4,235         (1,135)        9,389         3,400       3,319
  Accrued expenses..........................      9,527       2,156           (338)       11,345        11,618       2,872
  Income taxes payable (receivable).........       (408)       (866)         1,344            70         1,047       1,284
                                               --------     -------      ---------      --------      --------     -------
    Total current liabilities...............     23,528       6,298           (129)       29,697        22,188       8,080
                                               --------     -------      ---------      --------      --------     -------
  Revolving loan............................     29,727       1,798             --        31,525        15,225          --
  Term loan.................................     40,250       5,750             --        46,000        54,000          --
  Intercompany advance and other............     70,490          --        (61,268)        9,222        63,050       7,263
                                               --------     -------      ---------      --------      --------     -------
    Total long-term debt....................    140,467       7,548        (61,268)       86,747       132,275       7,263
  Intercompany -- other long-term liability
    and equity..............................         --      33,831        (33,831)           --            --      40,188
  Deferred income taxes.....................       (907)      1,443             --           536            --          --
                                               --------     -------      ---------      --------      --------     -------
Total stockholders' equity..................     43,014      14,044        (14,044)       43,014        36,064       4,496
                                               --------     -------      ---------      --------      --------     -------
Total liabilities and stockholders'
  equity....................................   $206,102     $63,164      $(109,272)     $159,994      $190,527     $60,027
                                               ========     =======      =========      ========      ========     =======

                                                 AT DECEMBER 31, 1995
                                              --------------------------

                                                             ERO, INC.
                                              ELIMINATION   CONSOLIDATED
                                              -----------   ------------
Current assets:
  Cash and cash
    equivalents.............................   $      --      $    154
  Accounts receivable.......................          (2)       38,679
  Inventories...............................      (1,032)       17,001
  Prepaid expenses and
    other...................................        (622)        2,662
                                               ---------      --------
    Total current assets....................      (1,656)       58,496
                                               ---------      --------
  Property, plant, and equipment, net.......          --        20,348
                                               ---------      --------
  Goodwill..................................          --        61,212
  Deferred financing costs..................          --         3,283
  Deferred income taxes.....................         (44)          799
  Investment in/advances to Subsidiaries....    (104,716)           --
                                               ---------      --------
    Total other assets......................    (104,760)       65,294
                                               ---------      --------
Total assets................................   $(106,416)     $144,138
                                               =========      ========

Current liabilities:
  Current portion of long-term debt.........   $      --      $  6,728
  Accounts payable..........................        (321)        6,398
  Accrued expenses..........................        (694)       13,796
  Income taxes payable (receivable).........         551         2,882
                                               ---------      --------
    Total current liabilities...............        (464)       29,804
                                               ---------      --------
  Revolving loan............................          --        15,225
  Term loan.................................          --        54,000
  Intercompany advance and other............     (61,268)        9,045
                                               ---------      --------
    Total long-term debt....................     (61,268)       78,270
  Intercompany -- other long-term liability
    and equity..............................     (40,188)           --
  Deferred income taxes.....................          --            --
                                               ---------      --------
Total stockholders' equity..................      (4,496)       36,064
                                               ---------      --------
Total liabilities and stockholders'
  equity....................................   $(106,416)     $144,138
                                               =========      ========

                                   ERO, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                                          YEAR ENDED DECEMBER 31, 1996
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
          STATEMENT OF OPERATIONS             GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
          -----------------------             ----------   ----------   -----------   ------------
Net sales...................................   $90,074      $67,839       $    --       $157,913
Cost of sales...............................    50,593       47,209            --         97,802
                                               -------      -------       -------       --------
Gross profit................................    39,481       20,630            --         60,111
Selling, general and administrative.........    34,329        4,567            --         38,896
                                               -------      -------       -------       --------
Operating income............................     5,152       16,063            --         21,215
Interest....................................     6,126        2,936            --          9,062
                                               -------      -------       -------       --------
Income before income taxes..................      (974)      13,127            --         12,153
Income tax provision........................       816        3,579            --          4,395
                                               -------      -------       -------       --------
Net income (loss) before equity income
  adjustment................................    (1,790)       9,548            --          7,758
Equity income in subsidiaries...............     9,548           --        (9,548)            --
                                               -------      -------       -------       --------
Net income (loss)...........................   $ 7,758      $ 9,548       $(9,548)      $  7,758
                                               =======      =======       =======       ========

                                                          YEAR ENDED DECEMBER 31, 1995
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
          STATEMENT OF OPERATIONS             GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
          -----------------------             ----------   ----------   -----------   ------------
Net sales...................................   $107,911     $20,811       $    --       $128,722
Cost of sales...............................     67,643      13,050            --         80,693
                                               --------     -------       -------       --------
Gross profit................................     40,268       7,761            --         48,029
Selling, general and administrative.........     31,551       1,632            --         33,183
                                               --------     -------       -------       --------
Operating income............................      8,717       6,129            --         14,846
Interest....................................      1,633         364            --          1,997
                                               --------     -------       -------       --------
Income before income taxes..................      7,084       5,765            --         12,849
Income tax provision........................      3,898       1,269            --          5,167
                                               --------     -------       -------       --------
Net income (loss) before equity income
  adjustment................................      3,186       4,496            --          7,682
Equity income in subsidiaries...............      4,496          --        (4,496)            --
                                               --------     -------       -------       --------
Net income (loss)...........................   $  7,682     $ 4,496       $(4,496)      $  7,682
                                               ========     =======       =======       ========

                                   ERO, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                          YEAR ENDED DECEMBER 31, 1996
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                              ----------   ----------   -----------   ------------
Cash flows from operating activities:
  Net income................................   $ 7,758      $ 9,548       $(9,548)      $  7,758
  Adjustments to reconcile net income to net
    cash (used for) provided by operating
    activities:
    Equity income in subsidiaries...........    (9,548)          --         9,548             --
    Depreciation of property, plant and
      equipment.............................     1,255        1,484            --          2,739
    Amortization of other assets............     2,370        1,025            --          3,395
    Deferred income taxes...................      (110)       1,445            --          1,335
    (Gain) loss on the disposition of
      property,
      plant and equipment...................        --           21            --             21
    Provision for losses on accounts
      receivable............................       716           54            --            770
    Tax benefit of stock options
      exercised.............................         9           --            --              9
    Changes in current assets and current
      liabilities, net of acquisitions:
      Accounts receivable...................    (8,024)      (2,381)           --        (10,405)
      Inventories...........................    (2,800)      (2,158)           --         (4,958)
      Prepaid expenses and other current
        assets..............................    (1,688)         274            --         (1,414)
      Accounts payable......................     1,556        1,386            --          2,942
      Accrued expenses......................       529       (1,186)           --           (657)
      Intercompany other long-term
        liability...........................     6,179       (6,179)           --             --
      Income taxes..........................    (1,341)      (1,471)           --         (2,812)
                                               -------      -------       -------       --------
Net cash (used for) provided by operating
  activities................................    (3,139)       1,862            --         (1,277)
                                               -------      -------       -------       --------
Cash flows from investing activities:
  Acquisitions of property, plant and
    equipment...............................    (2,406)      (1,219)           --         (3,625)
  Acquisition of Amav Industries,
    Ltd. ...................................        --           --            --             --
  Proceeds from the sale of property, plant
    and equipment...........................        --            6            --              6
                                               -------      -------       -------       --------
Net cash used for investing activities......    (2,406)      (1,213)           --         (3,619)
                                               -------      -------       -------       --------
Cash flows from financing activities:
  Net borrowings under revolving loan
    facility................................    16,189          111            --         16,300
  Net repayments under term loan facility...    (6,000)          --            --         (6,000)
  Net repayments under other loans..........        --          342            --            342
  Financing fees paid.......................      (310)          --            --           (310)
  Purchase of common stock for treasury.....       175           --            --            175
  Net proceeds from the exercise of stock
    options.................................      (671)          --            --           (671)
                                               -------      -------       -------       --------
Net cash provided (used) by financing
  activities................................     9,383          453            --          9,836
                                               -------      -------       -------       --------
Net increase (decrease) in cash and cash
  equivalents...............................     3,838        1,102            --          4,940
Cash and cash equivalents:
  Beginning of period.......................       154           --            --            154
                                               -------      -------       -------       --------
  End of period.............................   $ 3,992      $ 1,102       $    --       $  5,094
                                               =======      =======       =======       ========

                                                          YEAR ENDED DECEMBER 31, 1995
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                              ----------   ----------   -----------   ------------
Cash flows from operating activities:
  Net income................................   $  7,682     $ 4,496       $(4,496)      $  7,682
  Adjustments to reconcile net income to net
    cash (used for) provided by operating
    activities:
    Equity income in subsidiaries...........     (4,496)         --         4,496             --
    Depreciation of property, plant and
      equipment.............................      1,189         233            --          1,422
    Amortization of other assets............      2,024         213            --          2,237
    Deferred income taxes...................       (632)         44            --           (588)
    (Gain) loss on the disposition of
      property,
      plant and equipment...................         (3)         --            --             (3)
    Provision for losses on accounts
      receivable............................        214         129            --            343
    Tax benefit of stock options
      exercised.............................         --          --            --             --
    Changes in current assets and current
      liabilities, net of acquisitions:
      Accounts receivable...................      2,894      (2,953)           --            (59)
      Inventories...........................        671       2,955            --          3,626
      Prepaid expenses and other current
        assets..............................     (1,069)        133            --           (936)
      Accounts payable......................     (3,289)     (4,618)           --         (7,907)
      Accrued expenses......................     (2,021)        286            --         (1,735)
      Intercompany other long-term
        liability...........................     (7,399)      7,399            --             --
      Income taxes..........................        196       1,304            --          1,500
                                               --------     -------       -------       --------
Net cash (used for) provided by operating
  activities................................     (4,039)      9,621            --          5,582
                                               --------     -------       -------       --------
Cash flows from investing activities:
  Acquisitions of property, plant and
    equipment...............................     (1,052)       (720)           --         (1,772)
  Acquisition of Amav Industries,
    Ltd. ...................................    (55,098)         --            --        (55,098)
  Proceeds from the sale of property, plant
    and equipment...........................          3          --            --              3
                                               --------     -------       -------       --------
Net cash used for investing activities......    (56,147)       (720)           --        (56,867)
                                               --------     -------       -------       --------
Cash flows from financing activities:
  Net borrowings under revolving loan
    facility................................      3,350      (8,586)           --         (5,236)
  Net repayments under term loan facility...     60,000          --            --         60,000
  Net repayments under other loans..........         --        (315)           --           (315)
  Financing fees paid.......................     (3,210)         --            --         (3,210)
  Purchase of common stock for treasury.....         --          --            --             --
  Net proceeds from the exercise of stock
    options.................................         --          --            --             --
                                               --------     -------       -------       --------
Net cash provided (used) by financing
  activities................................     60,140      (8,901)           --         51,239
                                               --------     -------       -------       --------
Net increase (decrease) in cash and cash
  equivalents...............................        (46)         --            --            (46)
Cash and cash equivalents:
  Beginning of period.......................        200          --            --            200
                                               --------     -------       -------       --------
  End of period.............................   $    154     $    --       $    --       $    154
                                               ========     =======       =======       ========

                                   ERO, INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
Cash and cash equivalents...................................   $  1,364        $  5,094
Trade accounts receivable, net of allowance for doubtful
  accounts..................................................     22,419          48,296
Inventories.................................................     25,237          22,058
Prepaid expenses and other current assets...................      5,067           4,085
Prepaid income taxes........................................      3,084              --
                                                               --------        --------
TOTAL CURRENT ASSETS........................................     57,171          79,533
                                                               --------        --------
PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated
  depreciation..............................................     20,244          20,871
                                                               --------        --------
OTHER ASSETS:
  Deferred charges, net of accumulated amortization.........      2,592           2,648
  Intangible assets, net of accumulated amortization........     56,374          56,942
                                                               --------        --------
TOTAL OTHER ASSETS..........................................     58,966          59,590
                                                               --------        --------
TOTAL ASSETS................................................   $136,381        $159,994
                                                               ========        ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt...........................   $  9,393        $  8,893
Accounts payable............................................      7,765           9,389
Accrued expenses:
  Compensation..............................................      1,139           1,131
  Commissions and royalties.................................      2,578           4,793
  Advertising, freight and other allowances.................      1,963           3,821
  Other.....................................................      2,160           1,600
Income taxes payable........................................         --              70
                                                               --------        --------
TOTAL CURRENT LIABILITIES...................................     24,998          29,697
                                                               --------        --------
LONG-TERM DEBT:
  Revolving loan............................................     17,600          31,525
  Term loan.................................................     43,500          46,000
  Other loans...............................................      8,938           9,222
                                                               --------        --------
TOTAL LONG-TERM DEBT........................................     70,038          86,747
                                                               --------        --------
DEFERRED TAX LIABILITY......................................        696             536
                                                               --------        --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value, 9,947,700 shares
     authorized, no shares issued and outstanding...........         --              --
  Common stock, $0.01 par value, 50,000,000 shares
     authorized,10,394,300 shares issued....................        104             104
  Capital in excess of par value............................     39,329          39,173
  Foreign currency translation adjustment...................       (365)              3
  Retained earnings.........................................      2,354           4,507
  Common stock held in treasury, 120,000 shares and 15,000
     shares, respectively, at cost..........................       (773)           (773)
                                                               --------        --------
TOTAL STOCKHOLDERS' EQUITY..................................     40,649          43,014
                                                               --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $136,381        $159,994
                                                               ========        ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                         CONSOLIDATED INCOME STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              FOR THE THREE MONTHS
                                                                ENDED MARCH 31,
                                                              --------------------
                                                               1997         1996
                                                              -------      -------
Net sales...................................................  $19,939      $18,883
Cost of sales...............................................   13,814       13,264
                                                              -------      -------
Gross profit................................................    6,125        5,619
Selling, general and administrative expense.................    7,763        7,553
                                                              -------      -------
Operating loss..............................................   (1,638)      (1,934)
Interest expense............................................    2,010        1,846
                                                              -------      -------
Loss before income taxes....................................   (3,648)      (3,780)
Income tax benefit..........................................   (1,495)      (1,552)
                                                              -------      -------
Net loss....................................................  $(2,153)     $(2,228)
                                                              =======      =======
Net loss per share..........................................  $ (0.20)     $ (0.21)
Weighted average number of shares outstanding (in
  thousands)................................................   10,652       10,364

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ---------------------
                                                                1997         1996
                                                              ---------    --------
Net loss....................................................   $ (2,153)    $(2,228)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation of property, plant and equipment.............        742         631
  Amortization of other assets..............................        715         847
  Deferred income taxes.....................................        160         592
  Provision for losses on accounts receivable...............         68         164
  Tax benefit of stock options exercised....................         18          --
  Changes in current assets and current liabilities, net of
     acquisitions:
     Accounts receivable....................................     25,659      16,523
     Inventories............................................     (3,304)     (3,181)
     Prepaid expenses and other current assets..............       (982)       (611)
     Accounts payable.......................................     (1,592)        102
     Accrued expenses.......................................     (3,469)     (3,648)
     Income taxes payable...................................     (3,154)     (4,398)
                                                               --------     -------
Net cash provided by operating activities...................     12,708       4,793
                                                               --------     -------
Cash flows from investing activities:
  Acquisitions of property, plant and equipment.............       (289)       (448)
                                                               --------     -------
Net cash used for investing activities......................       (289)       (448)
                                                               --------     -------
Cash flows from financing activities:
  Net repayments under revolving loan facility..............    (13,925)     (1,275)
  Net repayments under term loan facility...................     (2,000)     (1,500)
  Net repayments under other loans..........................       (284)       (182)
  Financing fees paid.......................................        (78)         --
  Net proceeds from the exercise of stock options...........        138          --
  Purchase of common stock for treasury.....................         --        (671)
                                                               --------     -------
Net cash used for financing activities......................    (16,149)     (3,628)
                                                               --------     -------
Net increase (decrease) in cash and cash equivalents........     (3,730)        717
Cash and cash equivalents:
  Beginning of period.......................................      5,094         154
                                                               --------     -------
  End of period.............................................   $  1,364     $   871
                                                               ========     =======

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   ERO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- PRINCIPLES OF CONSOLIDATION:

     The accompanying interim consolidated financial statements include the accounts of ERO, Inc. (the "Company") and its wholly-owned subsidiaries, ERO Industries, Inc., Impact, Inc., Priss Prints, Inc., Amav Industries, Inc., ERO Canada, Inc. and ERO Marketing, Inc. These financial statements are unaudited but, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial condition, results of operations and cash flows of the Company.

     The interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission.

     The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the entire fiscal year.

NOTE 2 -- INVENTORIES:

     Inventories at March 31, 1997 and December 31, 1996 consist of the following:

                                                     MARCH 31,     DECEMBER 31,
                                                       1997            1996
                                                    -----------    ------------
Raw materials.....................................  $ 7,277,000    $ 6,823,000
Work-in-process...................................    4,161,000      1,720,000
Finished goods....................................   13,799,000     13,515,000
                                                    -----------    -----------
                                                    $25,237,000    $22,058,000
                                                    ===========    ===========

NOTE 3 -- SUBSEQUENT EVENT:

     On April 10, 1997, Hedstrom Holdings, Inc. and HC Acquisition Corp., a wholly owned subsidiary of Hedstrom Holdings, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement") with ERO to acquire the Company for a total enterprise value of approximately $200 million. Pursuant to the Merger Agreement, HC Acquisition Corp. commenced and, on June 12, 1997, consummated a tender offer for all of the outstanding shares of common stock of the Company.

     Following is consolidating financial information pertaining to the Company and its subsidiary guarantors and its subsidiary nonguarantors (with respect to Hedstrom Holdings, Inc.'s 10% Senior Subordinated Notes Due 2007, which are unsecured senior subordinated obligations of Hedstrom, and Senior Credit Facilities, which are secured by 100% of the stock of Hedstrom Corporation and its domestic subsidiaries and 65% of the capital stock of each foreign subsidiary of Hedstrom) for the three months ended March 31, 1997 and 1996.

                                   ERO, INC.

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                               AT MARCH 31, 1997                        AT MARCH 31, 1996
                                              ----------------------------------------------------   -----------------------
                                                PARENT                                                 PARENT
                                               COMPANY       TOTAL                                    COMPANY       TOTAL
                                                 AND       SUBSIDIARY                                   AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.     SUBSIDIARY      NON-
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED   GUARANTORS   GUARANTORS
                                              ----------   ----------   -----------   ------------   ----------   ----------
Current assets:
  Cash and cash
    equivalents.............................   $    904     $   460      $      --      $  1,364      $    454     $   417
  Accounts receivable.......................     18,698       3,721             --        22,419        18,595       3,138
  Inventories...............................     16,137       9,216           (116)       25,237        14,731       6,753
  Prepaid expenses and
    other...................................      4,364         703             --         5,067         3,280       1,484
  Deferred income taxes.....................      4,694      (1,610)            --         3,084            --          --
                                               --------     -------      ---------      --------      --------     -------
    Total current assets....................     44,797      12,490           (116)       57,171        37,060      11,792
                                               --------     -------      ---------      --------      --------     -------
  Property, plant, and equipment, net.......      5,933      14,311             --        20,244         6,319      13,674
                                               --------     -------      ---------      --------      --------     -------
  Goodwill..................................     26,469      29,905             --        56,374        27,786      32,813
  Deferred financing costs..................      1,464       1,128             --         2,592         1,682       1,367
  Deferred income taxes.....................         --          --             --            --           160           1
  Investment in/advances to Subsidiaries....    107,139          --       (107,139)           --        94,731          --
                                               --------     -------      ---------      --------      --------     -------
    Total other assets......................    135,072      31,033       (107,139)       58,966       124,359      34,181
                                               --------     -------      ---------      --------      --------     -------
Total assets................................   $185,802     $57,834      $(107,255)     $136,381      $167,738     $59,647
                                               ========     =======      =========      ========      ========     =======

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........   $  8,620     $   773      $      --      $  9,393      $  6,623     $   605
  Accounts payable..........................      5,548       2,214              3         7,765         2,950       3,201
  Accrued expenses..........................      4,718       3,122             --         7,840         6,505       3,461
  Income taxes payable (receivable).........      1,604      (2,329)           725            --           156        (511)
                                               --------     -------      ---------      --------      --------     -------
    Total current liabilities...............     20,490       3,780            728        24,998        16,234       6,756
                                               --------     -------      ---------      --------      --------     -------
  Revolving loan............................     17,600          --             --        17,600        13,950          --
  Term loan.................................     43,500          --             --        43,500        52,000          --
  Intercompany advance and other............     62,916       7,290        (61,268)        8,938        52,811      17,320
                                               --------     -------      ---------      --------      --------     -------
    Total long-term debt....................    124,016       7,290        (61,268)       70,038       118,761      17,320
  Intercompany -- other long-term liability
    and equity..............................         --      33,372        (33,372)           --            --      31,569
  Deferred revenue..........................        647          49             --           696           (46)         46
                                               --------     -------      ---------      --------      --------     -------
Total stockholders' equity..................     40,649      13,343        (13,343)       40,649        32,789       3,956
                                               --------     -------      ---------      --------      --------     -------
Total liabilities and stockholders'
  equity....................................   $185,802     $57,834      $(107,255)     $136,381      $167,738     $59,647
                                               ========     =======      =========      ========      ========     =======

                                                  AT MARCH 31, 1996
                                              --------------------------

                                                             ERO, INC.
                                              ELIMINATION   CONSOLIDATED
                                              -----------   ------------
Current assets:
  Cash and cash
    equivalents.............................   $     --       $    871
  Accounts receivable.......................        155         21,888
  Inventories...............................     (1,502)        19,982
  Prepaid expenses and
    other...................................         --          4,764
  Deferred income taxes.....................         --             --
                                               --------       --------
    Total current assets....................     (1,347)        47,505
                                               --------       --------
  Property, plant, and equipment, net.......         --         19,993
                                               --------       --------
  Goodwill..................................         --         60,599
  Deferred financing costs..................         --          3,049
  Deferred income taxes.....................         46            207
  Investment in/advances to Subsidiaries....    (94,731)            --
                                               --------       --------
    Total other assets......................    (94,685)        63,855
                                               --------       --------
Total assets................................   $(96,032)      $131,353
                                               ========       ========

Current liabilities:
  Current portion of long-term debt.........   $     --       $  7,228
  Accounts payable..........................        299          6,450
  Accrued expenses..........................        107         10,073
  Income taxes payable (receivable).........        355             --
                                               --------       --------
    Total current liabilities...............        761         23,751
                                               --------       --------
  Revolving loan............................         --         13,950
  Term loan.................................         --         52,000
  Intercompany advance and other............    (61,268)         8,863
                                               --------       --------
    Total long-term debt....................    (61,268)        74,813
  Intercompany -- other long-term liability
    and equity..............................    (31,569)            --
  Deferred revenue..........................         --             --
                                               --------       --------
Total stockholders' equity..................     (3,956)        32,789
                                               --------       --------
Total liabilities and stockholders'
  equity....................................   $(96,032)      $131,353
                                               ========       ========

                                   ERO, INC.

                     CONSOLIDATING STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                       THREE MONTHS ENDED MARCH 31, 1997
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
          STATEMENT OF OPERATIONS             GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
          -----------------------             ----------   ----------   -----------   ------------
Net sales...................................   $12,804       $7,135        $ --         $19,939
Cost of sales...............................     7,895        5,919          --          13,814
                                               -------       ------        ----         -------
Gross profit................................     4,909        1,216          --           6,125
Selling, general and administrative.........     6,472        1,291          --           7,763
                                               -------       ------        ----         -------
Operating income
  (loss)....................................    (1,563)         (75)         --          (1,638)
Interest....................................     1,338          672          --           2,010
                                               -------       ------        ----         -------
Income (loss) before income taxes...........    (2,901)        (747)         --          (3,648)
Income tax provision (benefit)..............    (1,495)          --          --          (1,495)
                                               -------       ------        ----         -------
Net income (loss) before equity income
  adjustment................................    (1,406)        (747)         --          (2,153)
Equity income in subsidiaries...............      (747)          --         747              --
                                               -------       ------        ----         -------
Net income (loss)...........................   $(2,153)      $ (747)       $747         $(2,153)
                                               =======       ======        ====         =======

                                                       THREE MONTHS ENDED MARCH 31, 1996
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
          STATEMENT OF OPERATIONS             GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
          -----------------------             ----------   ----------   -----------   ------------
Net sales...................................   $ 9,296       $9,587        $ --         $18,883
Cost of sales...............................     5,972        7,292          --          13,264
                                               -------       ------        ----         -------
Gross profit................................     3,324        2,295          --           5,619
Selling, general and administrative.........     5,912        1,641          --           7,553
                                               -------       ------        ----         -------
Operating income
  (loss)....................................    (2,588)         654          --          (1,934)
Interest....................................       651        1,195          --           1,846
                                               -------       ------        ----         -------
Income (loss) before income taxes...........    (3,239)        (541)         --          (3,780)
Income tax provision (benefit)..............    (1,552)          --          --          (1,552)
                                               -------       ------        ----         -------
Net income (loss) before equity income
  adjustment................................    (1,687)        (541)         --          (2,228)
Equity income in subsidiaries...............      (541)          --         541              --
                                               -------       ------        ----         -------
Net income (loss)...........................   $(2,228)      $ (541)       $541         $(2,228)
                                               =======       ======        ====         =======

                                   ERO, INC.
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                       THREE MONTHS ENDED MARCH 31, 1997
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                              ----------   ----------   -----------   ------------
Cash flows from operating activities:
  Net income................................   $ (2,153)    $   747        $747         $ (2,153)
  Adjustments to reconcile net income to net
    cash (used for) provided by operating
    activities:
    Equity income in subsidiaries...........        747          --        (747)              --
    Depreciation of property, plant
      and equipment.........................        309         433          --              742
    Amortization of other assets............        453         262          --              715
    Deferred income taxes...................      1,770      (1,610)         --              160
    (Gain) loss on the disposition of
      property,
      plant and equipment...................         --          --          --               --
    Provision for losses on accounts
      receivable............................         60           8          --               68
    Tax benefit of stock options
      exercised.............................         18          --          --               18
    Changes in current assets and current
      liabilities, net of acquisitions:
      Accounts receivable...................     21,262       4,397          --           25,659
      Inventories...........................     (1,683)     (1,621)         --           (3,304)
      Prepaid expenses and other current
        assets..............................       (580)       (402)         --             (982)
      Accounts payable......................        429      (2,021)         --           (1,592)
      Accrued expenses......................     (4,435)        966          --           (3,469)
      Intercompany other long-term
        liability...........................      1,226      (1,226)         --               --
      Income taxes..........................     (4,609)      1,455          --           (3,154)
                                               --------     -------        ----         --------
Net cash (used for) provided by
  operating activities......................     12,814        (106)         --           12,708
                                               --------     -------        ----         --------
Cash flows from investing activities:
  Acquisitions of property, plant and
    equipment...............................        (71)       (218)         --             (289)
                                               --------     -------        ----         --------
Net cash used for investing activities......        (71)       (218)         --             (289)
                                               --------     -------        ----         --------
Cash flows from financing activities:
  Net borrowings under revolving loan
    facility................................    (13,925)         --          --          (13,925)
  Net repayments under term loan facility...     (2,000)         --          --           (2,000)
  Net repayments under other loans..........        (26)       (258)         --             (284)
  Financing fees paid.......................        (18)        (60)         --              (78)
  Purchase of common stock for treasury.....         --          --          --               --
  Net proceeds from the exercise of
    stock options...........................        138          --          --              138
                                               --------     -------        ----         --------
Net cash provided (used) by financing
  activities................................    (15,831)       (318)         --          (16,149)
                                               --------     -------        ----         --------
Net increase (decrease) in cash and
  cash equivalents..........................     (3,088)       (642)         --           (3,730)
Cash and cash equivalents:
  Beginning of period.......................      3,992       1,102          --            5,094
                                               --------     -------        ----         --------
  End of period.............................   $    904     $   460        $ --         $  1,364
                                               ========     =======        ====         ========

                                                       THREE MONTHS ENDED MARCH 31, 1996
                                              ----------------------------------------------------
                                                PARENT
                                               COMPANY       TOTAL
                                                 AND       SUBSIDIARY
                                              SUBSIDIARY      NON-                     ERO, INC.
                                              GUARANTORS   GUARANTORS   ELIMINATION   CONSOLIDATED
                                              ----------   ----------   -----------   ------------
Cash flows from operating activities:
  Net income................................   $ (2,228)    $  (541)       $ 541        $(2,228)
  Adjustments to reconcile net income to net
    cash (used for) provided by operating
    activities:
    Equity income in subsidiaries...........        541          --         (541)            --
    Depreciation of property, plant
      and equipment.........................        322         309           --            631
    Amortization of other assets............        559         288           --            847
    Deferred income taxes...................      2,036      (1,444)          --            592
    (Gain) loss on the disposition of
      property,
      plant and equipment...................         --          --           --             --
    Provision for losses on accounts
      receivable............................        201         (37)          --            164
    Tax benefit of stock options
      exercised.............................         --          --           --             --
    Changes in current assets and current
      liabilities, net of acquisitions:
      Accounts receivable...................     11,506       5,017           --         16,523
      Inventories...........................     (4,023)        842           --         (3,181)
      Prepaid expenses and other current
        assets..............................        572      (1,183)          --           (611)
      Accounts payable......................      3,682      (3,580)          --            102
      Accrued expenses......................     (5,283)      1,635           --         (3,648)
      Intercompany other long-term
        liability...........................     10,990     (10,990)          --             --
      Income taxes..........................     (4,753)        355           --         (4,398)
                                               --------     -------        -----        -------
Net cash (used for) provided by
  operating activities......................     14,122      (9,329)          --          4,793
                                               --------     -------        -----        -------
Cash flows from investing activities:
  Acquisitions of property, plant and
    equipment...............................       (422)        (26)          --           (448)
                                               --------     -------        -----        -------
Net cash used for investing activities......       (422)        (26)          --           (448)
                                               --------     -------        -----        -------
Cash flows from financing activities:
  Net borrowings under revolving loan
    facility................................     (1,275)         --           --         (1,275)
  Net repayments under term loan facility...     (1,500)         --           --         (1,500)
  Net repayments under other loans..........     (9,954)      9,772           --           (182)
  Financing fees paid.......................         --          --           --             --
  Purchase of common stock for treasury.....       (671)         --           --           (671)
  Net proceeds from the exercise of
    stock options...........................         --          --           --             --
                                               --------     -------        -----        -------
Net cash provided (used) by financing
  activities................................    (13,400)      9,772           --         (3,628)
                                               --------     -------        -----        -------
Net increase (decrease) in cash and
  cash equivalents..........................        300         417           --            717
Cash and cash equivalents:
  Beginning of period.......................        154          --           --            154
                                               --------     -------        -----        -------
  End of period.............................   $    454     $   417        $  --        $   871
                                               ========     =======        =====        =======

------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HEDSTROM CORPORATION OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................   16
Use of Proceeds.......................   21
Dividend Policy.......................   21
Capitalization........................   22
Unaudited Pro Forma Consolidated
  Financial Information...............   23
Selected Consolidated Historical
  Financial Data of Holdings..........   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of Hedstrom and
  Holdings............................   29
Selected Consolidated Historical
  Financial Data of ERO...............   39
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of ERO................   40
Business..............................   43
Management............................   53
Stock Ownership and Certain
  Transactions........................   58
Description of Capital Stock..........   60
Description of the Senior Credit
  Facilities..........................   61
Description of Senior Subordinated
  Notes...............................   64
Description of the Discount Notes.....   68
Selling Securityholders and Plan of
  Distribution........................   72
Legal Matters.........................   74
Independent Auditors..................   74
Index to Financial Statements.........  F-1


             ------------------------------------------------------

             ------------------------------------------------------

                            Hedstrom Holdings, Inc.

                                2,705,896 Shares

                                       of

                                  Common Stock

                                   PROSPECTUS

                                                                          , 1997
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable in connection with the offering of the securities to be registered and offered hereby. All of such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission.


Securities and Exchange Commission Registration Fee.........  $  1,024.96
                                                              -----------
Printing and Engraving Expenses.............................   100,000.00
                                                              -----------
Legal Fees and Expenses.....................................    62,500.00
                                                              -----------
Accounting Fees and Expenses................................    42,500.00
                                                              -----------
Miscellaneous...............................................  $ 10,000.00
                                                              -----------
          Total.............................................  $216,024.96
                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The certificate of incorporation of Holdings, as amended, limits the liability of Holdings' directors to Holdings or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of Holdings will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The certificate of incorporation, as amended, of Holdings provides that Holdings shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, each Issuer has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of each Issuer) by reason of the fact that he is or was a director, officer, employee, or agent of Holdings, against any and all expenses, judgments, fines, and amounts paid in actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest or not opposed to the best interest, of Holdings and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of Holdings as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of Holdings pursuant to the foregoing provisions, or otherwise, Holdings has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by

Holdings of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Holdings will, unless in the opinion of its counsel the matter has been settled by controlled precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On June 12, 1997, Holdings sold 44,612 Units consisting of $44,612,000 aggregate principal amount at maturity of Old Discount Notes and 2,705,896 shares of Holdings Common Stock in a private placement in reliance of Section 4(2) under the Securities Act, for a total price of $25,000,000. The Old Discount Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act.

     On June 12, 1997, Hedstrom sold $110,000,000 aggregate principal amount of Old Senior Subordinated Notes in a private placement in reliance on Section 4(2) under the Securities Act, at a price equal to 100% of the stated principal amount of such Old Senior Subordinated Notes. The Old Senior Subordinated Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act. The Old Senior Subordinated Notes are fully and unconditionally guaranteed by Holdings on a senior basis.

     On October 27, 1995, in connection with the 1995 Recapitalization, Holdings issued (i) to HM Fund II and certain other parties, an aggregate of 32,941,499 shares of Holdings Common Stock, and (ii) to certain officers of Hedstrom and other individuals, Subordinated Notes, Promissory Notes (Series A) and Promissory Notes (Series B) in private placements in reliance on Section 4(2) under the Securities Act. The aggregate amount of the Subordinated Notes issued was $2.5 million. The Promissory Notes (Series A) and the Promissory Notes (Series B) are earn-out notes, the principal amounts of which are determined according to sales and EBIDTA levels during 1996 and 1997, subject to aggregate limits of $6,000,000 and $9,000,000, respectively. No cash was received by Holdings upon issuance of any of these notes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

          2.1            -- Agreement and Plan of Merger, dated as of April 10, 1997, among Hedstrom Corporation, HC Acquisition Corp. and ERO,
                            Inc. (Incorporated by reference to Exhibit 2.1 to the
                            Registration Statement on Form S-1 (File No. 333-32385)
                            of Hedstrom Holdings, Inc., Hedstrom Corporation, ERO,
                            Inc., ERO Industries, Inc., ERO Marketing, Inc., Priss
                            Prints, Inc., Impact, Inc., ERO Canada, Inc., and Amav
                            Industries, Inc. as filed with the Securities and
                            Exchange Commission on July 30, 1997 (the "Exchange Offer
                            Registration Statement"))*
          3.1            -- Restated Certificate of Incorporation of Hedstrom
                            Holdings, Inc., as filed with the Secretary of State of
                            the State of Delaware on October 27, 1995. (Incorporated
                            by reference to Exhibit 3.1 to the Exchange Offer
                            Registration Statement)*
          3.2            -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Hedstrom Holdings, Inc., as filed with
                            the Secretary of State of the State of Delaware on June
                            6, 1997. (Incorporated by reference to Exhibit 3.2 to the
                            Exchange Offer Registration Statement)*
          3.3            -- Restated Bylaws of Hedstrom Holdings, Inc. (Incorporated
                            by reference to Exhibit 3.3 to the Exchange Offer
                            Registration Statement)*
          4.1            -- Restated Certificate of Incorporation of Hedstrom
                            Holdings, Inc., as filed with the Secretary of State of
                            the State of Delaware on October 27, 1995. (Incorporated
                            by reference to Exhibit 2.1 to the Exchange Offer
                            Registration Statement)*

          4.2            -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Hedstrom Holdings, Inc., as filed with
                            the Secretary of State of the State of Delaware on June
                            6, 1997. (Incorporated by reference to Exhibit 3.2 to the
                            Exchange Offer Registration Statement)*
          4.3            -- Restated Bylaws of Hedstrom Holdings, Inc. (Incorporated
                            by reference to Exhibit 3.3 to the Exchange Offer
                            Registration Statement)*
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the
                            securities issued hereby.**
         10.1            -- Credit Agreement, dated as of June 12, 1997, among
                            Hedstrom Corporation, Hedstrom Holdings, Inc., the
                            Lenders from time to time parties thereto, Societe
                            Generale, as Documentation Agent, UBS Securities LLC, as
                            Syndication Agent, and Credit Suisse First Boston
                            Corporation, as Administrative Agent. (Incorporated by
                            reference to Exhibit 10.1 to the Exchange Offer
                            Registration Statement)*
         10.2            -- Form of Tranche A Note (included as Exhibit A to Exhibit
                            10.1 hereto).*
         10.3            -- Form of Tranche B Note (included as Exhibit B to Exhibit
                            10.1 hereto).*
         10.4            -- Form of Revolving Credit Note (included as Exhibit C to
                            Exhibit 10.1 hereto).*
         10.5            -- Form of Swing Line Note (included as Exhibit D to Exhibit
                            10.1 hereto).*
         10.6            -- Master Guarantee and Collateral Agreement, dated as of
                            June 12, 1997, made by Hedstrom Corporation, Hedstrom
                            Holdings, Inc. and the other Grantors party thereto in
                            favor of Credit Suisse First Boston Corporation, as
                            Administrative Agent. (Incorporated by reference to
                            Exhibit 10.6 to the Exchange Offer Registration
                            Statement)*
         10.7            -- Open End Mortgage, dated as of June 12, 1997, from
                            Hedstrom Corporation, as Mortgagor, to Credit Suisse
                            First Boston Corporation, as Mortgagee. (Incorporated by
                            reference to Exhibit 10.7 to the Exchange Offer
                            Registration Statement)*
         10.8            -- Open End Mortgage and Security Agreement, dated as of
                            June 12, 1997, from Hedstrom Corporation, as Mortgagor,
                            to Credit Suisse Corporation, as Mortgagee. (Incorporated
                            by reference to Exhibit 10.8 to the Exchange Offer
                            Registration Statement)*
         10.9            -- Deed and Security Agreement, dated as of June 12, 1997, from ERO Industries, Inc., as Grantor, to Credit Suisse
                            First Boston Corporation, as Grantee. (Incorporated by
                            reference to Exhibit 10.9 to the Exchange Offer
                            Registration Statement)*
         10.10           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Hedstrom Corporation, as Chargor, and Credit Suisse First
                            Boston, as Administrative Agent. (Incorporated by
                            reference to Exhibit 10.10 to the Exchange Offer
                            Registration Statement)*
         10.11           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Amav Industries, Inc., as Chargor, and Credit Suisse
                            First Boston, as Administrative Agent. (Incorporated by
                            reference to Exhibit 10.11 to the Exchange Offer
                            Registration Statement)*
         10.12           -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Corporation, Hedstrom Holdings, Inc., the Subsidiary
                            Guarantors identified on the signature pages thereto and
                            IBJ Schroder Bank & Trust Company, as Trustee.
                            (Incorporated by reference to Exhibit 4.1 to the Exchange
                            Offer Registration Statement)*
         10.13           -- Form of Old Senior Subordinated Note (included as Exhibit
                            1 to the Appendix of Exhibit 10.12 hereto).*
         10.14           -- Form of New Senior Subordinated Note (included as Exhibit
                            A to Exhibit 10.12 hereto).*
         10.15           -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Holdings, Inc. and United States Trust Company of New
                            York, as Trustee. (Incorporated by reference to Exhibit
                            4.4 to the Exchange Offer Registration Statement)*

         10.16           -- Form of Old Discount Note (included as Exhibit 1 to the
                            Appendix of Exhibit 10.15 hereto).*
         10.17           -- Form of New Discount Note (included as Exhibit A to
                            Exhibit 10.15).*
         10.18           -- Purchase Agreement, dated as of June 9, 1997, among
                            Hedstrom Corporation and Hedstrom Holdings, Inc., as
                            Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers. (Incorporated by
                            reference to Exhibit 4.7 to the Exchange Offer
                            Registration Statement)*
         10.19           -- Registration Rights Agreement, dated as of June 9, 1997, among Hedstrom Corporation and Hedstrom Holdings, Inc.,
                            as Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers. (Incorporated by
                            reference to Exhibit 4.8 to the Exchange Offer
                            Registration Statement)*
         10.20           -- Common Stock Registration Rights Agreement, dated as of
                            June 9, 1997, among Hedstrom Holdings, Inc. and Credit
                            Suisse First Boston Corporation, Societe Generale
                            Securities Corporation and UBS Securities LLC, as Initial
                            Purchasers. (Incorporated by reference to Exhibit 4.9 to
                            the Exchange Offer Registration Statement)*
         10.21           -- Stockholders Agreement, dated as of October 27, 1995,
                            among Hedstrom Holdings and the Holders listed on the
                            signature pages thereof. (Incorporated by reference to
                            Exhibit 10.12 to the Exchange Offer Registration
                            Statement)*
         10.22           -- First Amendment to Stockholders Agreement, dated as of
                            June 1, 1997, between Hedstrom Holdings, Inc. and Hicks,
                            Muse, Tate & Furst Equity Fund II, L.P. (Incorporated by
                            reference to Exhibit 10.13 to the Exchange Offer
                            Registration Statement)*
         10.23           -- Form of Subordinated Note issued by Hedstrom Holdings,
                            Inc. (Incorporated by reference to Exhibit 10.14 to the
                            Exchange Offer Registration Statement)*
         10.24           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Subordinated Notes of
                            Hedstrom Holdings, Inc. (Incorporated by reference to
                            Exhibit 10.15 to the Exchange Offer Registration
                            Statement)*
         10.25           -- Form of Promissory Note (Series A) issued by Hedstrom
                            Holdings, Inc. (Incorporated by reference to Exhibit
                            10.16 to the Exchange Offer Registration Statement)*
         10.26           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Promissory Notes (Series A)
                            of Hedstrom Holdings, Inc. (Incorporated by reference to
                            Exhibit 10.17 to the Exchange Offer Registration
                            Statement)*
         10.27           -- Form of Promissory Note (Series B) issued by Hedstrom
                            Holdings, Inc. (Incorporated by reference to Exhibit
                            10.18 to the Exchange Offer Registration Statement)*
         10.28           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Promissory Notes (Series B)
                            of Hedstrom Holdings, Inc. (Incorporated by reference to
                            Exhibit 10.19 to the Exchange Offer Registration
                            Statement)*
         10.29           -- Executive Employment Agreement, dated as of October 27,
                            1995, among Hedstrom Holdings, Inc., Hedstrom Corporation
                            and Arnold E. Ditri. (Incorporated by reference to
                            Exhibit 10.20 to the Exchange Offer Registration
                            Statement)*
         10.30           -- Executive Employment Agreement, dated as of October 27,
                            1995, between Hedstrom Corporation and Alastair McKelvie.
                            (Incorporated by reference to Exhibit 10.21 to the
                            Exchange Offer Registration Statement)*

         10.31           -- Monitoring and Oversight Agreement, dated as of October
                            27, 1995, among Hedstrom Holdings, Inc., Hedstrom
                            Corporation and Hicks, Muse & Co. Partners, L.P.
                            (Incorporated by reference to Exhibit 10.22 to the
                            Exchange Offer Registration Statement)*
         10.32           -- Financial Advisory Agreement, dated as of October 27,
                            1995, among Hedstrom Holdings, Inc., Hedstrom Corporation
                            and HM2/Management Partners, L.P. (Incorporated by
                            reference to Exhibit 10.23 to the Exchange Offer
                            Registration Statement)*
         10.33           -- Hedstrom Holdings, Inc. 1995 Stock Option Plan.
                            (Incorporated by reference to Exhibit 10.24 to the
                            Exchange Offer Registration Statement)*
         10.34           -- Manufacturing Agreement, dated as of July 21, 1987,
                            between Euro-Matic Ltd. and Hedstrom Corporation.
                            (Incorporated by reference to Exhibit 10.25 to the
                            Exchange Offer Registration Statement)*
         10.35           -- Manufacturing and Royalty Agreement, dated as of April
                            13, 1994, between Euro-Matic Ltd. and Hedstrom
                            Corporation. (Incorporated by reference to Exhibit 10.26
                            to the Exchange Offer Registration Statement)*
         10.36           -- Manufacturing Agreement, dated as of December 21, 1994, between Euro-Matic Limited and Hedstrom Corporation.
                            (Incorporated by reference to Exhibit 10.27 to the
                            Exchange Offer Registration Statement)*
         10.37           -- Lease, dated as of January 24, 1992, between J.J.D.
                            Properties and Hedstrom Corporation. (Incorporated by
                            reference to Exhibit 10.28 to the Exchange Offer
                            Registration Statement)*
         10.38           -- Net Lease Agreement, dated as of May 26, 1992, between
                            Opus North Corporation and ERO Industries, Inc.
                            (Incorporated by reference to Exhibit 10.29 to the
                            Exchange Offer Registration Statement)*
         10.39           -- Specimen of Disney License Agreement (with Schedule of
                            other Disney License Agreements).**
         10.40           -- Consent to Assignment, effective as of June 12, 1997,
                            among ERO Marketing, Inc., Impact International, Inc.,
                            Priss Prints, Inc., Amav Industries, Ltd., ERO Canada,
                            Inc., Hedstrom Corporation and Disney Enterprises, Inc.**
         12.1            -- Statement Re: Computation of Ratio of Earnings to Fixed
                            Charges.**
         21.1            -- Subsidiaries of the Company.*
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).**
         23.2            -- Consent of Arthur Andersen LLP, independent auditors.**
         23.3            -- Consent of Price Waterhouse LLP, independent auditors.**
         24.1            -- Power of Attorney for Hedstrom Holdings, Inc.*


---------------

 *  Previously filed.

**  Filed herewith.


     (b) FINANCIAL STATEMENT SCHEDULES


     All schedules have been omitted since the required information is either not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) See Item 14.

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Prospect, State of Illinois, on the 23rd day of October, 1997.


                                            HEDSTROM HOLDINGS, INC.

                                            By:      /s/ DAVID F. CROWLEY
                                              ----------------------------------
                                                       David F. Crowley
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                            President, Chief Executive      October 23, 1997
-----------------------------------------------------    Officer and Director of the
                   Arnold E. Ditri                       Registrant (Principal
                                                         Executive Officer)

                /s/ DAVID F. CROWLEY                   Chief Financial Officer of the  October 23, 1997
-----------------------------------------------------    Registrant (Principal
                  David F. Crowley                       Financial and Accounting
                                                         Officer)

                          *                            Director of the Registrant      October 23, 1997
-----------------------------------------------------
                   Alan B. Menkes

                          *                            Director of the Registrant      October 23, 1997
-----------------------------------------------------
                    Jack D. Furst

                */s/ DAVID F. CROWLEY
-----------------------------------------------------
                  David F. Crowley
                  Attorney-In-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          2.1            -- Agreement and Plan of Merger, dated as of April 10, 1997, among Hedstrom Corporation, HC Acquisition Corp. and ERO,
                            Inc. (Incorporated by reference to Exhibit 2.1 to the
                            Registration Statement on Form S-1 (File No. 333-32385)
                            of Hedstrom Holdings, Inc., Hedstrom Corporation, ERO,
                            Inc., ERO Industries, Inc., ERO Marketing, Inc., Priss
                            Prints, Inc., Impact, Inc., ERO Canada, Inc., and Amav
                            Industries, Inc. as filed with the Securities and
                            Exchange Commission on July 30, 1997 (the "Exchange Offer
                            Registration Statement"))*
          3.1            -- Restated Certificate of Incorporation of Hedstrom
                            Holdings, Inc., as filed with the Secretary of State of
                            the State of Delaware on October 27, 1995. (Incorporated
                            by reference to Exhibit 3.1 to the Exchange Offer
                            Registration Statement)*
          3.2            -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Hedstrom Holdings, Inc., as filed with
                            the Secretary of State of the State of Delaware on June
                            6, 1997. (Incorporated by reference to Exhibit 3.2 to the
                            Exchange Offer Registration Statement)*
          3.3            -- Restated Bylaws of Hedstrom Holdings, Inc. (Incorporated
                            by reference to Exhibit 3.3 to the Exchange Offer
                            Registration Statement)*
          4.1            -- Restated Certificate of Incorporation of Hedstrom
                            Holdings, Inc., as filed with the Secretary of State of
                            the State of Delaware on October 27, 1995. (Incorporated
                            by reference to Exhibit 2.1 to the Exchange Offer
                            Registration Statement)*
          4.2            -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Hedstrom Holdings, Inc., as filed with
                            the Secretary of State of the State of Delaware on June
                            6, 1997. (Incorporated by reference to Exhibit 3.2 to the
                            Exchange Offer Registration Statement)*
          4.3            -- Restated Bylaws of Hedstrom Holdings, Inc. (Incorporated
                            by reference to Exhibit 3.3 to the Exchange Offer
                            Registration Statement)*
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the
                            securities issued hereby.**
         10.1            -- Credit Agreement, dated as of June 12, 1997, among
                            Hedstrom Corporation, Hedstrom Holdings, Inc., the
                            Lenders from time to time parties thereto, Societe
                            Generale, as Documentation Agent, UBS Securities LLC, as
                            Syndication Agent, and Credit Suisse First Boston
                            Corporation, as Administrative Agent. (Incorporated by
                            reference to Exhibit 10.1 to the Exchange Offer
                            Registration Statement)*
         10.2            -- Form of Tranche A Note (included as Exhibit A to Exhibit
                            10.1 hereto).*
         10.3            -- Form of Tranche B Note (included as Exhibit B to Exhibit
                            10.1 hereto).*
         10.4            -- Form of Revolving Credit Note (included as Exhibit C to
                            Exhibit 10.1 hereto).*
         10.5            -- Form of Swing Line Note (included as Exhibit D to Exhibit
                            10.1 hereto).*
         10.6            -- Master Guarantee and Collateral Agreement, dated as of
                            June 12, 1997, made by Hedstrom Corporation, Hedstrom
                            Holdings, Inc. and the other Grantors party thereto in
                            favor of Credit Suisse First Boston Corporation, as
                            Administrative Agent. (Incorporated by reference to
                            Exhibit 10.6 to the Exchange Offer Registration
                            Statement)*
         10.7            -- Open End Mortgage, dated as of June 12, 1997, from
                            Hedstrom Corporation, as Mortgagor, to Credit Suisse
                            First Boston Corporation, as Mortgagee. (Incorporated by
                            reference to Exhibit 10.7 to the Exchange Offer
                            Registration Statement)*

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.8            -- Open End Mortgage and Security Agreement, dated as of
                            June 12, 1997, from Hedstrom Corporation, as Mortgagor,
                            to Credit Suisse Corporation, as Mortgagee. (Incorporated
                            by reference to Exhibit 10.8 to the Exchange Offer
                            Registration Statement)*
         10.9            -- Deed and Security Agreement, dated as of June 12, 1997, from ERO Industries, Inc., as Grantor, to Credit Suisse
                            First Boston Corporation, as Grantee. (Incorporated by
                            reference to Exhibit 10.9 to the Exchange Offer
                            Registration Statement)*
         10.10           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Hedstrom Corporation, as Chargor, and Credit Suisse First
                            Boston, as Administrative Agent. (Incorporated by
                            reference to Exhibit 10.10 to the Exchange Offer
                            Registration Statement)*
         10.11           -- Mortgage of Shares, dated as of June 12, 1997, between
                            Amav Industries, Inc., as Chargor, and Credit Suisse
                            First Boston, as Administrative Agent. (Incorporated by
                            reference to Exhibit 10.11 to the Exchange Offer
                            Registration Statement)*
         10.12           -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Corporation, Hedstrom Holdings, Inc., the Subsidiary
                            Guarantors identified on the signature pages thereto and
                            IBJ Schroder Bank & Trust Company, as Trustee.
                            (Incorporated by reference to Exhibit 4.1 to the Exchange
                            Offer Registration Statement)*
         10.13           -- Form of Old Senior Subordinated Note (included as Exhibit
                            1 to the Appendix of Exhibit 10.12 hereto).*
         10.14           -- Form of New Senior Subordinated Note (included as Exhibit
                            A to Exhibit 10.12 hereto).*
         10.15           -- Indenture, dated as of June 1, 1997, among Hedstrom
                            Holdings, Inc. and United States Trust Company of New
                            York, as Trustee. (Incorporated by reference to Exhibit
                            4.4 to the Exchange Offer Registration Statement)*
         10.16           -- Form of Old Discount Note (included as Exhibit 1 to the
                            Appendix of Exhibit 10.15 hereto).*
         10.17           -- Form of New Discount Note (included as Exhibit A to
                            Exhibit 10.15).*
         10.18           -- Purchase Agreement, dated as of June 9, 1997, among
                            Hedstrom Corporation and Hedstrom Holdings, Inc., as
                            Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers. (Incorporated by
                            reference to Exhibit 4.7 to the Exchange Offer
                            Registration Statement)*
         10.19           -- Registration Rights Agreement, dated as of June 9, 1997, among Hedstrom Corporation and Hedstrom Holdings, Inc.,
                            as Issuers, and Credit Suisse First Boston Corporation,
                            Societe Generale Securities Corporation and UBS
                            Securities LLC, as Initial Purchasers. (Incorporated by
                            reference to Exhibit 4.8 to the Exchange Offer
                            Registration Statement)*
         10.20           -- Common Stock Registration Rights Agreement, dated as of
                            June 9, 1997, among Hedstrom Holdings, Inc. and Credit
                            Suisse First Boston Corporation, Societe Generale
                            Securities Corporation and UBS Securities LLC, as Initial
                            Purchasers. (Incorporated by reference to Exhibit 4.9 to
                            the Exchange Offer Registration Statement)*
         10.21           -- Stockholders Agreement, dated as of October 27, 1995,
                            among Hedstrom Holdings and the Holders listed on the
                            signature pages thereof. (Incorporated by reference to
                            Exhibit 10.12 to the Exchange Offer Registration
                            Statement)*

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.22           -- First Amendment to Stockholders Agreement, dated as of
                            June 1, 1997, between Hedstrom Holdings, Inc. and Hicks,
                            Muse, Tate & Furst Equity Fund II, L.P. (Incorporated by
                            reference to Exhibit 10.13 to the Exchange Offer
                            Registration Statement)*
         10.23           -- Form of Subordinated Note issued by Hedstrom Holdings,
                            Inc. (Incorporated by reference to Exhibit 10.14 to the
                            Exchange Offer Registration Statement)*
         10.24           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Subordinated Notes of
                            Hedstrom Holdings, Inc. (Incorporated by reference to
                            Exhibit 10.15 to the Exchange Offer Registration
                            Statement)*
         10.25           -- Form of Promissory Note (Series A) issued by Hedstrom
                            Holdings, Inc. (Incorporated by reference to Exhibit
                            10.16 to the Exchange Offer Registration Statement)*
         10.26           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Promissory Notes (Series A)
                            of Hedstrom Holdings, Inc. (Incorporated by reference to
                            Exhibit 10.17 to the Exchange Offer Registration
                            Statement)*
         10.27           -- Form of Promissory Note (Series B) issued by Hedstrom
                            Holdings, Inc. (Incorporated by reference to Exhibit
                            10.18 to the Exchange Offer Registration Statement)*
         10.28           -- Amendment and Waiver, dated as of June 12, 1997, between
                            Hedstrom Holdings, Inc. and Alan Plotkin, as Holder
                            Representative, regarding the Promissory Notes (Series B)
                            of Hedstrom Holdings, Inc. (Incorporated by reference to
                            Exhibit 10.19 to the Exchange Offer Registration
                            Statement)*
         10.29           -- Executive Employment Agreement, dated as of October 27,
                            1995, among Hedstrom Holdings, Inc., Hedstrom Corporation
                            and Arnold E. Ditri. (Incorporated by reference to
                            Exhibit 10.20 to the Exchange Offer Registration
                            Statement)*
         10.30           -- Executive Employment Agreement, dated as of October 27,
                            1995, between Hedstrom Corporation and Alastair McKelvie.
                            (Incorporated by reference to Exhibit 10.21 to the
                            Exchange Offer Registration Statement)*
         10.31           -- Monitoring and Oversight Agreement, dated as of October
                            27, 1995, among Hedstrom Holdings, Inc., Hedstrom
                            Corporation and Hicks, Muse & Co. Partners, L.P.
                            (Incorporated by reference to Exhibit 10.22 to the
                            Exchange Offer Registration Statement)*
         10.32           -- Financial Advisory Agreement, dated as of October 27,
                            1995, among Hedstrom Holdings, Inc., Hedstrom Corporation
                            and HM2/Management Partners, L.P. (Incorporated by
                            reference to Exhibit 10.23 to the Exchange Offer
                            Registration Statement)*
         10.33           -- Hedstrom Holdings, Inc. 1995 Stock Option Plan.
                            (Incorporated by reference to Exhibit 10.24 to the
                            Exchange Offer Registration Statement)*
         10.34           -- Manufacturing Agreement, dated as of July 21, 1987,
                            between Euro-Matic Ltd. and Hedstrom Corporation.
                            (Incorporated by reference to Exhibit 10.25 to the
                            Exchange Offer Registration Statement)*
         10.35           -- Manufacturing and Royalty Agreement, dated as of April
                            13, 1994, between Euro-Matic Ltd. and Hedstrom
                            Corporation. (Incorporated by reference to Exhibit 10.26
                            to the Exchange Offer Registration Statement)*
         10.36           -- Manufacturing Agreement, dated as of December 21, 1994, between Euro-Matic Limited and Hedstrom Corporation.
                            (Incorporated by reference to Exhibit 10.27 to the
                            Exchange Offer Registration Statement)*

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.37           -- Lease, dated as of January 24, 1992, between J.J.D.
                            Properties and Hedstrom Corporation. (Incorporated by
                            reference to Exhibit 10.28 to the Exchange Offer
                            Registration Statement)*
         10.38           -- Net Lease Agreement, dated as of May 26, 1992, between
                            Opus North Corporation and ERO Industries, Inc.
                            (Incorporated by reference to Exhibit 10.29 to the
                            Exchange Offer Registration Statement)*
         10.39           -- Specimen of Disney License Agreement (with Schedule of
                            other Disney License Agreements).**
         10.40           -- Consent to Assignment, effective as of June 12, 1997,
                            among ERO Marketing, Inc., Impact International, Inc.,
                            Priss Prints, Inc., Amav Industries, Ltd., ERO Canada,
                            Inc., Hedstrom Corporation and Disney Enterprises, Inc.**
         12.1            -- Statement Re: Computation of Ratio of Earnings to Fixed
                            Charges.**
         21.1            -- Subsidiaries of the Company.*
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).**
         23.2            -- Consent of Arthur Andersen LLP, independent auditors.**
         23.3            -- Consent of Price Waterhouse LLP, independent auditors.**
         24.1            -- Power of Attorney for Hedstrom Holdings, Inc.*


---------------

 *  Previously filed.


**  Filed herewith.